     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1997.
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                           TCF FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                          6021                  41-1591444
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

          801 MARQUETTE AVENUE, SUITE 302 MINNEAPOLIS, MINNESOTA 55402
                           TELEPHONE: (612) 661-6500

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        GREGORY J. PULLES, VICE CHAIRMAN, GENERAL COUNSEL AND SECRETARY
                           TCF FINANCIAL CORPORATION
                        801 MARQUETTE AVENUE, SUITE 302
                          MINNEAPOLIS, MINNESOTA 55402
                           TELEPHONE: (612) 661-6500

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

        BRUCE J. PARKER, ESQ.                    WILLIAM R. KUNKEL, ESQ.                   JOHN E. FREECHACK, ESQ.
  Kaplan, Strangis and Kaplan, P.A.           Skadden, Arps, Slate, Meagher                DOUGLAS J. TUCKER, ESQ.
         5500 Norwest Center                        & Flom (Illinois)                   Barack, Ferrazzano, Kirschbaum
         90 South 7th Street                333 West Wacker Drive, Suite 2100                Perlman & Nagelberg
  Minneapolis, Minnesota 55402-3903            Chicago, Illinois 60606-1285           333 West Wacker Drive, Suite 2700
      Telephone: (612) 375-1138                 Telephone: (312) 407-0700                  Chicago, Illinois 60606
                                                                                          Telephone: (312) 984-3100

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    As soon as practicable after this registration statement becomes effective and all other conditions to the proposed strategic combination of Standard Financial, Inc. ("Standard") and TCF Financial Corporation ("TCF")(the "Combination") pursuant to the Agreement and Plan of Reorganization, dated as of March 16, 1997, and as amended (the "Reorganization Agreement"), attached as Appendix A to the enclosed Proxy Statement/Prospectus, have been satisfied or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED          PER UNIT         OFFERING PRICE     REGISTRATION FEE
Common stock, par value                           6,000,000
$.01 per share(1)...........................        Shares           $23.3125(2)       $234,758,143(2)         $71,140

(1) Each share of the registrant's common stock includes one preferred share purchase right issued pursuant to that certain Stockholder Rights Agreement dated May 23, 1989, as amended, between TCF and The First National Bank of Boston c/o Boston EquiServe L.P. ("Boston EquiServe").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f). Standard had 16,204,235 shares outstanding on May 28, 1997. In addition, Standard had 579,189 vested options outstanding on May 28, 1997, which may be exercised prior to the Combination. Pursuant to Rule 457(c),(f)(1) and (3), the registration fee was calculated based on (A) the average of the high and low price per share of the common stock, par value $.01 per share, of Standard (the "Standard Common Stock") as reported on the Nasdaq National Market on May 30, 1997, multiplied by the maximum number of shares of Standard Common Stock to be cancelled in the Combination (including vested options), minus (B) the minimum amount of cash to be paid by the registrant in connection with the Combination.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             [STANDARD LETTERHEAD]

                                     [DATE]

Dear Stockholder,

    I am pleased to invite you to attend a special meeting (the "Special Meeting") of Stockholders of Standard Financial, Inc. ("Standard") which will
begin at     a.m. local time, on     , 1997 at         .

    At the Special Meeting, you will be asked to approve the Agreement and Plan of Reorganization, dated as of March 16, 1997, and as amended (the "Reorganization Agreement"), by and among Standard, TCF Financial Corporation ("TCF") and TCF National Bank Illinois, a subsidiary of TCF. The Reorganization Agreement provides for, among other things, a strategic combination of Standard and TCF (the "Combination").

    If the Combination occurs, the Reorganization Agreement provides that each outstanding share of common stock of Standard, par value $.01 per share (the "Standard Common Stock"), will be exchangeable for cash and/or shares of common stock of TCF, par value $.01 per share (the "TCF Common Stock"), according to a formula (the "Consideration Formula"). The amount of cash and/or shares of TCF Common Stock to be received in the Combination is determined by the average daily closing sales price of TCF Common Stock during the 30 consecutive full trading days ending on the third business day immediately prior to either the Special Meeting or the date on which the last regulatory approval required to consummate the Combination has been obtained and all required waiting periods have expired, whichever date is closer to the effective date of the Combination (the "Average TCF Stock Price"). Based on the Average TCF Stock Price for the applicable 30-day period ending on May 29, 1997, the Consideration Formula would have yielded an amount of consideration equal to $24.69 per share of Standard Common Stock (assuming that the value of the TCF Common Stock portion of the consideration was equal to the Average TCF Stock Price on that date). Stockholders of Standard will have the right to elect to receive cash, TCF Common Stock or a combination of the two in exchange for their shares, subject to certain limitations, as described in the enclosed Proxy Statement/Prospectus. If the Combination occurs, Standard stockholders will no longer hold any interest in Standard, other than through their interest in shares of TCF Common Stock, if any. TCF Common Stock trades on the New York Stock Exchange under the symbol "TCB."

    The Combination is expected to be tax-free to Standard stockholders for federal income tax purposes with respect to any TCF Common Stock received in exchange for Standard Common Stock. Any cash received, however, may be subject to federal income tax, as more fully described in the accompanying Proxy Statement/Prospectus.

    I encourage you to read carefully the Notice of Special Meeting and Proxy Statement/Prospectus, which accompany this letter, as they contain more information about the Reorganization Agreement and the transactions contemplated thereby.

    The proposed Combination must be approved by Standard's stockholders. It is important that your shares are represented at the Special Meeting, whether or not you plan to attend. I urge you to cast your vote as soon as possible. To vote, simply complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope. Even if you may have voted by proxy, you may attend the Special Meeting and vote your shares in person.

    Standard's Board of Directors has received an opinion of Wasserstein, Perella & Co., Inc., Standard's financial advisor, to the effect that, as of the date of such opinion, the consideration to be received by the stockholders of Standard in the Combination is fair to the Standard stockholders from a financial point of view.

    AFTER CAREFUL CONSIDERATION, THE STANDARD BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE REORGANIZATION AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, STANDARD AND ITS STOCKHOLDERS. ACCORDINGLY, THE STANDARD BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY.

                                          Sincerely,

                                          David H. Mackiewich

                                          President and Chief Executive Officer

P.S. Until you receive a letter which explains how to exchange your shares of Standard Common Stock for cash and/or shares of TCF Common Stock, please hold on to your Standard stock certificates. PLEASE DO NOT SEND IN YOUR STANDARD STOCK CERTIFICATES AT THIS TIME.

                            STANDARD FINANCIAL, INC.
                             800 BURR RIDGE PARKWAY
                           BURR RIDGE, ILLINOIS 60521
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON , 1997

    A Special Meeting of Stockholders (the "Special Meeting"), of Standard
Financial, Inc., a Delaware corporation, ("Standard"), will be held at     a.m.,
local time on     , 1997 at     to consider and vote upon:

        1. A proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of March 16, 1997, and as amended (the "Reorganization Agreement"), by and among Standard, TCF Financial Corporation, a Delaware corporation ("TCF") and TCF National Bank Illinois ("TCF Illinois"), a national bank subsidiary of TCF, and each of the transactions contemplated thereby. The Reorganization Agreement provides for, among other things, a strategic combination of Standard and TCF (the "Combination"). The Combination, which is described fully in the accompanying Proxy Statement/Prospectus, will occur in several contemporaneous steps: FIRST, Standard will form a new, wholly-owned interim savings association ("Interim Bank"), and Interim Bank will form a new, wholly-owned subsidiary ("New Sub") under Delaware law; SECOND, New Sub will merge with and into Standard, with Standard being the surviving corporation, with certificates representing common stock of Standard being converted into an equivalent number of shares of common stock of Interim Bank; THIRD, Standard will dissolve and, pursuant to the dissolution, will transfer all of its assets (including the stock of Standard Federal Bank for savings, a Standard subsidiary ("Standard Bank")) to Interim Bank, and Interim Bank will assume all of Standard's liabilities and obligations; FOURTH, Interim Bank will merge with and into TCF Illinois, with TCF Illinois as the resulting institution; and FIFTH, Standard Bank will merge with and into TCF Illinois, with TCF Illinois as the resulting institution. The transactions contemplated by the Reorganization Agreement are more fully described in the accompanying Proxy Statement/Prospectus. A copy of the Reorganization Agreement is attached as Appendix A to the Proxy Statement/Prospectus.

        2. Such other business as may properly come before the Special Meeting, including any motion to adjourn the Special Meeting, if necessary, to solicit additional proxies, or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on        , 1997 as
the record date (the "Record Date") for determining which stockholders are entitled to notice of, and to vote at, the Special Meeting, or any adjournments or postponements thereof.

    Standard stockholders may exercise dissenters' rights in connection with the proposed Combination, as described in greater detail in the accompanying Proxy Statement/Prospectus. See "THE COMBINATION--Dissenters' Rights."

          THE STANDARD BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
            STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT
                  THE REORGANIZATION AGREEMENT AND EACH OF THE
                       TRANSACTIONS CONTEMPLATED THEREBY.

                                          By order of the Board of Directors,
                                          Leonard A. Metheny, Sr.
                                          Vice President and Secretary

Burr Ridge, Illinois
[DATE], 1997

       PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY
                 IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER
                     OR NOT YOU PLAN TO ATTEND THE MEETING

      STANDARD FINANCIAL, INC.             TCF FINANCIAL CORPORATION
       800 Burr Ridge Parkway           801 Marquette Avenue, Suite 302
     Burr Ridge, Illinois 60521              Minneapolis, MN 55402

                                PROXY STATEMENT
                                      FOR
                       SPECIAL MEETING OF STOCKHOLDERS OF

                            STANDARD FINANCIAL, INC.
                                 TO BE HELD ON
                                            , 1997
                            ------------------------

                           TCF FINANCIAL CORPORATION
                                   PROSPECTUS
                                      FOR
                             SHARES OF COMMON STOCK
                          OF TCF FINANCIAL CORPORATION
                          TO BE ISSUED PURSUANT TO THE
                     AGREEMENT AND PLAN OF REORGANIZATION,
                  DATED AS OF MARCH 16, 1997, AND AS AMENDED,
                                  BY AND AMONG
              STANDARD FINANCIAL, INC., TCF FINANCIAL CORPORATION
                         AND TCF NATIONAL BANK ILLINOIS
                            ------------------------

    This Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of Standard Financial, Inc. ("Standard") to be used at a special meeting of its stockholders (the "Special
Meeting"). The Special Meeting will be held on               , 1997 at
              ,               Illinois, commencing at     , local time. The
purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of March 16, 1997, and as amended (the "Reorganization Agreement"), by and among Standard, TCF Financial Corporation ("TCF") and TCF National Bank Illinois ("TCF Illinois"), a national bank subsidiary of TCF, and the transactions contemplated thereby. A copy of the Reorganization Agreement is attached as Appendix A to this Proxy Statement/Prospectus and incorporated by reference herein. As more fully described herein, the Reorganization Agreement provides for, among other things, a strategic combination of Standard and TCF (the "Combination"). The Combination, which is described fully in the accompanying Proxy Statement/Prospectus, will occur in the following contemporaneous steps: FIRST, Standard will form a new, wholly-owned interim savings association ("Interim Bank") and Interim Bank will form a new, wholly-owned subsidiary ("New Sub") under Delaware law; SECOND, New Sub will merge with and into Standard, with Standard being the surviving corporation and a wholly-owned subsidiary of Interim Bank, with certificates representing common stock of Standard being converted into an equivalent number of shares of common stock of Interim Bank; THIRD, Standard will dissolve and, pursuant to the dissolution, will transfer all of its assets (including the stock of Standard Federal Bank for savings, a Standard subsidiary ("Standard Bank")) to Interim Bank, and Interim Bank will assume all of Standard's liabilities and obligations; FOURTH, Interim Bank will be merged with and into TCF Illinois, with TCF Illinois as the resulting institution; and FIFTH, Standard Bank will be merged with and into TCF Illinois, with TCF Illinois as the resulting institution. The first three steps of the Combination are sometimes referred to in this Proxy Statement/Prospectus as the "Conversion/Reincorporation."

    In accordance with the terms of the Reorganization Agreement, the Combination will occur after approval of the Reorganization Agreement by the stockholders of Standard, the receipt of all requisite regulatory approvals, the expiration of the applicable waiting periods and the satisfaction or waiver of all other conditions. At the effective time of the Combination, each share of common stock of Standard, par value $.01 per share ("Standard Common Stock"), outstanding immediately prior to consummation of the Combination (other than dissenters' shares, treasury shares or shares held by TCF or any subsidiary thereof except for shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be exchangeable for an amount of cash and/or shares of common stock of TCF, par value $.01 per share (including the associated preferred share purchase rights described in "DESCRIPTION OF TCF CAPITAL STOCK--TCF Common Stock--Preferred Share Purchase Rights") (the "TCF Common Stock"), based on a formula set forth in the Reorganization Agreement (the "Consideration Formula"). See "SUMMARY--Terms of the Combination" and "THE COMBINATION--The Consideration Formula." Subject to limitations, stockholders of Standard will be offered an election to receive cash, TCF Common Stock, or a combination of the two, in exchange for their shares, as described in this Proxy Statement/ Prospectus. See "THE COMBINATION--Consideration Election." No fractional shares of TCF Common Stock will be issued, and cash will be paid in lieu thereof.

    Standard Common Stock and TCF Common Stock are traded on the Nasdaq National Market and the New York Stock Exchange, respectively. The closing market prices of Standard Common Stock and TCF Common Stock were $21.125 and $44.625, respectively, on March 14, 1997 (the last trading day prior to the public announcement of the Combination) and were $23.25 and $42.00, respectively, on May 29, 1997.

    TCF has filed a Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended, with respect to up to 6,000,000 shares of TCF Common Stock to be issued in connection with the Combination. The Consideration Formula, and the determination of the number of shares of TCF Common Stock to be issued and the amount of cash to be paid as a result of the Combination, are described herein.

    This Proxy Statement/Prospectus constitutes a Prospectus of TCF with respect to the shares of TCF Common Stock to be issued in connection with the Combination.

    STANDARD STOCK CERTIFICATES SHOULD NOT BE RETURNED TO STANDARD UNTIL AFTER RECEIPT OF A LETTER OF TRANSMITTAL TO BE PROVIDED TO STANDARD STOCKHOLDERS UPON CONSUMMATION OF THE COMBINATION.
                            ------------------------

THE SECURITIES TO BE ISSUED IN THE COMBINATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AGENCY, NOR HAS THE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, ANY STATE COMMISSION OR ANY OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    This Proxy Statement/Prospectus, the accompanying notice and form of proxy
are first being mailed to stockholders of Standard on or about               ,
1997.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           4
SUMMARY....................................................................................................           6
COMPARATIVE MARKET PRICE DATA..............................................................................          13
COMPARATIVE UNAUDITED PER-SHARE DATA.......................................................................          14
SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA........................................          16
THE SPECIAL MEETING........................................................................................          21
THE COMBINATION............................................................................................          23
  General..................................................................................................          23
  Background of and Reasons for the Combination............................................................          23
  Opinion of Financial Advisor to Standard.................................................................          27
  Structure of the Combination.............................................................................          32
  Effects of the Combination...............................................................................          32
  The Consideration Formula................................................................................          34
  Consideration Election...................................................................................          36
  Conditions to the Combination............................................................................          38
  Regulatory Approvals.....................................................................................          40
  Business Pending the Combination.........................................................................          40
  Certain Covenants........................................................................................          43
  Effective Time of the Combination; Termination and Amendment.............................................          43
  Termination Fees.........................................................................................          44
  Interests of Certain Persons in the Combination..........................................................          45
  Resale Considerations With Respect to the TCF Common Stock...............................................          48
  Certain Federal Income Tax Consequences..................................................................          48
  Accounting Treatment of the Combination..................................................................          51
  Dissenters' Rights.......................................................................................          51
  Expenses of the Combination..............................................................................          53
DESCRIPTION OF TCF CAPITAL STOCK...........................................................................          54
COMPARISON OF THE RIGHTS OF STOCKHOLDERS...................................................................          57
RECENT DEVELOPMENTS........................................................................................          66
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.........................................................          67
ADJOURNMENT OF SPECIAL MEETING.............................................................................          77
LEGAL MATTERS..............................................................................................          77
TAX OPINIONS...............................................................................................          77
EXPERTS....................................................................................................          78
OTHER MATTERS..............................................................................................          78

APPENDIX A:     Agreement and Plan of Reorganization, dated as of March 16, 1997, and as amended, by and among Standard Financial, Inc., TCF Financial Corporation and TCF
                  National Bank Illinois.........................................................      A
APPENDIX B:     Opinion of Wasserstein, Perella & Co., Inc.......................................      B
APPENDIX C:     Section 262 of the Delaware General Corporation Law (Dissenters' Rights).........      C

                            ------------------------

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TCF OR STANDARD. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/ PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF TCF OR STANDARD OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SINCE THE DATE OF THIS PROXY STATEMENT/ PROSPECTUS.
                            ------------------------

                             AVAILABLE INFORMATION

    TCF has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "TCF Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of TCF Common Stock which may be issued in connection with the Combination described herein. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information, exhibits and undertakings contained in the TCF Registration Statement. For further information, reference is made to the TCF Registration Statement, including all amendments thereto, and all exhibits and schedules filed as part thereof or incorporated by reference therein. Statements contained herein concerning provisions of documents are necessarily summaries of the provisions, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The TCF Registration Statement, and all exhibits and schedules filed as a part thereof, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. The Commission maintains a web site that contains reports, proxy statements, registration statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

    TCF and Standard are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Commission. Copies of such materials may be obtained at prescribed rates from the Commission. In addition, with respect to Standard, such materials may also be inspected and copied at the public reference facilities maintained by the Office of Thrift Supervision (the "OTS") at the Office of Public Information, Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and may be obtained at prescribed rates from such office by written request. The TCF Common Stock is listed for quotation on the New York Stock Exchange ("NYSE"). The Standard Common Stock is quoted on the Nasdaq National Market. Consequently, reports, proxy statements and other information concerning TCF and Standard can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 (with respect to TCF) and at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006 (with respect to Standard).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by TCF (File No. 0-16431) and Standard (File No. 0-24082) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

        (a) TCF's (i) Annual Report on Form 10-K for the year ended December 31, 1996; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and (iii) Current Reports on Form 8-K, dated January 27, 1997, February 19, 1997, March 5, 1997, March 21, 1997, April 11, 1997, May 21,
    1997 and May 30, 1997;

        (b) Standard's (i) Annual Report on Form 10-K for the year ended December 31, 1996; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and (iii) Current Report on Form 8-K, dated March 20, 1997; and

        (c) All other documents filed by either TCF or Standard pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the date of this Proxy Statement/Prospectus and prior to the Special Meeting.

    In addition, TCF has also entered into an Agreement and Plan of Reorganization, dated as of February 28, 1997 (the "Winthrop Merger Agreement"), with Winthrop Resources Corporation, a Minnesota corporation ("Winthrop"), pursuant to which TCF has agreed to acquire Winthrop for approximately 6,700,000 shares of TCF Common Stock. Certain financial information of Winthrop is incorporated by reference from exhibits to TCF's Registration Statement on Form S-4 (File No. 333-25905) on file with the Commission. See "RECENT DEVELOPMENTS--Winthrop."

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. TCF AND STANDARD HEREBY UNDERTAKE TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, UPON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). DOCUMENTS RELATING TO TCF ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST FROM MR. GREGORY J. PULLES, SECRETARY, TCF FINANCIAL CORPORATION, 801 MARQUETTE AVENUE, SUITE 302, MINNEAPOLIS, MINNESOTA 55402; TELEPHONE NUMBER (612) 475-7910. DOCUMENTS RELATING TO STANDARD ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST FROM MR. LEONARD A. METHENY, SR., VICE PRESIDENT/ SECRETARY, STANDARD FINANCIAL, INC., 800 BURR RIDGE PARKWAY, BURR RIDGE, ILLINOIS 60521; TELEPHONE NUMBER (630) 986-4900. TO ENSURE TIMELY
DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE               ,
1997.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS AND IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE MATTERS DESCRIBED HEREIN. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND IN THE APPENDICES ATTACHED HERETO, INCLUDING THE REORGANIZATION AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX A.

THE SPECIAL MEETING

    The Special Meeting will be held at the          on          , 1997 at
      a.m., local time. Only the holders of record of the outstanding shares of
Standard Common Stock at the close of business on          (the "Record Date")
will be entitled to notice of and to vote at the Special Meeting. At the Record
Date,               shares of Standard Common Stock were outstanding and
entitled to vote.

    At the Special Meeting, Standard stockholders will be asked to consider and vote upon (i) a proposal to approve the Reorganization Agreement and the transactions contemplated thereby and (ii) the transaction of such other business as may properly come before the Special Meeting, including any motion to adjourn the Special Meeting, if necessary, to solicit additional proxies, or any adjournments or postponements of the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Standard Common Stock is required to approve the Reorganization Agreement and the transactions contemplated thereby. Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Standard Common Stock, voting in person or by proxy, would be required to approve a motion to adjourn the Special Meeting, if necessary. See "THE SPECIAL MEETING."

    As of the Record Date, the directors and executive officers of Standard and
their affiliates beneficially owned in the aggregate        shares, or     %, of
the issued and outstanding Standard Common Stock, excluding shares subject to options and shares that may be deemed beneficially owned because a director or officer serves as a fiduciary.

THE PARTIES TO THE COMBINATION

    TCF. TCF is a Delaware corporation and a bank holding company under the Bank Holding Company Act, as amended (the "BHCA"). TCF's direct and indirect wholly-owned banking subsidiaries are TCF National Bank Minnesota ("TCF Minnesota"), TCF National Bank Wisconsin ("TCF Wisconsin"), TCF Illinois, Great Lakes National Bank Michigan ("Great Lakes Michigan"), Great Lakes National Bank Ohio ("Great Lakes Ohio") and TCF National Bank Colorado ("TCF Colorado"), (collectively TCF Minnesota, TCF Wisconsin, TCF Illinois, Great Lakes Michigan, Great Lakes Ohio and TCF Colorado are called the "TCF Banks"), all of which are national bank associations. TCF Minnesota currently conducts business through 75 branch offices in Minnesota. TCF Wisconsin currently conducts business through 27 branch offices in Wisconsin. TCF Illinois currently conducts business through 35 branch offices in Illinois. Great Lakes Michigan currently conducts business through 56 branch offices in Michigan. Great Lakes Ohio currently conducts business through eight branches in Ohio. TCF Colorado expects to conduct business through six branches in Colorado starting on or about July 1, 1997. In addition, a consumer finance company subsidiary of TCF Minnesota, TCF Financial Services, Inc., conducts business through 61 offices in 16 states. Other direct or indirect subsidiaries of TCF sell insurance products, annuities and mutual funds, make mortgage loans and engage in certain other activities. TCF signed a definitive agreement on February 28, 1997 to acquire Winthrop, a financial services company based in Minnetonka, Minnesota, which leases computers, telecommunications equipment, point-of-sale systems and other business-essential equipment to companies throughout the United States. See "RECENT DEVELOPMENTS--Winthrop." On May 23, 1997, Great Lakes Ohio entered into a purchase and sale agreement pursuant to which the eight branches of Great Lakes Ohio will be sold to The Fifth Third Bank of Cincinnati, Ohio. See "RECENT DEVELOPMENTS--Ohio Branches." The deposits of the TCF Banks are insured to the maximum extent provided by law by the Savings Association Insurance

Fund ("SAIF") and the Bank Insurance Fund ("BIF"), which are administered by the Federal Deposit Insurance Corporation ("FDIC"). The principal business of the TCF Banks consists of attracting deposits from the general public and investing such deposits, together with other funds, in consumer loans, residential real estate loans, commercial real estate loans, commercial business loans and mortgage-backed and investment securities. TCF's executive offices are located at 801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402, and its telephone number is (612) 661-6500. At March 31, 1997, TCF had total assets of $7 billion, total liabilities of $6.4 billion and stockholders' equity of $541.9 million.

    STANDARD. Standard is a Delaware corporation which was organized as a holding company for Standard Bank in connection with Standard Bank's conversion from a federally chartered mutual savings association to a federally chartered stock association in July 1994. Standard Bank currently operates 14 full-service branches on the southwest side of Chicago and in the nearby western and southwestern suburbs. The principal business of Standard Bank is attracting retail deposits from the general public and investing those deposits, together with funds generated from other operations, primarily in residential mortgage loans secured by one- to- four family, owner-occupied homes. To a lesser extent, Standard Bank also originates and purchases residential mortgage loans secured by multi-family properties, consumer loans, commercial real estate loans, home equity lines of credit and other loans. Standard has four direct or indirect subsidiaries: Standard Bank; Capital Equities Corporation; Standard Financial Mortgage Corporation; and SFB Insurance Agency, Inc. (sometimes referred to collectively in this Proxy Statement/ Prospectus as the "Standard Subsidiaries"). The deposits of Standard Bank are insured to the maximum extent provided by law by the SAIF, which is administered by the FDIC. Standard's principal executive offices are located at 800 Burr Ridge Parkway, Burr Ridge, Illinois 60521-6486, and its telephone number is (630) 986-4900. At March 31, 1997, Standard had total assets of $2.5 billion, total liabilities of $2.2 billion and stockholders' equity of $271.3 million.

    All information contained in this Proxy Statement/Prospectus relating to TCF has been provided by TCF, and all information contained herein relating to Standard has been provided by Standard.

TERMS OF THE COMBINATION

    The Combination, as described in the Reorganization Agreement, will occur in the following contemporaneous steps: FIRST, Standard will form Interim Bank and Interim Bank will form New Sub; SECOND, New Sub will merge (the "Initial Merger") with and into Standard, with Standard being the surviving corporation and a wholly-owned subsidiary of Interim Bank, with certificates representing Standard Common Stock being converted into an equivalent number of shares of common stock of Interim Bank ("Interim Bank Common Stock"); THIRD, Standard will dissolve and, pursuant to the dissolution, will transfer all of its assets (including the stock of Standard Bank) to Interim Bank, and Interim Bank will assume all of Standard's liabilities and obligations; FOURTH, Interim Bank will be merged with and into TCF Illinois (the "Merger"), with TCF Illinois as the resulting institution (the "Resulting Institution"); and FIFTH, Standard Bank will be merged with and into TCF Illinois (the "Subsequent Merger"), with TCF Illinois as the Resulting Institution. Certificates representing shares of Standard Common Stock issued and outstanding immediately prior to the Combination (other than dissenters' shares, treasury shares or shares held by TCF or any subsidiary thereof except for shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) (the "Outstanding Standard Shares") will be converted into and will represent the shares of Interim Bank Common Stock that will be converted into the right to receive the number of shares of TCF Common Stock, cash, or a combination thereof, determined in accordance with the Consideration Formula (the "Consideration"). Subject to limitations, stockholders of Standard will be offered an election to receive cash, TCF Common Stock, or a combination of the two, in exchange for their shares, as described in this Proxy Statement/Prospectus. See "THE COMBINATION--Consideration Election." No fractional shares of TCF Common Stock will be issued, and cash will be paid in lieu thereof. In this Proxy Statement/ Prospectus, references to Standard Common Stock after or in connection with the second step of the Combination are deemed to refer to Interim Bank Common Stock unless the context requires otherwise.

    The Combination will be effective on the date specified by the Office of the Comptroller of the Currency ("OCC") in its approval of the Merger and agreed to by TCF Illinois and Interim Bank (the "Effective Date").

    The Reorganization Agreement provides that, at the close of business on the Effective Date (the "Effective Time"), each of the Outstanding Standard Shares will be converted into the right to receive an amount of cash and/or shares of TCF Common Stock which when combined, equals the value per share (based on the Average TCF Stock Price, as defined) under the applicable Consideration Formula from the following chart (the "Consideration Value Per Share"):

AVERAGE TCF STOCK PRICE                                                 CONSIDERATION VALUE PER SHARE
------------------------------------------------------------  --------------------------------------------------
GREATER THAN$54.00..........................................  $12.50 + 0.24643 X Average TCF Stock Price
LESS THAN or =$54.00 - GREATER THAN$47.75...................  $25.81*
LESS THAN or =$47.75 - GREATER THAN or =$43.75..............  $12.50 + 0.27869 X Average TCF Stock Price
LESS THAN$43.75 - GREATER THAN or =$37.50...................  $24.69*
LESS THAN$37.50.............................................  $12.50 + 0.32514 X Average TCF Stock Price

------------------------

* The TCF Common Stock portion of the Consideration is valued at the Average TCF Stock Price.

    The "Average TCF Stock Price" is the average of the daily closing sales prices of TCF Common Stock during the 30 consecutive full trading days ending on the "Determination Date." The "Determination Date" is the third business day immediately prior to either (i) the date of the Special Meeting of the holders of Standard Common Stock to which this Proxy Statement/Prospectus relates or
(ii) the date on which the last regulatory approval required to consummate the Combination has been obtained and all statutory or regulatory waiting periods have expired, whichever is closer to the Effective Date.

    The aggregate Consideration will consist of cash and TCF Common Stock. If the Average TCF Stock Price is within a range from and including $43.75 to and including $47.75, the aggregate Consideration will consist of (i) cash equal to the product of $12.50 multiplied by the number of Outstanding Standard Shares plus (ii) a number of shares of TCF Common Stock equal to the product of 0.27869 multiplied by the number of Outstanding Standard Shares. If the Average TCF Stock Price is greater than $47.75 or less than $43.75, the aggregate Consideration will be equal to the applicable Consideration Value Per Share from the chart above, multiplied by the number of Outstanding Standard Shares, and TCF may vary the allocation of aggregate Consideration between cash and TCF Common Stock subject to certain limitations on the maximum and minimum portion of aggregate Consideration constituted by cash. See "THE COMBINATION--Consideration Election--Allocation Procedures."

    The Combination is structured as a cash election merger, in which each holder of Outstanding Standard Shares will have the right to choose, subject to certain limitations, to receive the Consideration Value Per Share in the form of TCF Common Stock, cash, or a combination of the two. See "THE COMBINATION--Consideration Election." The transaction is expected to be a tax-free exchange for Standard's stockholders to the extent they receive shares of TCF Common Stock. See "THE COMBINATION--Certain Federal Income Tax Consequences."

    Assuming, for purposes of illustration only, that the Combination had occurred on May 29, 1997, using the number of shares of Standard Common Stock outstanding on that date of 16,204,235 shares and the Average TCF Stock Price for the 30 day period ending on that date of $41.742, the Consideration Value Per Share would have been $24.69 and, assuming that TCF evenly allocated the aggregate Consideration as 50% cash and 50% TCF Common Stock, TCF would have paid an aggregate of $200 million in cash and issued approximately 4,800,000 shares of TCF Common Stock (valued at approximately $200 million, as determined by valuing such TCF Common Stock at the Average TCF Stock Price on that date), for a total of $400 million in aggregate Consideration (cash and TCF Common Stock combined) to holders of Standard Common Stock. See "THE COMBINATION--Consideration Election." Under such circumstances, former Standard stockholders would have held approximately 12.1% of the shares of TCF Common Stock outstanding after the Combination (using the number of shares of TCF Common Stock outstanding on May 29, 1997 of 34,728,892 shares and adding to such amount the approximately 4,800,000 shares of TCF Common Stock assumed to be issued in the Combination, but excluding the approximately 6,700,000 shares of TCF Common Stock which TCF expects to issue in connection with its aquisition of Winthrop).

    No fractional shares of TCF Common Stock, and no certificates representing such fractional shares, shall be issued upon the surrender for exchange of certificates representing Standard Common Stock. In lieu of any fractional share, TCF shall pay to each holder of Standard Common Stock who otherwise would be entitled to receive a fractional share of TCF Common Stock an amount of cash (without interest) equal to the product of (i) the Average TCF Stock Price multiplied by (ii) the fractional share interest to which such holder would otherwise be entitled.

    The Reorganization Agreement also provides that, immediately prior to the Effective Time, all outstanding stock options to purchase Standard Common Stock (each a "Standard Stock Option") shall be cancelled, and Standard shall pay to each holder, for each Standard Stock Option held, an amount of cash equal to the "market value" of the Standard Stock Option on the Effective Date less the "exercise price" of the Standard Stock Option, with such market value being equal to the Consideration Value Per Share.

OPINION OF FINANCIAL ADVISOR TO STANDARD

    Wasserstein Perella & Co., Inc. ("Wasserstein"), Standard's financial advisor, has rendered its written opinion to the Board of Directors of Standard,
dated March 16, 1997 and as affirmed on             , 1997, that, as of the date
of the opinion, the consideration to be received in the Combination by the holders of the Standard Common Stock is fair, from a financial point of view, to the holders of Standard Common Stock. The opinion of Wasserstein, which is attached hereto as Appendix B, should be read in its entirety. See "THE COMBINATION--Opinion of Financial Advisor to Standard" for a further description of the opinion of Wasserstein and of the fees payable to Wasserstein by Standard.

DISSENTERS' RIGHTS

    Under the Delaware General Corporation Law (the "DGCL"), holders of Standard Common Stock who dissent from the Reorganization Agreement and who comply with the requisite statutory procedures will be entitled to receive in cash an appraised value of their shares (such shares, "Dissenting Shares"). The value so determined could be more than, the same as or less than the value of the Consideration Value Per Share to be received pursuant to the Reorganization Agreement by those holders of Standard Common Stock who do not dissent. See "THE COMBINATION--Dissenters' Rights."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF STANDARD

    The Board of Directors of Standard has determined that the Combination is in the best interests of Standard and the stockholders of Standard and, accordingly, has unanimously approved the Reorganization Agreement and the Combination. THE BOARD OF DIRECTORS OF STANDARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "THE COMBINATION--BACKGROUND OF AND REASONS FOR THE COMBINATION."

EFFECTIVE TIME OF THE COMBINATION

    The Combination shall become effective at the Effective Time, which will be at the close of business on the Effective Date. The Effective Time will occur only after the receipt of all requisite regulatory approvals from the OCC, the OTS and any other applicable authority (collectively referred to as the "Bank Authority"), the approval of the Reorganization Agreement by the requisite vote of Standard's stockholders and the satisfaction or waiver of all other conditions to the Combination. See "THE COMBINATION--Effective Time of the Combination; Termination and Amendment."

CONDITIONS TO THE COMBINATION; WAIVER AND AMENDMENT

    Consummation of the Combination is subject to various conditions, including, without limitation, obtaining the requisite approval of the Reorganization Agreement by the stockholders of Standard, and receipt of all necessary regulatory approvals pertaining to the Combination, including approvals from the OTS and the OCC. Applications for approval of the Combination have been filed with the OTS and the OCC. There can be no assurance that all requisite regulatory approvals will be obtained by TCF promptly or at all. If the Combination is not consummated on or before October 31, 1997, either TCF or Standard may terminate the Reorganization Agreement. See "THE COMBINATION--Conditions to the Combination" and "THE COMBINATION--Regulatory Approvals."

    Substantially all of the conditions to consummation of the Combination (except for required stockholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Reorganization Agreement may be amended at any time by written agreement of the parties. See "THE COMBINATION--Effective Time of the Combination; Termination and Amendment."

NO SOLICITATION OF THIRD-PARTY ACQUISITION PROPOSALS

    The Reorganization Agreement includes a "no solicitation" provision which prohibits Standard from soliciting or encouraging submission of third-party acquisition proposals, but permits Standard to negotiate with and furnish non-public information to third parties if Standard's Board of Directors determines, after consultation with Standard's legal counsel, that there is a reasonable likelihood that it has a fiduciary duty to do so. See "THE COMBINATION--Certain Covenants."

TERMINATION; TERMINATION FEES

    The Reorganization Agreement may be terminated prior to the Effective Date:
(i) by mutual consent of TCF and Standard, if the Board of Directors of each so determines by vote of a majority of the members of its entire board; (ii) by either TCF or Standard, if any of the conditions to such party's obligation to consummate the transactions contemplated in the Reorganization Agreement shall have become impossible to satisfy (unless such impossibility shall be due to the action or failure to act in breach of the Reorganization Agreement by the party seeking to terminate the Reorganization Agreement); (iii) by Standard, if the Reorganization Agreement is not duly approved by the stockholders of Standard at a meeting of stockholders (or any adjournment thereof) duly called and held for such purposes; (iv) by either TCF or Standard, if the Effective Date is not on or before October 31, 1997 (unless the failure to consummate the Combination by such date shall be due to the action or failure to act in breach of the Reorganization Agreement by the party seeking to terminate the Reorganization Agreement); (v) by Standard, if the Average TCF Stock Price (on the Determination Date) is less than $37.50 subject, however, to TCF's right under the Reorganization Agreement to increase the value of cash and/or TCF Common Stock offered to stockholders of Standard; (vi) by Standard, if, in accordance with Section 7.1(f) of the Reorganization Agreement, it receives a tender offer which Standard's Board of Directors determines is more favorable to Standard stockholders; (vii) by TCF, if, after March 16, 1997, any Person shall have commenced (as such term is used in Rule 14d-2(b) under the Exchange Act) a bona fide tender offer or exchange offer to acquire at least 25% of the then outstanding shares of Standard Common Stock, and thereafter the Board of Directors of Standard shall have withdrawn, or materially adversely modified or changed its recommendation of the Reorganization Agreement and the Combination;
(viii) by (A) TCF, if Standard commits a willful breach of its obligations under the Reorganization Agreement, or (B) Standard, if TCF commits a willful breach of its obligations under the Reorganization Agreement, and in each instance such willful breach is not cured within ten days after receipt by the breaching party of written demand for cure by the non-breaching party (for purposes of the Reorganization Agreement, a "willful breach" means a knowing and intentional violation by a party of any of its covenants, agreements or obligations under the Reorganization Agreement); or (ix) by TCF or Standard pursuant to Section
5.6 (b) of the Reorganization Agreement. Any party desiring to terminate the Reorganization Agreement shall give written notice of such termination and the reasons therefor to the other party. Under certain circumstances of termination a termination fee ranging from $1 million to $15 million is payable. See "THE COMBINATION--Termination Fees."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Conversion/Reincorporation and the Merger are intended to qualify as reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the Subsequent Merger is intended to qualify as a liquidation under Section 332 of the Code. Therefore, in general, no gain or loss will be recognized by TCF or Standard as a result of the Combination. In general, a Standard stockholder will not recognize any gain or loss as a result of the receipt of TCF Common Stock in exchange for Standard Common Stock, but will recognize gain, if any, with respect to any cash received pursuant to an election to receive cash, or in lieu of any fractional share of TCF Common Stock, or as otherwise provided in the Reorganization Agreement. The income tax basis of the TCF Common Stock received generally will equal the income tax basis of the Standard Common Stock surrendered, reduced by any cash received in the Combination and increased by any gain recognized in the Combination, and the holding period of the TCF Common Stock received will include the holding period of the Standard Common Stock surrendered. The obligation of Standard to consummate the Combination is subject to the prior receipt by Standard of an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) ("Skadden") addressed to Standard to the effect that the Combination will qualify under Sections 368(a) and 332 of the Code. The obligation of TCF to consummate the Combination is subject to the prior receipt by TCF of an opinion of Fried, Frank, Harris, Shriver & Jacobson addressed to TCF to the effect that the Combination will qualify under Sections 368(a) and 332 of the Code. See "THE COMBINATION--Certain Federal Income Tax Consequences." EACH STANDARD STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING ANY APPLICABLE FEDERAL, FOREIGN, STATE, OR LOCAL INCOME TAX CONSEQUENCES OF THE COMBINATION.

ACCOUNTING TREATMENT OF THE COMBINATION

    It is intended that the Combination be accounted for as a "purchase" for accounting and financial reporting purposes. See "THE COMBINATION--Accounting Treatment of the Combination."

INTERESTS OF CERTAIN PERSONS

    Certain members of Standard's Board of Directors and management may be deemed to have interests in the Combination in addition to their interests as stockholders of Standard generally. The Reorganization Agreement provides that, as of the Effective Time, one member of the Board of Directors of Standard, currently expected to be David H. Mackiewich, will become a director of TCF. Following the Combination, the Board of Directors of the Resulting Institution will consist of eight directors of TCF Illinois immediately prior to the Combination and seven directors of Standard. The Executive Chairman of the Board of the Resulting Institution will be David H. Mackiewich. Standard Stock Options that have been awarded to various executives and officers of Standard and Standard Bank will vest at the Effective Time and will result in payment to those executives and officers of the cash value of the options based on the Consideration Formula. Shares of restricted stock awarded to various executives and officers will also vest at the Effective Time. The Reorganization Agreement also provides for indemnification of Standard's directors, officers, employees and agents for claims against them arising out of or in connection with activities prior to the Effective Time and requires the Resulting Institution to maintain in effect, for a period of three years after the Effective Time, directors' and officers' liability insurance comparable to that maintained by TCF (or to continue the existing insurance maintained by Standard) as of the date of the Reorganization Agreement for acts or omissions prior to the Combination. In addition, certain of Standard's executive officers are parties to employment agreements and "change in control" agreements, which will be triggered by the Combination and will result in lump sum cash payments to any executive whose employment is terminated or not continued within a specified period after the Combination is consummated.

    TCF management has indicated to David H. Mackiewich its intention to award 30,000 shares of TCF Common Stock to Mr. Mackiewich after the Effective Time in the form of a restricted stock award. The award is intended to provide Mr. Mackiewich with a restricted stock award comparable to those provided to other TCF executives. Vesting of the shares will be subject to performance-based requirements that generally apply to restricted stock grants to TCF executives. TCF has also indicated its intention that the Resulting Institution will enter into an employment agreement with Kurtis D. Mackiewich, the son of David H. Mackiewich and currently an officer of Standard, after the Effective Time at his current compensation and with other terms substantially similar to existing employment contracts with other Standard executives. TCF also intends to renew the employment contracts and change in control agreements of David H. Mackiewich and Thomas M. Ryan. See "THE COMBINATION--Effects of the Combination--Effect on Employees of Standard" and "THE COMBINATION--Interests of Certain Persons in the Combination."

FORWARD LOOKING STATEMENTS

    This Proxy Statement/Prospectus contains, or may contain, certain "forward-looking statements," including statements concerning plans, objectives and future events or performance, and other statements which are other than statements of historical fact. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: (i) failure to fully realize or to realize within the expected time frame expected cost savings from the Combination; (ii) lower than expected income or revenues following the Combination, or higher than expected operating costs; (iii) a significant increase in competitive pressure in the banking and financial services industry;
(iv) business disruption related to the Combination (both before and after completion); (v) greater than expected costs or difficulties related to the integration of Standard and TCF; (vi) litigation costs and delays caused by litigation; (vii) higher than anticipated costs in completing the Combination;
(viii) unanticipated regulatory delays or constraints or changes in the proposed transaction imposed by the Bank Authority; (ix) reduction in interest margins due to changes in the interest rate environment; (x) poorer than expected general economic conditions, including acquisition and growth opportunities, either nationally or in the states in which the Resulting Institution will be doing business; (xi) legislation or regulatory changes which adversely affect the businesses in which the Resulting Institution would be engaged; (xii) a decline in the price of TCF Common Stock which permits Standard to elect not to proceed with the Combination; and (xiii) other unanticipated occurrences which may delay the consummation of the Combination, increase the costs related to the Combination or decrease the expected financial benefits of the Combination.

                         COMPARATIVE MARKET PRICE DATA

    TCF Common Stock is listed on the NYSE under the symbol "TCB" and Standard Common Stock is quoted on the Nasdaq National Market under the symbol "STND." The following table sets forth the closing market price per share of TCF Common Stock, the last reported closing market price per share of Standard Common Stock and the equivalent per-share price of Standard Common Stock giving effect to the Combination at March 14, 1997, the last trading day preceding public announcement that TCF and Standard had entered into the Reorganization Agreement and on May 29, 1997. The price of Standard Common Stock does not include adjustment for retail mark-ups, mark-downs or commissions. The equivalent per-share price of Standard Common Stock represents the closing market price of a share of TCF Common Stock (not the Average TCF Stock Price) on such dates (March 14 and May 29, 1997) converted into the Consideration Value Per Share and valuing the TCF Common Stock portion of such Consideration at the closing price of TCF Common Stock on the dates indicated (not the Average TCF Stock Price). See "THE COMBINATION--The Consideration Formula."

                                                                                     STANDARD
                                                                 TCF     STANDARD   EQUIVALENT
                                                               COMMON     COMMON     PER-SHARE
                                                                STOCK      STOCK       PRICE
                                                              ---------  ---------  -----------
Market Value Per Share at:
  March 14, 1997............................................  $  44.625  $  21.125   $  24.937
  May 29, 1997..............................................     42.000     23.250      24.690

    Standard stockholders are advised to obtain current market quotations for TCF Common Stock. No assurance can be given concerning the market price of TCF Common Stock before or after the Effective Time. The market price for TCF Common Stock may fluctuate between the date of this Proxy Statement/ Prospectus and the Effective Time. The Consideration Value Per Share depends on the Average TCF Stock Price (determined as of the Determination Date). See "THE COMBINATION--The Consideration Formula." There can be no assurance that holders of Standard Common Stock will receive a specified value of shares of TCF Common Stock exchanged for the shares of Standard Common Stock which they own because the market value of TCF Common Stock at the Effective Time cannot be predicted and is subject to changes thereafter.

    The Reorganization Agreement may be terminated by Standard if the Average TCF Stock Price on the Determination Date is less than $37.50, subject to the right of TCF, as provided in the Reorganization Agreement, to increase the value of cash and/or TCF Common Stock being offered to Standard stockholders such that the Consideration Value Per Share is equal to $24.69. Even if this condition occurs, there can be no assurance that Standard will exercise its right to terminate the Reorganization Agreement, and therefore the Combination may still occur. Standard has not made any determination whether to terminate the Reorganization Agreement should this event occur. For a discussion of the termination provisions, see "THE COMBINATION--Effective Time of the Combination; Termination and Amendment."

    In connection with the Combination, Standard Common Stock will be cancelled and, as a result, will no longer be quoted on the Nasdaq National Market after the Effective Time.

                      COMPARATIVE UNAUDITED PER-SHARE DATA

    The following table presents selected comparative unaudited per-share data for TCF Common Stock on a historical and a pro forma combined basis and for Standard Common Stock on a historical and a pro forma equivalent basis giving effect to the Combination using the purchase method of accounting. For a description of the purchase method of accounting with respect to the Combination and the related effects on the historical financial statements of TCF, see "THE COMBINATION--Accounting Treatment of the Combination." The information is derived from the consolidated financial statements of each of TCF and Standard and the Unaudited Pro Forma Combined Financial Information. The consolidated financial statements of each of TCF and Standard are incorporated by reference into this Proxy Statement/ Prospectus. The Unaudited Pro Forma Combined Financial Information appears elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and the related notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

    TCF's and Standard's fiscal years end December 31. The per-share data included within is not necessarily indicative of the results of future operations of the combined entity or the actual results that would have been achieved had the Combination been consummated prior to the dates or periods indicated.

                                                                                    TCF                     STANDARD
                                                                                COMMON STOCK              COMMON STOCK
                                                                          ------------------------  ------------------------
                                                                                        PRO FORMA                 PRO FORMA
                                                                          HISTORICAL    COMBINED    HISTORICAL   EQUIVALENT
                                                                          -----------  -----------  -----------  -----------
Book Value Per Common Share(1):
  March 31, 1997........................................................   $   15.66    $   19.04    $   16.74    $   10.93
  March 31, 1996........................................................       15.10        18.38        16.05        10.55
  December 31, 1996.....................................................       15.81        19.07        16.58        10.95

Cash Dividends Declared Per Common Share(2):
  Three Months Ended:
    March 31, 1997......................................................      .18750       .18750       .10000       .10766
    March 31, 1996......................................................      .15625       .15625       .08000       .08972
  Year Ended December 31, 1996..........................................      .71875       .71875       .32000       .41270

Income Before Extraordinary Items Per Common Share(3):
  Three Months Ended:
    March 31, 1997......................................................         .83          .75          .26          .43
    March 31, 1996......................................................         .73          .68          .31          .39
  Year Ended December 31, 1996..........................................        2.42(4)       2.10         .76(5)       1.21

                 NOTES TO COMPARATIVE UNAUDITED PER-SHARE DATA

(1) The pro forma combined book values per share of TCF Common Stock represent the historical common stockholders' equity for TCF combined with the equity impact resulting from the issuance of 4,876,000 shares of TCF Common Stock to Standard shareholders (which assumes that TCF elects to allocate the aggregate Consideration in the form of 50% cash and 50% TCF Common Stock) using the May 23, 1997 closing TCF Common Stock price of $43.00 (not the Average TCF Stock Price), divided by total pro forma common shares of the combined entity. The pro forma equivalent book values per share of Standard Common Stock represent the pro forma combined book value per share amounts multiplied by .57419, an assumed exchange ratio determined using the May 23, 1997 closing TCF Common Stock price of $43.00 (not the Average TCF Stock Price). The exchange ratio (the "Exchange Ratio") is determined by dividing the Consideration Value Per Share by the Average TCF Stock Price. See "THE COMBINATION--The Consideration Formula."

(2) The pro forma combined cash dividends declared per common share assume no changes in the historical cash dividends declared per share of TCF Common Stock. The pro forma equivalent cash dividends declared per share of Standard Common Stock represent the cash dividends declared on one share of TCF Common Stock multiplied by .57419, an assumed Exchange Ratio determined using the May 23, 1997 closing TCF Common Stock price of $43.00 (not the Average TCF Stock Price). See "THE COMBINATION--The Consideration Formula."

(3) The pro forma combined income before extraordinary items per common share (based on the weighted average number of common and common equivalent shares outstanding) is based upon the combined historical income before extraordinary items for TCF and Standard divided by the average pro forma common shares of the combined entity. The pro forma equivalent income before extraordinary items per share of Standard Common Stock represents the pro forma combined income before extraordinary items per share multiplied by .57419, an assumed Exchange Ratio determined using the May 23, 1997 closing TCF Common Stock price of $43.00 (not the Average TCF Stock Price). See "THE COMBINATION--The Consideration Formula."

(4) Amount reflects an after-tax one-time special assessment of $21.7 million from the FDIC to recapitalize the SAIF under federal legislation enacted on September 30, 1996. Excluding the one-time special assessment, income before extraordinary items per common share would have been $3.04 for the year ended December 31, 1996.

(5) Amount reflects an after-tax one-time special assesment of $5.8 million from the FDIC to recapitalize the SAIF under federal legislation enacted on September 30, 1996. Excluding the one-time special assessment, income before extraordinary items per common share would have been $1.13 for the year ended December 31, 1996.

                  SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                            COMBINED FINANCIAL DATA

    The following tables set forth certain selected historical consolidated financial information for each of TCF and Standard, and certain selected unaudited pro forma combined financial information giving effect to the Combination using the purchase method of accounting. For a description of the purchase method of accounting with respect to the Combination and the related effects on the historical financial statements of TCF, see "THE COMBINATION--Accounting Treatment of the Combination."

    TCF's and Standard's fiscal years end December 31. The financial data included in the Selected Historical Financial Data as of or for the five years ended December 31, 1996 for TCF and Standard is derived from the audited consolidated financial statements of each of TCF and Standard, including the related notes thereto. The financial data as of or for the three months ended March 31, 1997 and 1996 for TCF and Standard is derived from the unaudited consolidated financial statements of each of TCF and Standard and reflect, in the respective opinions of management of each of TCF and Standard, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Certain historical information of Standard has been reclassified to conform to TCF's financial statement presentation. The respective consolidated financial statements of TCF and Standard are incorporated by reference into this Proxy Statement/Prospectus. This information should be read in conjunction with such financial statements and in conjunction with the Unaudited Pro Forma Combined Financial Information, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

    The Unaudited Pro Forma Combined Consolidated Operating Data does not reflect the direct transaction costs of (i) the Combination, or (ii) the anticipated public offering of up to 800,000 shares of TCF Common Stock expected to close prior to the effective date of the Winthrop acquisition (to date, 700,000 shares have been sold and TCF has received net proceeds of approximately $29.3 million therefrom). The Unaudited Pro Forma Combined Consolidated Operating Data and Consolidated Financial Condition Data do not reflect the effects of the anticipated additional offering of up to 800,000 shares of TCF Common Stock in order to qualify the Winthrop acquisition as a pooling of interests and anticipated issuance of approximately 400,000 shares of TCF Common Stock in connection with the conversion of Great Lakes Michigan's 7 1/4% Convertible Subordinated Debentures due 2011. See "RECENT DEVELOPMENTS--Supplemental Stock Issuance" and "RECENT DEVELOPMENTS-- Redemption of Great Lakes Debentures."

    The significant accounting and reporting policies of TCF and Standard differ in minor respects and no effect has been given to such differences in this Selected Historical and Unaudited Pro Forma Combined Financial Data. The Selected Unaudited Pro Forma Combined Financial Data included herein is not necessarily indicative of the results of future operations of the combined entity or the actual results that would have been achieved had the Combination been consummated prior to the periods indicated.

                       SELECTED HISTORICAL FINANCIAL DATA

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                  AT OR FOR THE
                               THREE MONTHS ENDED                                   AT OR FOR THE
                                    MARCH 31,                                  YEAR ENDED DECEMBER 31,
                              --------------------- ------------------------------------------------------------------------------
                                 1997       1996        1996              1995               1994         1993             1992
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
CONSOLIDATED OPERATING DATA:
Interest income.............. $  145,136 $  148,893 $     582,861    $       607,690      $  552,482  $     558,645     $  630,442
Interest expense.............     59,118     64,439       242,721            288,492         273,330        297,449        383,170
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
  Net interest income........     86,018     84,454       340,140            319,198         279,152        261,196        247,272
Provision for credit
  losses.....................      1,090      2,802        19,820             15,212(2)       10,802         35,118(6)      40,663
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
  Net interest income after
    provision for credit
    losses...................     84,928     81,652       320,320            303,986         268,350        226,078        206,609
Non-interest income..........     40,381     35,829       157,797            112,776(3)      125,219        139,005        125,524
Non-interest expense.........     77,928     75,806       341,070(1)         317,333(4)      276,984        272,958(7)     264,239
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
  Income before income tax
    expense and extraordinary
    items....................     47,381     41,675       137,047             99,429         116,585         92,125         67,894
Income tax expense...........     18,450     15,388        51,384             37,778          46,402         36,797         15,906
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
  Income before extraordinary
    items....................     28,931     26,287        85,663             61,651          70,183         55,328         51,988
Extraordinary items, net.....     --         --          --                     (963)(5)      --               (157)           339
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
  Net income.................     28,931     26,287        85,663             60,688          70,183         55,171         52,327
Dividends on preferred
  stock......................     --         --          --                      678           2,710          2,769          2,911
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
  Net income available to
    common shareholders...... $   28,931 $   26,287 $      85,663    $        60,010      $   67,473  $      52,402     $   49,416
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
Per Common Share(8):
  Income before extraordinary
    items.................... $      .83 $      .73 $        2.42(9) $          1.71(10)  $     1.95  $        1.53(11) $     1.51
  Extraordinary items........     --         --          --                     (.03)(10)     --           --                  .01
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
    Net income............... $      .83 $      .73 $        2.42(9) $          1.68(10)  $     1.95  $        1.53(11) $     1.52
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
  Dividends declared......... $    .1875 $   .15625 $      .71875    $        .59375      $      .50  $      .34375     $    .2375
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
Average common and common
  equivalent shares
  outstanding (000's)........     34,797     35,986        35,342             35,686          34,527         34,150         32,571
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------
                              ---------- ---------- -------------    ---------------      ----------  -------------     ----------

CONSOLIDATED FINANCIAL
  CONDITION DATA:
Total assets................. $6,964,119 $7,039,282 $   7,090,862    $     7,239,911      $7,845,588  $   7,630,654     $7,774,537
Investments (12).............     56,521     59,202       442,103             64,345         283,104        299,432        356,918
Securities available for
  sale.......................  1,242,457  1,117,439       999,554          1,201,490         138,430         10,003        399,006
Loans held for sale..........    199,154    249,498       203,869            242,413         201,511        444,780        308,651
Mortgage-backed securities
  held to maturity...........     --         --          --                --              1,601,200      1,751,916      1,670,164
Loans........................  5,028,741  5,174,923     4,995,962          5,277,101       5,118,381      4,665,567      4,516,982
Goodwill.....................     25,052     11,227         9,897             11,503          13,355         14,549         16,446
Deposits.....................  5,291,894  5,150,023     4,977,630          5,191,552       5,399,718      5,695,928      5,683,130
Federal Home Loan Bank
  advances...................    630,307    831,585     1,141,040            893,587       1,354,663        945,492      1,018,725
Other borrowings.............    411,068    437,302       352,778            547,857         530,332        467,875        599,900
Stockholders' equity.........    541,869    541,019       549,506            527,675         475,469        428,065        375,495
Tangible net worth...........    516,817    529,792       539,609            516,172         462,114        413,516        359,049
Book value per common
  share......................      15.66      15.10         15.81              14.82           13.44          12.10          11.03
Tangible book value per
  common share...............      14.94      14.78         15.53              14.50           13.04          11.67          10.51

KEY RATIOS:
Net interest margin..........       5.31%       5.06%          5.26%            4.61%           3.96%          3.69%          3.43%
Return on average assets.....       1.67       1.48          1.24                .82             .93            .73            .68
Return on average realized
  common equity..............      21.49      19.97         16.13              12.70           15.94          13.95          15.67
Average total equity to
  average assets.............       7.78       7.51          7.70               6.59            5.95           5.28           4.39
Common dividend payout
  ratio......................      22.59      21.40         29.70              35.34           25.64          22.47          15.63

                       SELECTED HISTORICAL FINANCIAL DATA

                   STANDARD FINANCIAL, INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                         AT OR FOR THE
                                       THREE MONTHS ENDED                               AT OR FOR THE
                                           MARCH 31,                               YEAR ENDED DECEMBER 31,
                                     ----------------------  --------------------------------------------------------------------
                                        1997        1996          1996           1995          1994           1993        1992
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
CONSOLIDATED OPERATING DATA:
Interest income....................  $   42,879  $   37,388  $  157,496       $  131,973  $  100,932       $   98,399  $  109,098
Interest expense...................      26,151      21,393      93,935           71,667      51,361           52,839      65,479
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
  Net interest income..............      16,728      15,995      63,561           60,306      49,571           45,560      43,619
Provision for credit losses........         475         800       2,500            1,695         660            3,053         390
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
  Net interest income after
    provision for credit losses....      16,253      15,195      61,061           58,611      48,911           42,507      43,229
Non-interest income................       1,091       3,000       8,880            5,306       3,750           (1,210)      5,722
Non-interest expense...............      11,059      10,415      51,965           37,692      34,813           34,874      32,126
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
  Income before income tax
    expense........................       6,285       7,780      17,976           26,225      17,848            6,423      16,825
Income tax expense.................       2,201       2,859       6,064            9,508       6,793            2,555       6,818
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
  Net income.......................  $    4,084  $    4,921  $   11,912       $   16,717  $   11,055       $    3,868  $   10,007
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
Per Common Share:
  Net income.......................  $      .26  $      .31  $      .76(13)   $      .98  $      .37(14)   $     N.A.  $     N.A.
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
  Dividends declared...............  $      .10  $      .08  $      .32       $   --      $   --           $     N.A.  $     N.A.
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
Average common and common
  equivalent shares outstanding
  (000's)..........................      15,559      16,028      15,635           17,044      17,382             N.A.        N.A.
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------
                                     ----------  ----------  --------------   ----------  --------------   ----------  ----------

CONSOLIDATED FINANCIAL CONDITION
  DATA:
Total assets.......................  $2,488,854  $2,186,603  $2,405,221       $2,081,228  $1,739,363       $1,508,840  $1,506,132
Investments (12)...................      47,875      57,095      46,334           59,753     221,268          144,494     122,322
Securities available for sale......     860,405     932,674     804,944          941,817      76,590           --          --
Loans held for sale................      29,065      --          18,918           --          --               --          --
Mortgage-backed securities held to
  maturity.........................      --          --          --               --         759,860          754,781     811,023
Loans..............................   1,490,141   1,136,975   1,473,529        1,015,825     597,550          540,289     507,374
Goodwill...........................         387          90         432              113         203            1,043       2,251
Deposits...........................   1,776,848   1,604,346   1,718,782        1,538,086   1,392,292        1,370,985   1,379,213
Federal Home Loan Bank advances....     410,000     285,000     385,000          235,000      50,000           25,000      10,000
Other borrowings...................      --          --          --               --          --               --          --
Stockholders' equity...............     271,257     269,004     268,078          280,886     276,659           96,069      92,201
Tangible net worth.................     270,870     268,914     267,646          280,773     276,456           95,026      89,950
Book value per common share........       16.74       16.05       16.58            15.95       14.85             N.A.        N.A.
Tangible book value per common
  share............................       16.72       16.04       16.55            15.95       14.84             N.A.        N.A.

KEY RATIOS:
Net interest margin................        2.82%       3.11%       2.90%            3.31%       3.19%            3.17%       3.10%
Return on average assets...........         .67         .93         .53              .88         .68              .26         .68
Return on average common equity....        6.06        7.18        4.45             5.97        6.24             3.88       11.29
Average total equity to average
  assets...........................       11.07       12.94       11.88            14.81       10.91             6.64        6.04
Common dividend payout ratio.......       38.46       25.81       42.11           --          --                 N.A.        N.A.

------------------------------

N.A. - Not applicable

                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(1) Amount reflects a one-time special assessment of $34.8 million from the FDIC to recapitalize the SAIF.

(2) Amount reflects $5 million in merger-related provisions associated with TCF's acquisition of Great Lakes Bancorp, A Federal Savings Bank ("Great Lakes").

(3) Amount reflects a loss of $21.3 million on merger-related asset sales associated with TCF's acquisition of Great Lakes.

(4) Amount reflects $21.7 million in merger-related expenses and $4.4 million in cancellation costs on the early termination of interest-rate exchange contracts associated with TCF's acquisition of Great Lakes.

(5) Represents the prepayment of Federal Home Loan Bank ("FHLB") advances at a pretax loss of $1.5 million, net of a $578,000 tax benefit, associated with TCF's acquisition of Great Lakes.

(6) Amount reflects $7 million in merger-related provisions associated with TCF's acquisition of Republic Capital Group, Inc. ("RCG").

(7) Amount reflects $700,000 in merger-related provisions for real estate losses and $5.5 million in merger-related expenses associated with TCF's acquisition of RCG.

(8) Amounts are after preferred stock dividends.

(9) Amounts reflect an after-tax one-time special assessment of $21.7 million from the FDIC to recapitalize the SAIF. Excluding the one-time special assessment, net income per common share would have been $3.04 for the year ended December 31, 1996.

(10) Amounts reflect after-tax merger-related charges of $32.8 million associated with TCF's acquisition of Great Lakes. Excluding such charges, net income per common share would have been $2.60 for the year ended December 31, 1995.

(11) Amounts reflect after-tax merger-related charges of $7.9 million associated with TCF's acquisition of RCG. Excluding such charges, net income per common share would have been $1.77 for the year ended December 31, 1993.

(12) Includes interest-bearing deposits with banks, federal funds sold, U.S. Government and other marketable securities held to maturity, securities purchased under resale agreements and FHLB stock.

(13) Amount reflects an after-tax one-time special assessment of $5.8 million from the FDIC to recapitalize the SAIF. Excluding the one-time special assessment, net income per common share would have been $1.13 for the year ended December 31, 1996.

(14) Amount computed based on the weighted average number of common shares outstanding and net income of $6.5 million from July 28, 1994 (date of conversion to stock form of ownership) through December 31, 1994.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                   STANDARD FINANCIAL, INC. AND SUBSIDIARIES
                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                                                      AT OR FOR
                                                                         AT OR FOR THE THREE MONTHS    THE YEAR
                                                                              ENDED MARCH 31,           ENDED
                                                                         --------------------------  DECEMBER 31,
                                                                             1997          1996          1996
                                                                         ------------  ------------  ------------
CONSOLIDATED OPERATING DATA:
Interest income........................................................  $    184,587  $    182,853   $  726,643
Interest expense.......................................................        84,090        84,653      331,937
                                                                         ------------  ------------  ------------
  Net interest income..................................................       100,497        98,200      394,706
Provision for credit losses............................................         1,565         3,602       22,320
                                                                         ------------  ------------  ------------
  Net interest income after provision for credit losses................        98,932        94,598      372,386
Non-interest income....................................................        41,472        38,829      166,677
Non-interest expense...................................................        91,159        88,393      401,725
                                                                         ------------  ------------  ------------
  Income before income tax expense and extraordinary items.............        49,245        45,034      137,338
Income tax expense.....................................................        19,507        17,103       52,872
                                                                         ------------  ------------  ------------
  Income before extraordinary items....................................  $     29,738  $     27,931   $   84,466
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
Per Common Share:
  Income before extraordinary items....................................  $        .75  $        .68   $     2.10
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
  Dividends declared...................................................  $      .1875  $     .15625   $   .71875
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
Average common and common equivalent shares outstanding (000's)........        39,673        40,862       40,218
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
CONSOLIDATED FINANCIAL CONDITION DATA:
Total assets...........................................................  $  9,414,758  $  9,187,670   $9,457,868
Investments (1)........................................................       104,396       116,297      488,437
Securities available for sale..........................................     1,902,862     1,850,113    1,604,498
Loans held for sale....................................................       228,219       249,498      222,787
Loans..................................................................     6,512,373     6,305,389    6,462,982
Goodwill...............................................................       177,949       163,827      162,839
Deposits...............................................................     7,075,238     6,760,865    6,702,908
Federal Home Loan Bank advances........................................     1,037,562     1,113,840    1,523,295
Other borrowings.......................................................       411,648       437,882      353,358
Stockholders' equity...................................................       751,537       748,434      755,995
Tangible net worth.....................................................       573,588       584,607      593,156
Book value per common share............................................         19.04         18.38        19.07
Tangible book value per common share...................................         14.53         14.36        14.97

KEY RATIOS:
Net interest margin....................................................          4.65%         4.60%        4.67%
Return on average assets...............................................          1.28          1.21          .93
Return on average realized common equity...............................         15.90         15.18        11.40
Average total equity to average assets.................................          8.03          8.09         8.13
Common dividend payout ratio...........................................         25.00         22.98        34.23

          NOTE TO SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

(1) Includes interest-bearing deposits with banks, federal funds sold, U.S. Government and other marketable securities held to maturity, securities purchased under resale agreements and FHLB stock.

                              THE SPECIAL MEETING

    This Proxy Statement/Prospectus is being furnished to Standard stockholders in connection with the solicitation of proxies by the Board of Directors of Standard for use at the Special Meeting and at any adjournments or postponements
thereof. The Special Meeting will be held on                , 1997, commencing
at        a.m. local time, at the                     .

    This Proxy Statement/Prospectus and the Notice of Special Meeting of Stockholders of Standard and the accompanying proxies solicited by the Board of Directors of Standard are first being mailed to stockholders of Standard on or
about      , 1997.

    The principal executive offices of Standard are located at 800 Burr Ridge Parkway, Burr Ridge, Illinois 60521.

    PURPOSES OF THE SPECIAL MEETING. The purposes of the Special Meeting are to consider and vote upon (i) a proposal to approve and adopt the Reorganization Agreement and the transactions contemplated thereby, and (ii) such other business as may properly come before the Special Meeting, including any motion to adjourn the Special Meeting, if necessary, to solicit additional proxies, or any adjournments or postponements thereof.

    SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE.  The Board of
Directors of Standard has fixed the close of business on           as the Record
Date for the determination of holders of Standard Common Stock entitled to notice of and to vote at the Special Meeting or any adjournments or
postponements thereof. On the Record Date, there were      shares of Standard
Common Stock outstanding and entitled to vote, held by approximately holders of record. Each share of Standard Common Stock entitles the holder thereof to one vote on each matter to be submitted for stockholder vote at the Special Meeting.

    QUORUM; VOTE REQUIRED. The affirmative vote of a majority of the outstanding shares of Standard Common Stock is required to approve the Reorganization Agreement and the transactions contemplated thereby. Assuming a quorum is present, the affirmative vote of a majority of the Standard Common Stock voting in person or by proxy is required to adopt a motion to adjourn the Special Meeting to solicit additional proxies, if necessary. The presence, in person or by proxy, of a majority of the aggregate number of shares of Standard Common Stock outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Special Meeting. Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Special Meeting, but will not be counted as voting on any matter as to which "abstain" is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Special Meeting unless they are voted by the broker on at least one matter. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy. Abstentions and broker non-votes will have the same effect as votes against approval of the Reorganization Agreement.

    As of the Record Date, the directors and executive officers of Standard and their affiliates in the aggregate beneficially owned and are entitled to vote
      shares, or     %, of the outstanding Standard Common Stock (exclusive of
shares of Standard Common Stock that may be acquired upon the exercise of Standard Stock Options and that may be deemed beneficially owned because a director or officer serves as a fiduciary). Each of the directors and executive officers of Standard have signed an affiliate letter, which provides that they will refrain from transferring shares of TCF Common Stock received in the Combination except in a registration under the Securities Act, in compliance with Rules 144 and 145 under the Securities Act or pursuant to another exemption from registration under the Securities Act.

    As of the Record Date, neither TCF and its subsidiaries, nor the directors and executive officers of TCF and their affiliates beneficially owned any outstanding shares of Standard Common Stock. As of that date, TCF subsidiaries, acting as fiduciaries, custodians or agents, did not have sole or shared voting power over any shares of Standard Common Stock.

    VOTING; SOLICITATION AND REVOCATION OF PROXIES. A proxy for use at the Special Meeting accompanies this Proxy Statement/Prospectus and is solicited by the Board of Directors of Standard. Any Standard stockholder executing a proxy may revoke it at any time before it is voted by (i) filing with the Secretary of Standard, at the address of Standard set forth on the Notice of Special Meeting, a written notice of such revocation, (ii) executing a later-dated proxy or (iii) attending the Special Meeting and giving notice of such revocation in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. Each properly executed proxy returned to Standard (and not revoked) will be voted in accordance with the instructions thereon. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED: (1) "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY; AND (2) "FOR" ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY. If a properly executed proxy is returned with a vote against the Combination, the shares represented by such proxy may not be voted in favor of an adjournment of the Special Meeting. Because approval of the Reorganization Agreement by Standard stockholders requires the affirmative vote of a majority of the shares of Standard Common Stock outstanding as of the Record Date, failure to submit a proxy, abstentions and broker non-votes will have the effect of being a vote against the Reorganization Agreement and the transactions contemplated thereby. While the Board of Directors of Standard knows of no other matters to be presented at the Special Meeting, if any other matter properly comes before the meeting or any adjournments or postponements thereof, all proxies returned to Standard will be voted on any such matter in accordance with the best judgment of the proxy holders.

    BENEFICIAL OWNERSHIP OF STANDARD COMMON STOCK. This information is incorporated by reference from Standard's Annual Report on Form 10-K for the year ended December 31, 1996. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                THE COMBINATION

GENERAL

    The Board of Directors of Standard believes that the terms of the Reorganization Agreement are fair and in the best interests of the holders of Standard Common Stock and has unanimously approved the Combination. THE BOARD OF DIRECTORS OF STANDARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

    The following description of the material terms of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A. All holders of Standard Common Stock are urged to read such document carefully.

BACKGROUND OF AND REASONS FOR THE COMBINATION

    BACKGROUND OF THE COMBINATION

    TCF. Completion of a public offering of common stock and capital notes in early 1992 enabled TCF to make a significant capital contribution to its primary subsidiary, TCF Minnesota, which in turn enabled TCF Minnesota (and the other TCF Banks) to qualify as "well-capitalized" under OTS regulations. Following the achievement of this level of capitalization, which facilitates receiving certain regulatory approvals for acquisitions, TCF formed a committee of senior executives to determine the location, size, asset quality requirements and other characteristics of institutions that might be suitable acquisition opportunities for TCF. Effective April 21, 1993, TCF acquired RCG whose principal assets consisted of all of the capital stock of Republic Capital Bank, F.S.B. (now TCF Wisconsin) and Peerless Federal Savings Bank (now TCF Illinois), both federally-chartered savings institutions, which had 24 branch offices located in central and eastern Wisconsin and six branch offices located in northeastern Illinois, respectively. In August 1993, TCF entered the Michigan market with the acquisition of $220.8 million in deposits and 15 branch offices of First Federal Savings and Loan Association, Pontiac, Michigan from the Resolution Trust Corporation. Both acquisitions represented strategic geographic expansions of TCF's business. Effective February 8, 1995, TCF acquired Great Lakes, with $1.6 billion in deposits and $2.8 billion in assets. Effective January 16, 1997, TCF acquired the stock of BOC Financial Corporation, a holding company for Bank of Chicago, s.b., an Illinois state-chartered savings bank with three primary retail branches in the Chicago area and $168 million in deposits. TCF has also entered into the Winthrop Merger Agreement, pursuant to which TCF has agreed to acquire Winthrop, an equipment leasing company with operations throughout the United States, for approximately 6,700,000 shares of TCF Common Stock. See "RECENT DEVELOPMENTS--Winthrop." On May 23, 1997, Great Lakes Ohio entered into a purchase and sale agreement pursuant to which the eight branches of Great Lakes Ohio will be sold to The Fifth Third Bank of Cincinnati, Ohio. See "RECENT DEVELOPMENTS--Ohio Branches."

    In December 1996, Gregory J. Pulles, TCF Director of Mergers and Acquisitions, contacted Standard to express TCF's interest in a possible transaction in connection with a general program of contacting potential acquisition candidates in the Chicago area. In January 1997, TCF was one of the companies contacted by Wasserstein, Standard's financial advisor, to engage in exploratory discussions concerning a possible combination. On or about February 19, 1997, TCF was again contacted by Wasserstein and asked to submit a preliminary term sheet to Standard. The possibility of a transaction involving Standard was reviewed at a meeting of the TCF Shareholder Relations Committee of the TCF Board of Directors (the "Committee") on February 24, 1997 (the meeting had been called primarily to review and authorize execution of a definitive agreement with Winthrop), and the Committee authorized management to proceed with negotiations. TCF's preliminary term sheet for the acquisition was submitted to Standard on that same day and TCF representatives commenced a due diligence review of Standard shortly thereafter.

Representatives of Standard and its advisers commenced a due diligence review of TCF starting February 28, 1997. TCF delivered to Standard, on or about March 10, 1997, a proposed form of purchase agreement and the parties conducted further negotiations and due diligence review. The transaction was reviewed in detail at a Committee meeting on March 14, 1997, and at a special meeting of the Board of Directors of TCF on that same day, at which the Committee and the Board of Directors authorized management to proceed with finalizing and executing a definitive agreement and authorized the issuance of shares and the payment of cash consideration provided for in the Combination. At the meetings on March 14, 1997, Piper Jaffray Inc. ("Piper"), TCF's financial adviser, presented the Board of Directors with its opinion that the consideration to be provided in the transaction was fair from a financial point of view to the stockholders of TCF. After the Standard Board of Directors approved execution of a definitive agreement at its meeting on March 15, 1997, representatives of TCF and Standard reached agreement on the final form of the Reorganization Agreement. The Reorganization Agreement was executed effective March 16, 1997, and the transaction was publicly announced on that same day.

    STANDARD. Standard was organized on March 9, 1994 at the direction of the Board of Directors of Standard Bank for the purpose of acquiring all of the capital stock to be issued by Standard Bank pursuant to its conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). On July 28, 1994, Standard issued and sold to the public 18,630,000 shares of Standard Common Stock at an issuance price of $10.00 per share to complete the Conversion. During the period from January 2, 1996 to October 15, 1996, Standard Common Stock traded at prices ranging from $14.75 to $17.88. On October 16, 1996, a group identifying itself as LaSalle/Kross Partners, L.P. ("LaSalle/Kross") filed with the Commission a Schedule 13D with respect to Standard Common Stock which stated that LaSalle/Kross owned 850,000 shares (or 5.2% of the outstanding shares) of Standard Common Stock. Following this filing, the price of Standard Common Stock increased to $21.25 on December 10, 1996. In October 1996, in response to corporate governance issues raised by the stock ownership of LaSalle/Kross, Standard engaged Skadden as outside legal counsel and Wasserstein as financial advisor.

    In recent years, the financial services industry has witnessed substantial and rapid change characterized by increasing consolidation, intensifying competition and acquisitive growth of many of the larger domestic banking organizations. During this period of changing regulatory and market conditions, Standard has regularly considered possible strategies and transactions to enhance its profitability, competitive position and strategic focus, and thereby increase shareholder value. As part of this ongoing process, in November 1996, the Standard Board of Directors met with Skadden and Wasserstein to review, among other things, the short- and long-term strategic options available to Standard. The Standard Board of Directors discussed with its advisors the advantages and disadvantages of various alternatives including continued growth as an independent company, implementation of a share repurchase plan, expansion of its operations through an acquisition, merger of equals or strategic alliance transaction and pursuit of a transaction involving the sale of Standard.

    During December 1996 and January 1997, Standard was contacted by various banking organizations, including TCF, to determine the level of interest in a possible business combination. At its January 1997 meeting, after further review of the strategic options available to Standard and a review of the various contacts from interested third parties, the Standard Board of Directors authorized senior management and Wasserstein to conduct exploratory discussions concerning a possible business combination transaction with a select group of banking institutions, including TCF, that were deemed likely to be interested in such a transaction based on earlier contacts or other information obtained by Standard's senior management and Wasserstein. Over the ensuing months, Standard's senior management and Wasserstein conducted preliminary discussions with eight potential merger partners. Where necessary or appropriate, Standard required such parties to execute customary confidentiality agreements to preserve the confidential nature of any proprietary information of Standard disclosed during the course of such preliminary discussions.

    On February 19, 1997, Wasserstein presented to Standard's Board of Directors the results of its preliminary conversations with certain potential merger partners, including TCF. The Board of Directors authorized Standard's senior management and Wasserstein to continue discussions with TCF. On February 24, 1997, TCF submitted a preliminary term sheet to Standard regarding a potential business combination of Standard with TCF and, having already executed a confidentiality agreement, began conducting its due diligence review of Standard and its business operations.

    On February 28, 1997, Standard entered into a customary confidentiality agreement with TCF, whereupon Standard's senior management, Wasserstein, Skadden, and Ernst & Young LLP ("Ernst & Young"), Standard's independent accountants, began conducting Standard's due diligence review of TCF, which included, among other things, (i) meetings with senior officers of TCF to review TCF's strategic plans and objectives, (ii) a review of TCF's financial information, projections and pro forma projections, (iii) a review of credit reports and other management reports of TCF, (iv) discussions with the management of TCF regarding underwriting standards and internal financial and accounting controls, (v) sampling and review of loan files, and (vi) a review of TCF's litigation files, corporate minutes, employee handbooks and certain environmental matters.

    After this mutual due diligence review, TCF delivered to Standard on March 10, 1997, a preliminary draft of a definitive agreement for the Combination and, over the course of the following week, the parties negotiated the terms of the proposed agreement, including the Consideration Formula, and the related transaction documents.

    At a special meeting of the Standard Board of Directors held on March 15, 1997, management presented the TCF proposal to the Standard Board of Directors and reviewed with the Standard Board of Directors the events leading up to the TCF proposal, including senior management's negotiations with TCF. Wasserstein reviewed the TCF proposal for the Standard Board of Directors and provided its analyses. The Standard Board of Directors invited Mr. William A. Cooper, Chairman and Chief Executive Officer of TCF, to introduce himself to the Standard Board of Directors and to discuss the proposed business combination of TCF and Standard. Skadden reviewed the fiduciary duties owed by the Standard Board of Directors to Standard's stockholders in connection with the proposed transaction and reviewed the terms of the Reorganization Agreement and the proposed resolutions concerning the Combination. Wasserstein then formally advised the Standard Board of Directors as to its fairness opinion and stated that, as set forth in its draft fairness opinion and subject to the provisions and qualifications thereof, Wasserstein concluded that the consideration to be received in the Combination was fair from a financial point of view to the holders of Standard Common Stock. (Wasserstein provided its written opinion to the same effect dated as of March 16, 1997. The fairness opinion of Wasserstein is attached hereto as Appendix B, and holders of Standard Common Stock are encouraged to read that opinion carefully in its entirety. See "--Opinion of Financial Advisor to Standard.")

    Following a review and discussion of the definitive terms of the transaction, the fairness opinion of Wasserstein and numerous other relevant factors (described below in "--Background of and Reasons for the Combination--Reasons for the Combination"), the Standard Board of Directors, by a unanimous vote of all directors, authorized and approved the Reorganization Agreement and the transactions contemplated thereby. The Board of Directors also determined that the Reorganization Agreement be submitted to a vote of Standard stockholders and unanimously recommended that such stockholders approve and adopt the Reorganization Agreement. The parties executed the Reorganization Agreement as of March 16, 1997.

    REASONS FOR THE COMBINATION

    TCF. The terms of the Reorganization Agreement, including the consideration to be paid to Standard's stockholders, were the result of arm's-length negotiations between the representatives of TCF and Standard. Among the factors considered by the Board of Directors of TCF in deciding to approve the terms of the Combination were: (i) the consideration to be paid to Standard's stockholders in relation to the market value, book value, earnings per share and dividend rates of the TCF Common Stock and the

Standard Common Stock; (ii) information concerning the financial condition, results of operations, capital levels, asset quality and prospects of TCF and Standard (including Standard Bank); (iii) the short-term and long-term impact the Combination is expected to have on the TCF consolidated results of operations, including any potential for dilution; (iv) the availability of TCF Illinois' current management team in the Chicago area and the enhancement of TCF Illinois' existing franchise in Chicago through operating synergies (consolidation of operations), economies of scale in advertising and marketing, increased TCF presence in the Chicago area and, accordingly, greater convenience for TCF customers in the Chicago area; (v) the potential for generating increased earnings, and thereby enhancing and maintaining the value of TCF Common Stock to its stockholders, through access to Standard Bank's low cost deposit base and through enhanced marketing of higher yield consumer lending products to Standard Bank's customers; (vi) Standard Bank's deposit base, credit quality, assets, earnings and product mix, particularly as they compare to that of the current TCF Banks; (vii) the similarities of Standard Bank to other financial institutions previously acquired by TCF; (viii) the ability of the combined enterprise to compete in relevant banking markets; (ix) industry and economic conditions, including trends in the consolidation of the financial services industry; (x) the impact of the Combination on the depositors, employees, customers of and communities served by TCF and Standard through expanded products and services; (xi) the opinion of Piper, TCF's financial advisor, that the Consideration to be paid in the Combination is fair, from a financial point of view, to TCF stockholders; and (xii) the potential sources of funding for the cash portion of the Consideration. The Board of Directors of TCF also considered the effect of the pending Winthrop transaction on the proposed Combination, and the effect of the Combination on the Winthrop transaction. The TCF Board of Directors concluded that the proposed Combination with Standard is similar to previous acquisitions of financial institutions by TCF in which management has significantly improved core earnings by achieving operating efficiencies and changing the mix of loan products and could be expected to enhance TCF's profitability and to be beneficial to its stockholders. The TCF Board of Directors also concluded that the Winthrop transaction and the Combination are complementary to each other and that TCF should proceed with both transactions. In making its determination to approve the Reorganization Agreement and authorize the Combination, the Board of Directors of TCF did not ascribe relative weights to the factors which it considered.

    STANDARD. The Standard Board of Directors has unanimously determined that the Combination and the Reorganization Agreement, including the Consideration Formula, are fair to, and in the best interests of, Standard and its stockholders. In the course of reaching its decision, the Standard Board of Directors consulted with senior management, Standard's legal counsel with respect to the legal duties of the Board, regulatory matters, the Reorganization Agreement and issues related thereto, and with Wasserstein with respect to the financial aspects and fairness of the Combination and the fairness of the Consideration to be received by Standard's stockholders.

    Prior to approving the Combination, the Standard Board of Directors received information regarding, and analyzed and considered, among other things, the following factors: (i) information concerning the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of Standard and TCF, both individually and as a combined entity, and the strategic fit of the operating philosophies of the two institutions; (ii) the potential for revenue growth by cross-selling TCF's high-margin financial products to the combined customer base; (iii) the potential for increased fee generation through the application of TCF's deposit fees, ATM fees and loan servicing fees to the combined customer base; (iv) the geographic advantages of a combination, including significant additional market penetration with few overlapping branches; (v) the current and prospective economic and competitive environments facing Standard and other financial institutions characterized by intensifying competition from both banks and nonbank financial services organizations, the increasing necessity for strong fee-based income-producing components within a bank holding company, and the growing costs associated with regulatory compliance in the banking industry; (vi) the belief that the combined company would be well-positioned to grow through possible future acquisitions or expansions, while not being so large as to diminish its attractiveness as a possible acquisition candidate; (vii) the opinion by Wasserstein to the effect that, as of the date of such opinion, the consideration to be provided in the Combination is fair, from a financial point of view, to Standard's stockholders (see "--Opinion of Financial Advisor to Standard"); (viii) a comparison of the terms and conditions of the Reorganization Agreement and the other documents relating to the Combination to the terms customarily seen in similar transactions, which terms and conditions were viewed as providing an equitable basis for the Combination from the standpoint of Standard; (ix) that the Reorganization Agreement permits each holder of Standard Common Stock to elect, subject to certain limitations, the form of consideration to be received in the Combination; (x) the continuing influence of certain of Standard's directors and executive management personnel in the Resulting Institution; and (xi) the impact of the Combination on Standard's employees in terms of working environment and career opportunities, on Standard's depositors and customers in terms of the wider range of products and services that will be available from a strong and sound Resulting Institution, and on the communities which Standard currently serves in terms of the enhanced strength and accessibility of the combined franchise.

    The Standard Board of Directors' analysis of the foregoing factors included the following considerations, all of which the Standard Board of Directors concluded would present the potential for increased stockholder value in the future and which weighed in favor of a business combination with TCF: (i) Standard's dependence on earnings from retail banking, which have been subject to increasing margin pressure, and the countervailing benefits associated with TCF's significant percentage of fee-based income not subject to such margin pressure; (ii) the less attractive strategic alternatives available to Standard in light of the continuing trend of bank consolidations; and (iii) the belief that the Combination would enable Standard's stockholders to receive stock in a high quality combined company that should benefit from enhanced operating efficiencies and better penetration of commercial and consumer banking markets.

    Following consideration of the information and factors described above (including reliance upon the opinion of Wasserstein, as of the date of such opinion, that the consideration to be provided in the Combination is fair to the Standard stockholders from a financial point of view), the Standard Board of Directors concluded that the Combination is fair to, and in the best interests of, the Standard stockholders. In reaching this conclusion, the Standard Board of Directors did not assign relative or specific weights to the above information and factors or determine that any information or factor was of particular importance. A determination of various weightings would, in the view of the Standard Board of Directors, be impractical. Rather, the Standard Board of Directors viewed its decision and recommendation as being based on the totality of the information and factors presented to and considered by it. In addition, individual members of the Standard Board of Directors may have given different weight to different information and factors.

    FOR THE REASONS DESCRIBED ABOVE, THE STANDARD BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE REORGANIZATION AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, STANDARD AND ITS STOCKHOLDERS. ACCORDINGLY, THE STANDARD BOARD OF DIRECTORS UNANIMOUSLY APPROVED AND ADOPTED THE REORGANIZATION AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF STANDARD VOTE "FOR" APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF FINANCIAL ADVISOR TO STANDARD

    Pursuant to an engagement letter dated March 3, 1997 (the "Engagement Letter"), Standard retained Wasserstein as its exclusive financial advisor in connection with the possible merger or business combination of Standard. Wasserstein is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Wasserstein is familiar with Standard, having provided certain investment banking services to Standard, including acting as financial advisor to Standard recently in connection with an analysis of possible strategic alternatives and having acted as financial advisor in connection with, and having participated in certain of the negotiations leading to, the Reorganization Agreement. The Standard Board of Directors selected Wasserstein as Standard's financial advisor based on Wasserstein's substantial experience with and expertise in mergers and acquisitions and securities valuation generally, and its reputation in the banking, savings and loan, and investment communities.

    On March 15, 1997, Wasserstein delivered its oral opinion to the Standard Board of Directors that, on the basis of and subject to the matters to be set forth in its written opinion, the Consideration to be received by the holders of Outstanding Standard Shares pursuant to the Reorganization Agreement (treating the Combination as a unitary transaction) in the Combination is fair to such holders, from a financial point of view. Wasserstein delivered its written opinion to the same effect dated as of March 16, 1997 and as affirmed
on           , 1997. In preparing its opinion, Wasserstein performed a variety of financial and comparative analyses and made a detailed presentation to the Standard Board of Directors.

    THE FULL TEXT OF THE WASSERSTEIN WRITTEN OPINION DATED AS OF MARCH 16, 1997,
AND AS AFFIRMED ON            , 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE,
MATTERS CONSIDERED AND LIMITS ON ITS REVIEW, IS ATTACHED HERETO AS APPENDIX B. WASSERSTEIN'S OPINION IS DIRECTED ONLY TO THE CONSIDERATION TO BE RECEIVED IN THE COMBINATION BY THE HOLDERS OF OUTSTANDING STANDARD SHARES PURSUANT TO THE REORGANIZATION AGREEMENT (TREATING THE COMBINATION AS A UNITARY TRANSACTION) AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE WASSERSTEIN OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. HOLDERS OF OUTSTANDING STANDARD SHARES ARE URGED TO AND SHOULD READ SUCH OPINION IN ITS ENTIRETY.

    In connection with its opinion, Wasserstein reviewed, among other things,
(a) the Reorganization Agreement (b) certain publicly available business and financial information relating to Standard and TCF for recent years and interim periods to date, and (c) certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of Standard and TCF and provided for the purpose of Wasserstein's analysis. Wasserstein also held discussions with members of the senior management of Standard and TCF regarding such information and, among other things, the business, operations, assets, financial condition and future prospects of their respective companies. Wasserstein reviewed historical stock prices and trading activity for Standard Common Stock and TCF Common Stock, compared certain financial and stock market information for Standard and TCF with similar information for certain other depository institutions and holding companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry specifically and other industries generally, and performed such other studies, analyses, and investigations, and reviewed such other information as Wasserstein considered appropriate.

    Wasserstein assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information provided to or discussed with it for purposes of its opinion. In that regard, Wasserstein assumed, with the consent of the Standard Board of Directors, that the financial forecasts, analyses, and projections including, without limitation, projected cost savings, operating synergies and revenue enhancements resulting from the Combination, were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of Standard's and TCF's respective management, and that such forecasts would be realized in the amounts and in the time periods contemplated by Standard and TCF. Wasserstein is not an expert in evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and has assumed, with the consent of the Standard Board of Directors, that existing allowances for Standard and TCF are in the aggregate adequate to cover all such losses. Wasserstein did not review individual credit files or review the securities inventory of Standard or TCF or any of their subsidiaries, nor did it make or obtain an independent evaluation or appraisal of properties, assets, or liabilities of Standard or TCF. Wasserstein assumed that the Combination will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. Wasserstein assumed that the Combination will be consummated on the terms described in the Reorganization Agreement without waiver of any material terms or conditions and that obtaining the necessary regulatory approvals and third party consents for the Combination will not have an adverse effect on TCF following the Combination. Wasserstein did not contact all potential merger partners for Standard; instead, Wasserstein contacted a limited number of parties as determined in consultation with management and the Standard Board of Directors.

    Pursuant to the terms of the Engagement Letter, Standard has agreed to pay Wasserstein (i) a fee of $300,000 upon the execution of the definitive Reorganization Agreement and (ii) if the Combination is consummated, a transaction fee equal to (a) the excess of 1.00% of the Aggregate Consideration (as defined in the Engagement Letter) paid in the Combination over the $300,000 fee noted above, minus (b) a financial advisory fee of $100,000 already paid at the time of execution of the Engagement Letter. In addition, Standard has agreed to reimburse Wasserstein for its reasonable out-of-pocket expenses, including the fees and disbursements of their counsel, and (pursuant to a separate letter agreement) to indemnify Wasserstein against certain liabilities relating to or arising out of their engagement, including liabilities under federal securities laws.

    SUMMARY OF FINANCIAL ANALYSES

    The following is a summary of the material financial analyses performed by Wasserstein in connection with its opinion:

    DISCOUNT CASH FLOW ANALYSIS OF STANDARD. Based upon forecasts provided by the management of Standard, Wasserstein prepared a discounted free cash flow analysis which estimated the net present value of the future cash flows that Standard might be expected to produce over the five-year period from 1997 to 2001. The analysis used assumptions relating to earnings per share, dividends and terminal value, if Standard were to operate on a stand-alone basis (without giving effect to any operating or other efficiencies pursuant to the Combination). In conducting this analysis, Wasserstein assumed equity discount rates ranging between 12% and 16% and deposit premiums at Year 2001 ranging between 5% and 8%. The results of this analysis indicated a range of implied per-share prices for Standard of between $21.72 and $28.21. The Consideration Value Per Share of the TCF proposal based on an Average TCF Stock Price, as of the date the Reorganization Agreement was signed, of $45.75, is $25.25.

    COMPARABLE COMPANY ANALYSIS OF STANDARD. Wasserstein compared the various financial ratios of Standard with the individual and group information of the following selected comparable companies which it deemed to be reasonably similar to Standard in size, financial character, operating character and historical performance: Calumet Bancorp, CitFed, Great Financial Corporation, Hinsdale Financial Corporation ("Alliance Capital" after merger with Liberty), MAF Bancorp, Mid-America Bancorp, St. Paul Bancorp and Security Capital Corporation (collectively, the "Standard Comparable Companies").

    Among the valuation ratios considered were: (i) the ratio of market price to latest 12 months' earnings per share, which was 18.8x for Standard and 16.8x for the median of the Standard Comparable Companies; (ii) the ratio of market price to estimated fiscal 1997 earnings per share, which was 15.5x for Standard and 16.3x for the median of the Standard Comparable Companies; (iii) the ratio of market value to December 31, 1996 book value, which was 1.21x for Standard and 1.54x for the median of the Standard Comparable Companies; (iv) the ratio of market value to December 31, 1996 adjusted book value (calculated assuming that a premium is paid only for that portion of book value equal to 7% of total assets), which was 1.33x for Standard and 1.72x for the median of the Standard Comparable Companies;(v) the ratio of market value to assets, which was .14x for Standard and .15x for the median of the Standard Comparable Companies; and (vi) the ratio of market value to deposit premium, which was 3.9% for Standard and 8.0% for the median of the Standard Comparable Companies. Using these and other valuation ratios, Wasserstein calculated the indicated per-share prices for Standard that would result by multiplying, respectively, the median of each of these valuation multiples for the Standard Comparable Companies by the relevant information for Standard. This calculation yielded implied per-share prices of Standard ranging from $16.89 to $23.19. The figures used for estimated fiscal 1997 earnings for the Standard Comparable Companies were based on earnings estimates published by selected research analysts. The estimate of fiscal 1997 earnings for Standard used by Wasserstein was based on estimates provided by Standard management.

    COMPARABLE TRANSACTION ANALYSIS OF STANDARD. Wasserstein reviewed the consideration paid in selected comparable merger and acquisition transactions involving thrifts. Transactions were selected on the basis of comparability of transaction value and the perceived comparability of the markets served by the acquired institutions to those of Standard, and included the acquisitions of North Side Savings Bank, Home Financial Corp., Leader Financial, Bell Bancorp Inc., NS Bancorp Inc., Columbia First Bank, Deerbank Corp., Coral Gables FedCorp., Great Lakes Bancorp, Fidelity New York, NBB Bancorp, AmeriFed Financial Corp., First Federal S&L (15 offices), Cragin Financial Corp. and Republic Capital Group (collectively, the "Standard Comparable Transactions").

    For the Standard Comparable Transactions, the multiple of purchase price to the latest 12 months' earnings per share ranged from 12.9x to 27.8x with a median of 15.4x. At December 31, 1996, the Standard multiple of latest 12 months' earnings per share to an assumed Consideration Value Per Share of $25.25 was 24.0x. For the Standard Comparable Transactions, the multiple of purchase price to book value ranged from 1.17x to 2.21x with a median of 1.53x. The multiple of the assumed Consideration Value Per Share for Standard to its December 31, 1996 book value was 1.60x. For the Standard Comparable Transactions, the multiple of purchase price to adjusted book value ranged from 1.20x to 2.34x with a median of 1.92x. The multiple of the assumed Consideration Value Per Share for Standard to its December 31, 1996 adjusted book value was 1.95x. For the Standard Comparable Transactions, the deposit premium ranged from 2.5% to 18.9% with a median of 7.7%. At December 31, 1996, the assumed Consideration Value Per Share for Standard represented a deposit premium of 9.3%. Using these transaction multiples, Wasserstein calculated the implied share prices for Standard that would result by multiplying, respectively, the median of each of these transaction multiples for the Standard Comparable Transactions by relevant information for Standard. This calculation yielded implied per-share prices of Standard Common Stock ranging from $17.10 to $25.43.

    DISCOUNTED CASH FLOW ANALYSIS OF TCF. Based upon forecasts provided by the management of TCF, Wasserstein prepared a discounted free cash flow analysis which estimated the net present value of the future cash flows that TCF might be expected to produce over the four-year period from 1997 to 2000, using assumptions relating to earnings per share, dividends and terminal value if TCF were to operate on a stand-alone basis (without giving effect to any operating or other efficiencies pursuant to the Combination). In conducting this analysis, Wasserstein assumed equity discount rates ranging between 12% and 16% and deposit premiums at Year 2000 ranging between 20% and 23%. The results of this analysis indicated a range of implied per-share prices for TCF of between $40.69 and $48.64.

    COMPARABLE COMPANY ANALYSIS OF TCF. Wasserstein compared the various financial ratios of TCF with the individual information and medians of the following selected comparable companies which it deemed to be reasonably similar to TCF in size, financial character, operating character and historical performance: Collective Bancorp, Commerce Bancshares, Commercial Federal Corporation, First Financial of Wisconsin, First Virginia Banks, Inc., Provident Bancorp, Inc., Roosevelt Financial Group, Star Banc Corporation and Zions Bancorporation (collectively, the "TCF Comparable Companies").

    Among the valuation ratios considered were: (i) the ratio of market price to latest 12 months' earnings per share, which was 15.2x for TCF and 15.0x for the median of the TCF Comparable Companies; (ii) the ratio of market price to estimated fiscal 1997 earnings per share, which was 13.4x for TCF and 14.1x for the median of the TCF Comparable Companies; (iii) the ratio of market value to December 31, 1996 book value, which was 2.92x for TCF and 2.11x for the median of the TCF Comparable Companies; (iv) the ratio of market value to December 31, 1996 adjusted book value, which was 3.12x for TCF and 2.26x for the median of the TCF Comparable Companies; (v) the ratio of market value to assets, which was
 .23x for TCF and .18x for the median of the TCF Comparable Companies; (vi) the ratio of market value to deposits, which was .32x for TCF and .24x for the median of the TCF Comparable Companies; and (vii) the ratio of market value to deposit premium, which was 21.2% for TCF and 13.0% for the median of the TCF Comparable Companies. Using these and other valuation ratios, Wasserstein calculated the implied share prices for TCF that would result by multiplying, respectively, the median of each of these valuation ratios for the TCF Comparable Companies by relevant information for TCF. This calculation yielded implied per-share prices of TCF ranging from $33.35 to $48.75. The figures used for estimated fiscal 1997 earnings for the TCF Comparable Companies were based on earnings estimates published by selected research analysts. The estimate of fiscal 1997 earnings for TCF used by Wasserstein was based on business plan information provided by TCF management.

    COMPARABLE TRANSACTION ANALYSIS OF TCF. Wasserstein reviewed selected comparable merger and acquisition transactions involving thrifts and bank holding companies, respectively. Transactions were selected based upon comparability of transaction value and the perceived comparability of the markets served by the acquired institutions to those of TCF. With respect to bank holding companies, Wasserstein reviewed the acquisitions of Liberty Bancorp, Citizens Bancorp, Boatmen's Bancshares, National Westminister Bancorp, Meridian Bancorp, Bank South Corp., Fourth Financial Corp., FirsTier Financial, First Fidelity Bancorporation, West One Bancorp, Worthen Banking Corp., NBB Bancorp, Continental Bancorp, Independence Bancorp and Liberty National Bancorp (collectively, the "TCF Comparable Bank Transactions"). With respect to thrifts, Wasserstein reviewed the acquisitions of American Federal Bank, Roosevelt Financial Group, Standard Federal Bancorp, Cal Fed Bancorp, Keystone Holdings / American Savings Bank, Home Financial, Leader Financial Corp., CSF Holdings Inc., FirstFed Michigan Corp. and Cragin Financial Corp. (collectively, the "TCF Comparable Thrift Transactions").

    For the TCF Comparable Bank Transactions, the multiple of purchase price to latest 12 months' earnings ranged from 7.8x to 23.6x with a median of 17.6x; the multiple of purchase price to book value ranged from 1.05x to 2.84x with a median of 2.10x; the multiple of purchase price to adjusted book value ranged from 1.07x to 3.25x with a median of 2.37x; the deposit premium ranged from 0.7% to 21.3% with a median of 11.5%. Using these transaction multiples, Wasserstein calculated the implied share prices for TCF that would result by multiplying, respectively, the median of each of these transaction multiples for the TCF Comparable Bank Transactions by relevant information for TCF. This calculation yielded implied per-share prices of TCF ranging from $32.23 to $54.16.

    For the TCF Comparable Thrift Transactions, the multiple of purchase price to latest 12 months' earnings ranged from 10.00x to 19.68x with a median of 13.60x; the multiple of purchase price to book value ranged from 1.28x to 3.66x with a median of 1.93x; the multiple of purchase price to adjusted book value ranged from 1.35x to 3.27x with a median of 1.98x; the deposit premium ranged form 5.6% to 21.2% with a median of 9.8%. Using these transaction multiples, Wasserstein calculated the implied share prices for TCF that would result by multiplying, respectively, the median of each of these transaction multiples for the TCF Comparable Thrift Transactions by relevant information for TCF. This calculation yielded implied per-share prices of TCF ranging from $29.76 to $41.88.

    COMBINATION CONSEQUENCES ANALYSIS. Wasserstein analyzed the financial impact of the Combination on holders of TCF Common Stock, noting that on a pro forma basis (based on the projections furnished by the management of TCF), the Combination would result in projected 0.08% earnings per share accretion to TCF stockholders in fiscal 1997, 1.48% accretion in 1998, 3.02% accretion in 1999, and 4.41% accretion in 2000. This analysis also reflected potential cost savings and revenue enhancements resulting from the Combination.

    PREMIUM ANALYSIS. Wasserstein performed a premium analysis which compared the premium presented by the TCF proposal to the median premium paid in the Standard Comparable Transactions. A premium is defined as the excess, in percentage terms, of the per share acquisition price relative to the target's stock price on a given date prior to the announcement of the transaction. Based upon an assumed Consideration Value Per Share of $25.25, TCF's proposal represented a premium of 26.3% over the March 10, 1997 closing price of Standard Common Stock, compared to a median premium of 21.1% for the Standard Comparable Transactions (based on trading prices one day prior to announcement). Using the closing price of Standard Common Stock on October 16, 1996 (the day that LaSalle/Kross filed its initial 13D), Wasserstein calculated that TCF's proposal represented a premium of 40.3%, compared to a median premium of 36.7% in the Standard Comparable Transactions (based on trading prices 60 days prior to announcement).

    EXCHANGE RATIO ANALYSIS. Wasserstein reviewed the ratio of the closing prices per share of the Standard Common Stock to TCF Common Stock over various time periods since August 1, 1994 (the date of Standard Bank's conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank). The exchange ratio ranged from 0.38667x to 0.61039x with a median of 0.47407x over the period from August 1, 1994 to March 6, 1997; from 0.39000x to 0.50760x with a median of 0.44695x over the 12-month period ended March 6, 1997; from 0.42484x to 0.50760x with a median of 0.45390x over the six-month period ended March 6, 1997; from 0.43767x to 0.50760x with a median of 0.45658x over the three-month period ended March 6, 1997; and from 0.43767x to 0.45954x with a median of 0.44920x over the one-month period ended March 6, 1997.

STRUCTURE OF THE COMBINATION

    The Reorganization Agreement provides for a strategic combination of TCF and Standard to be effected pursuant to a series of transactions as a result of which TCF will own all of the assets of Standard and will have assumed all of the liabilities of Standard. The Combination will occur in the following contemporaneous steps: FIRST, Standard will form Interim Bank and Interim Bank will form New Sub, a Delaware corporation; SECOND, New Sub will merge with and into Standard, with Standard being the surviving corporation and a wholly-owned subsidiary of Interim Bank, and with certificates representing Standard Common Stock being converted into an equivalent number of shares of Interim Bank Common Stock; THIRD, Standard will dissolve, and, pursuant to the dissolution, will transfer all of its assets (including the stock of Standard Bank) to Interim Bank, and Interim Bank will assume all of Standard's liabilities and obligations; FOURTH, Interim Bank will engage in the Merger with and into TCF Illinois, with TCF Illinois as the Resulting Institution; and FIFTH, Standard Bank will engage in the Subsequent Merger with and into TCF Illinois with TCF Illinois as the Resulting Institution. Certificates representing the Outstanding Standard Shares, will be converted into and will represent the shares of Interim Bank Common Stock that will be converted into the right to receive the number of shares of TCF Common Stock, cash, or a combination thereof, provided for in accordance with the Consideration Formula. Subject to limitations, stockholders of Standard will be offered an election to receive cash, TCF Common Stock, or a combination of the two, in exchange for their shares, as described in this Proxy Statement/Prospectus. See "--Consideration Election." No fractional shares of TCF Common Stock will be issued, and cash will be paid in lieu thereof. In this Proxy Statement/Prospectus, references to Standard Common Stock after or in connection with the third step of the Combination are deemed to refer to Interim Bank Common Stock unless the context requires otherwise.

EFFECTS OF THE COMBINATION

    EFFECT ON STANDARD'S STOCKHOLDERS.  Upon consummation of the Combination,
(i) holders of Standard Common Stock shall be entitled to receive the amount of cash and/or shares of TCF Common Stock as calculated in accordance with the Consideration Formula, and (ii) each holder of a Standard Stock Option granted under either the Standard Financial, Inc. Stock Option Plan or the Standard Financial, Inc. Stock Option Plan for Outside Directors (together, the "Standard Stock Option Plans") shall be paid by Standard an amount of cash equal to the "market value" of the Standard Stock Option on the Effective Date, less the "exercise price" of the Standard Stock Option (with such market value being equal to the Consideration Value Per Share).

    Standard has a dividend reinvestment plan under which cash dividends on Standard Common Stock, or optional cash investments, may be invested in Standard Common Stock. Under the terms of the

Reorganization Agreement, no dividends may be paid on the Standard Common Stock pending consummation of the Combination except (i) regular quarterly cash dividends of not more than $.10 per share payable to holders of Standard Common Stock, or (ii) dividends paid in cash by any Standard Subsidiary to Standard or another Standard Subsidiary. Immediately prior to the Effective Time the Standard dividend reinvestment plan will be terminated and persons with accounts in the plan will be entitled to receive the Consideration Value Per Share and to make the Consideration Election in connection with consummation of the Combination. Holders of Standard Common Stock receiving TCF Common Stock in the Combination will be provided with the opportunity to elect to participate in TCF's dividend reinvestment plan with respect to those and any other shares of TCF Common Stock they own. Under the TCF plan, participating holders of TCF Common Stock may make quarterly investments in TCF Common Stock and may reinvest quarterly cash dividends on TCF Common Stock in additional shares of TCF Common Stock.

    EFFECT ON STANDARD, STANDARD BANK AND INTERIM BANK. Upon completion of the Combination, the Resulting Institution will be responsible for all the liabilities and will succeed to all the rights and assets of Interim Bank, Standard Bank and Standard. Following the Combination, the Board of Directors of the Resulting Institution will consist of the directors on the Board of Directors of TCF Illinois prior to the Effective Time and certain directors on the Board of Directors of Standard immediately prior to the Effective Time, subject to the right of the stockholders of the Resulting Institution to remove and elect directors of the Resulting Institution. In addition, TCF shall cause its Board of Directors to be expanded by one seat as of the Effective Time and such directorship shall be filled by one director mutually acceptable to TCF and Standard, it being the intention of Standard and TCF that such director will be David H. Mackiewich.

    EFFECT ON EMPLOYEES OF STANDARD AND STANDARD BANK. The Executive Chairman of the Resulting Institution will be David H. Mackiewich. The President shall be designated by TCF, and the other officers shall be the officers of the Resulting Institution immediately prior to the Effective Time designated by TCF, the officers of Standard who choose to continue with the Resulting Institution on the Effective Date and who are approved by the Resulting Institution's Board of Directors, and such other officers as the Board of Directors of the Resulting Institution may elect on the Effective Date until their successors are elected and qualified and subject to the right of the Board of Directors of the Resulting Institution to remove and elect officers after the Effective Time. Employees of Standard and Standard Bank will become employees of TCF Illinois immediately after the Effective Time, as a consequence of the Merger and the Subsequent Merger with and into TCF Illinois. Employees of the Standard Subsidiaries other than Standard Bank will remain employed by those subsidiaries immediately after the Effective Time. Any transfer of employment effected in connection with the Combination, such as from Standard Bank to TCF Illinois, will not be considered a termination of employment for purposes of any employee plans of Standard or TCF, including severance plans or arrangements. Except for certain individuals with employment agreements (see "--Interests of Certain Persons in the Combination--Change in Control Agreements and Employment Agreements"), employment after the Effective Date is "at will." TCF intends that employees of Standard or the Standard Subsidiaries will continue to participate in the benefit plans of Standard until such time as those plans are merged or terminated. TCF intends to make its employee benefit plans available to former employees of Standard and its subsidiaries as soon as practicable after the Effective Time. TCF intends that at the time such employee plans are made available to employees of Standard and its subsidiaries, the employees of Standard and the Standard Subsidiaries will receive credit for vesting and eligibility purposes, but not for purposes of benefit accrual, for their service with Standard prior to the Effective Time. The Reorganization Agreement reflects the parties' intention that, at such time as TCF's medical plan coverage is made available to former employees of Standard, employees of Standard who are participating in the Standard medical coverage at that time will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Standard medical coverage that applied to them, will receive credit toward the eligibility waiting period under TCF's medical coverage for their service with Standard prior to the Effective Time, and will receive credit toward premiums, co-payments and deductibles under TCF's coverage for their payments made under the Standard medical plans. Employees not participating in the Standard medical coverage at the time it is replaced by TCF's medical coverage will receive credit for their pre-Effective Time service with Standard toward any waiting period or other service requirements generally applicable under TCF's replacement medical coverage. The Reorganization Agreement also reflects TCF's intention to terminate the employee stock ownership plan ("ESOP") of Standard and to provide for full vesting and allocation of shares to eligible Standard employees thereunder, subject to obtaining a favorable determination for such termination and the related actions from the Internal Revenue Service. In the event such approval cannot be obtained, however, the Reorganization Agreement provides that the ESOP will not be terminated and will continue to operate under the rules applicable to qualified plans until all of the stock of the ESOP is allocated. Although TCF intends to replace the Standard employee benefit plans with its benefit plans for former employees of Standard as soon as practicable after the Combination, the Reorganization Agreement provides that nothing in the Reorganization Agreement shall be deemed to confer upon any employee or former employee of Standard or any Standard subsidiary, or any other individual, any rights or entitlement to any particular benefits, benefit plans, payments or distributions and further provides that, except as expressly set forth in the Reorganization Agreement, TCF reserves the right on behalf of the Board of Directors of the Resulting Institution to amend, modify or terminate the Standard and TCF plans from time to time.

    With respect to certain employees of Standard who have employment agreements and change in control agreements, TCF has agreed to assume such agreements or to cause the Resulting Institution to do so, and has agreed that the Combination constitutes a change in control of Standard for purposes of those agreements.

    In addition, certain employees of Standard have special interests in the Combination. See "--Interests of Certain Persons in the Combination."

THE CONSIDERATION FORMULA

    GENERAL. The Reorganization Agreement provides that, at the Effective Time, the Outstanding Standard Shares will be converted into an equivalent number of shares of Interim Bank Common Stock, which in turn will be converted into the right to receive an amount of cash and/or shares of TCF Common Stock which, when combined, equals the Consideration Value Per Share under the applicable Consideration Formula from the following chart:

AVERAGE TCF STOCK PRICE                                       CONSIDERATION VALUE PER SHARE
------------------------------------------------------------  --------------------------------------------------
GREATER THAN54.00...........................................  $12.50 + 0.24643 x Average TCF Stock Price
LESS THAN or =$54.00 - GREATER THAN$47.75...................  $25.81*
LESS THAN or =$47.75 - GREATER THAN or =$43.75..............  $12.50 + 0.27869 x Average TCF Stock Price
LESS THAN$43.75 - GREATER THAN or =$37.50...................  $24.69*
LESS THAN$37.50.............................................  $12.50 + 0.32514 x Average TCF Stock Price

------------------------

*THE TCF COMMON STOCK PORTION OF THE CONSIDERATION IS VALUED AT THE AVERAGE TCF
                                  STOCK PRICE.

    The "Average TCF Stock Price" is the average of the daily closing sales prices of TCF Common Stock during the 30 consecutive full trading days ending on the "Determination Date." The "Determination Date" is the third business day immediately prior to either (i) the date of the Special Meeting of the holders of Standard Common Stock to which this Proxy Statement/Prospectus relates or
(ii) the date on which the last regulatory approval required to consummate the Combination has been obtained and all statutory or regulatory waiting periods have expired, whichever is closer to the Effective Date.

    The aggregate Consideration will consist of cash and TCF Common Stock. If the Average TCF Stock Price is within a range from and including $43.75 to and including $47.75, the aggregate Consideration will consist of (i) cash equal to the product of $12.50 multiplied by the number of Outstanding Standard Shares plus (ii) a number of shares of TCF Common Stock equal to the product of 0.27869 multiplied by the number of Outstanding Standard Shares. If the Average TCF Stock Price is greater than $47.75 or less than $43.75, the aggregate Consideration will be equal to the applicable Consideration Value Per Share from the chart above, multiplied by the number of Outstanding Standard Shares, and TCF may vary the allocation of aggregate Consideration between cash and TCF Common Stock, subject to the following limitations on the minimum and maximum amount of aggregate Consideration constituted by cash. The minimum amount of cash will be 44.5% of the aggregate Consideration unless the Average TCF Stock Price is greater than $54 per share in which case the minimum amount of cash will be $10.76 per share multiplied by the Outstanding Standard Shares. The maximum amount of cash will be the highest percentage of cash without preventing the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code as determined by the tax advisors of TCF and Standard. The maximum cash aggregate Consideration for the Outstanding Standard Shares is approximately 58% of the overall Consideration in connection with the Combination and includes cash paid for the cancellation of the Standard Stock Options, for Dissenting Shares and for whole shares and in lieu of fractional shares.

    The Combination is structured as a cash election merger, in which each holder of Outstanding Standard Shares will have the right to choose, subject to certain limitations, to receive the Consideration Value Per Share in the form of TCF Common Stock, cash, or a combination of the two. See "-- Consideration Election." The transaction is expected to be a tax-free exchange for Standard's stockholders to the extent they receive shares of TCF Common Stock. See "--Certain Federal Income Tax Consequences."

    There can be no assurance that holders of Standard Common Stock will receive a stated value in shares of TCF Common Stock for their shares of Standard Common Stock because the market price of TCF Common Stock at the time of the Combination may be less than it is currently and is subject to changes thereafter. Holders of Standard Common Stock are urged to obtain current quotations for shares of TCF Common Stock. See "COMPARATIVE MARKET PRICE DATA." In the event the Average TCF Stock Price (on the Determination Date) is less than $37.50 per share, Standard may terminate the Reorganization Agreement, subject to TCF's right to increase the value of the Consideration to a Consideration Value Per Share of $24.69, as provided in the Reorganization Agreement. However, there can be no assurance that in such event Standard will exercise its right to terminate the Reorganization Agreement or TCF will exercise its right to increase the Consideration Value Per Share, so the Combination may still occur irrespective of whether the Average TCF Stock Price is less than $37.50. Standard has not made any determination whether to terminate the Reorganization Agreement, and TCF has not made any determination of whether to increase the value of the Consideration, should this event occur.

    Assuming, for purposes of illustration only, that the Combination had occurred on May 29, 1997, using the number of shares of Standard Common Stock outstanding on that date of 16,204,235 shares and the Average TCF Stock Price on that date of $41.742, the Consideration Value Per Share would have been $24.69 and, assuming that TCF evenly allocated the aggregate Consideration as 50% cash and 50% TCF Common Stock, TCF would have paid an aggregate of $200 million in cash and issued approximately 4,800,000 shares of TCF Common Stock (valued at approximately $200 million, as determined by valuing such TCF Common Stock at the Average TCF Stock Price on that date), for a total of $400 million in aggregate Consideration (cash and TCF Common Stock combined) to holders of Standard Common Stock. Under such circumstances, former Standard stockholders would have held approximately 12.1% of the shares of TCF Common Stock outstanding after the Combination (using the number of shares of TCF Common Stock outstanding on May 29, 1997 of 34,728,892 shares and adding to such amount the approximately 4,800,000 shares of TCF Common Stock assumed to be issued in the Combination, but excluding the approximately 6,700,000 shares of TCF Common Stock which TCF expects to issue in connection with its acquisition of Winthrop).

    If, between the date of the Reorganization Agreement and the Effective Time, the shares of TCF Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon is declared with a record date within said period, the Consideration Formula will be adjusted accordingly.

    NO FRACTIONAL SHARES OF TCF COMMON STOCK TO BE ISSUED. No fractional shares of TCF Common Stock will be issued in the Combination to holders of shares of Standard Common Stock. Each holder of shares of Standard Common Stock who otherwise would have been entitled to a fraction of a share of TCF Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of Standard Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price of TCF Common Stock on the Effective Date.

    MANNER OF EXCHANGING STANDARD COMMON STOCK CERTIFICATES AND MAKING THE CONSIDERATION ELECTION. As soon as practicable after the Effective Time, each record holder of Standard Common Stock immediately prior to the Effective Time will be advised of the consummation of the Combination by a letter accompanied by a letter of transmittal and instructions advising such holder of the terms of the exchange and the procedure for surrendering the certificate or certificates representing shares of Standard Common Stock to an exchange agent duly appointed by TCF (the "Exchange Agent"). The transmittal letter will also provide the holders of Standard Common Stock with an election form for such holders to elect cash, TCF Common Stock, or a combination of both, to the extent permitted by the Reorganization Agreement. See "--Consideration Election." CERTIFICATES REPRESENTING SHARES OF STANDARD COMMON STOCK SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL AFTER RECEIPT OF THE LETTER OF TRANSMITTAL.

    Until such surrender for the shares of TCF Common Stock, the certificates representing Outstanding Standard Shares will represent ownership of the number of shares of TCF Common Stock into which such shares were converted in the Combination as allocated pursuant to the Reorganization Agreement, and the holders will be entitled to all rights and privileges of holders of TCF Common Stock, except that holders of certificates representing Standard Common Stock will not be entitled to receive dividends or any other distributions declared by TCF until such certificates are so surrendered. Following surrender of the certificates representing Standard Common Stock and in accordance with the terms of the Reorganization Agreement, the then former holders of Standard Common Stock will be paid, without interest, any dividends or other distributions with respect to such shares of TCF Common Stock received in the Combination, but not previously paid to such holders, and which dividends or distributions had a record date which is after the Effective Time (less any taxes that may have been imposed thereon).

    After the Effective Time, holders of unsurrendered Standard Common Stock certificates shall be entitled to vote at any meeting of TCF stockholders at which holders of TCF Common Stock are eligible to vote, regardless of whether such holders have exchanged their certificates. Any certificate representing shares of TCF Common Stock to be issued in a name other than that in which the certificate surrendered is registered must be properly endorsed and otherwise in proper form for transfer, and the holder requesting such exchange must pay to the Exchange Agent in advance any transfer or other taxes in connection therewith.

    After the Effective Time, there will be no further registration of transfers on the records of Standard or Interim Bank of the certificates representing shares of Interim Bank Common Stock (formerly Standard Common Stock) and, if such certificates are presented to TCF for transfer, they will be cancelled against delivery of the Consideration as provided in the Reorganization Agreement.

    LOST CERTIFICATES. Any Standard stockholder who has lost, misplaced or destroyed a certificate representing any of his or her shares of Standard Common Stock should immediately call Darlene Brookshire at Harris Bank, 311 West Monroe, 14th Floor, Chicago, Illinois 60606, telephone: 312-765-8321, telefacsimile: 312-765-8052 for information regarding the procedures to be followed for replacing the lost certificate. Until a replacement certificate is obtained, the Standard stockholder will be unable to properly submit the letter of transmittal.

    TREATMENT OF STANDARD STOCK OPTIONS. At the Effective Time, each outstanding Standard Stock Option granted under the Standard Stock Option Plans will become immediately exercisable and fully vested. Immediately prior to the Effective Time, all outstanding Standard Stock Options will be cancelled, and Standard will pay to each holder an amount in cash equal to the "market value" of the Standard Stock Option on the Effective Date, less the "exercise price" of the Standard Stock Option. The market value of the Standard Stock Options will be equal to the Consideration Value Per Share.

CONSIDERATION ELECTION

    CONSIDERATION ELECTION PROCEDURES. The aggregate Consideration will consist of a combination of cash and TCF Common Stock. If the Average TCF Stock Price is within a range from and including $43.75 to and including $47.75, the aggregate Consideration will consist of cash equal to $12.50 multiplied by the number of Outstanding Standard Shares and a number of shares of TCF Common Stock equal to
0.27869 multiplied by the number of Outstanding Standard Shares. If the Average TCF Stock Price is greater than $47.75 or less than $43.75, TCF may vary the allocation of aggregate Consideration between cash and TCF

Common Stock subject to certain limitations on the maximum and minimum amount of aggregate Consideration constituted by cash. See "--Allocation Procedures."

    The Reorganization Agreement provides that, in connection with the Combination, holders of Standard Common Stock will be provided with the opportunity to elect to receive cash consideration in lieu of TCF Common Stock to the extent cash is available under the allocations made by TCF under the Reorganization Agreement. An election form (an "Election Form") and other appropriate and customary transmittal materials will be mailed immediately after the Effective Time (the "Mailing Date") to each holder of record of Standard Common Stock as of the Effective Time. Each Election Form will permit a holder of Standard Common Stock to elect to receive, on a per share basis, with respect to such shares of Standard Common Stock: (i) cash (shares as to which such election is made, the "Cash Election Shares") or, (ii) TCF Common Stock (shares as to which such election is made, the "Stock Election Shares"). To be effective, a properly completed Election Form must be submitted to, and received by, the Exchange Agent on or before 5:00 p.m. on the 20th day following the Mailing Date or such other time and date as Standard and TCF may mutually agree (the "Election Deadline"). An Election Form will be deemed to have been properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Standard Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a stockholder either (i) does not submit a properly completed Election Form in a timely fashion, or (ii) revokes the Election Form prior to the Election Deadline, the shares of Standard Common Stock held by such stockholder will be designated "No Election Shares." TCF will cause the certificates representing Standard Common Stock described in (ii) to be promptly returned without charge to the person who submitted the Election Form. The Exchange Agent has reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters will be binding and conclusive. In addition, neither TCF nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form.

    ALLOCATION PROCEDURES. Within five business days after the Election Deadline, TCF will cause the Exchange Agent to allocate to the holders of Standard Common Stock the right to receive, with respect to each share of Standard Common Stock, cash or TCF Common Stock. The amount of cash or TCF Common Stock so allocated will be contingent upon the relative values of (i) the product of the Consideration Value Per Share multiplied by the total number of Cash Election Shares (the "Cash Election Amount") and (ii) the aggregate amount of the cash portion of the Consideration Value Per Share (the "Aggregate Cash Consideration").

    If the Aggregate Cash Consideration is greater than the Cash Election Amount, then (i) all Cash Election Shares will be converted into the right to receive cash, (ii) the Exchange Agent will select, on a pro rata basis, first from among the holders of No Election Shares and then, if necessary, from among the holders of Stock Election Shares, a sufficient number of shares ("Cash Designee Shares") such that the sum of Cash Designee Shares and Cash Election Shares multiplied by the Consideration Value Per Share equals as closely as practicable the Aggregate Cash Consideration and (iii) any Stock Election Shares and any No Election Shares, as the case may be, not so selected as Cash Designee Shares shall be converted into the right to receive TCF Common Stock at the ratio of the Consideration Value Per Share divided by the Average TCF Stock Price.

    If the Aggregate Cash Consideration is less than the Cash Election Amount, then (i) all Stock Election Shares and all No Election Shares will be converted into the right to receive TCF Common Stock, (ii) the Exchange Agent will select, on a pro rata basis from among the holders of Cash Election Shares, a sufficient number of such shares ("Stock Designee Shares") such that the number of Stock Designee Shares multiplied by the Consideration Value Per Share equals as closely as practicable the difference between the Cash Election Amount and the Aggregate Cash Consideration and (iii) any Cash Election Shares not so selected as Stock Designee Shares shall be converted into the right to receive cash at the Consideration Value Per Share.

    Notwithstanding the foregoing, if any holder of Standard Common Stock either elects to receive TCF Common Stock or fails to make an election and tax counsel to either TCF or Standard believes that such election or failure to elect will jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code, then TCF will request that such holder execute and deliver a shareholder tax certificate in the form reasonably satisfactory to both such tax counsel and, if such holder fails to execute such certificate, such holder shall receive the Consideration relating to such shares entirely in cash without regard to such holder's election or failure to elect. In addition, the TCF Common Stock that such holder would have received shall be allocated to other holders of Standard Common Stock (other than holders to which this paragraph applies) to the extent and in lieu of cash that such other holders would have received hereunder.

CONDITIONS TO THE COMBINATION

    The Reorganization Agreement provides that consummation of the transactions contemplated by the Reorganization Agreement is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Reorganization Agreement is subject to the following conditions: (i) all necessary regulatory approvals of any governmental authority required to consummate the transactions contemplated by the Reorganization Agreement shall have been received and all notice periods and waiting periods with respect thereto shall have expired without any objections by any applicable Bank Authority; (ii) no injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated by the Reorganization Agreement; (iii) there shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated by the Reorganization Agreement; (iv) the TCF Registration Statement shall have been declared effective and shall not be subject to a stop order of the Commission; and, if the offer and sale of TCF Common Stock in the Combination pursuant to the Reorganization Agreement is required to be registered under the securities laws of any state, the TCF Registration Statement shall not be subject to a stop order of the securities commission in such state; (v) the TCF Common Stock to be issued to holders of Standard Common Stock shall have been approved for listing on the NYSE subject to official notice of issuance; (vi) no action or proceeding before any court by any governmental authority or agency, domestic or foreign, shall be instituted or pending (A) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated by the Reorganization Agreement or seeking to obtain material damages in connection with the transactions contemplated thereby, (B) seeking to prohibit direct or indirect ownership or operation by TCF of all or a material portion of the business or assets of Standard or any of the Standard Subsidiaries, or to compel TCF or any of its subsidiaries or Standard or any of the Standard Subsidiaries to dispose of all or a material portion of the business or assets of TCF or any of its subsidiaries or of Standard or any of the Standard Subsidiaries, as a result of the transactions contemplated by the Reorganization Agreement, or (C) seeking to require direct or indirect divestiture by TCF or any of its subsidiaries of any material portion of its business or assets or of Standard's or the Standard Subsidiaries' business or assets; (vii) after March 16, 1997, there shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Reorganization Agreement by any federal, state or other court, government or governmental authority or agency, which could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in the immediately preceding clause.

    In addition to the foregoing conditions, TCF's obligations under the Reorganization Agreement are conditioned upon: (i) the accuracy as of the date of the Reorganization Agreement and as of the Effective Date of the representations and warranties of Standard set forth in the Reorganization Agreement, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a

Material Adverse Effect on Standard as defined in the Reorganization Agreement (the term "Material Adverse Effect" specifically excludes changes with respect to, or effects on, an entity resulting from changes in laws and regulations, generally accepted accounting principles or regulatory accounting principles, resulting from expenses incurred in connection with the Reorganization Agreement or the transactions contemplated thereby or resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates);(ii) the performance by Standard in all material respects of each obligation and agreement and compliance in all material respects by Standard with each covenant to be performed or complied with or by it under the Reorganization Agreement at or prior to the Effective Date; (iii) the receipt of certain certificates from specified officers of Standard with respect to compliance with certain of the conditions set forth in the Reorganization Agreement; (iv) the receipt of certain legal opinions from Standard's legal counsel; (v) the receipt by TCF of the letters relating to the sale of TCF Common Stock after the Effective Time from all executive officers and directors of Standard and all stockholders who are affiliates of Standard; (vi) since March 16, 1997, Standard not suffering or experiencing a Material Adverse Effect; (vii) dissenters' shares in the Combination not exceeding ten percent of the outstanding shares of Standard Common Stock on the Effective Date; (viii) TCF having received an opinion dated the Effective Date from Fried, Frank, Harris, Shriver & Jacobson, counsel to TCF, in form and substance reasonably satisfactory to TCF, substantially to the effect that, on the basis of facts, representations, covenants and assumptions set forth in such opinion (or in certificates of officers of Standard, Standard Bank, TCF, TCF Illinois and others, upon which such counsel may rely), (A) no gain or loss will be recognized by TCF or Standard for federal income tax purposes as a result of the Combination and (B) the Combination will qualify for federal income tax purposes under Sections 368(a) and 332 of the Code; and (ix) there having been no action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination by any federal or state governmental entity which, in connection with the grant of a requisite governmental approval, imposes any condition or restriction upon the Resulting Institution, TCF or any of TCF's subsidiaries, including, without limitation, any requirement to raise additional capital, which would so materially adversely impact the economic or business benefits of the Combination as to significantly change the advisability of the Combination. Any of the foregoing conditions may be waived by TCF.

    In addition to the conditions set forth above, Standard's obligations under the Reorganization Agreement are conditioned upon: (i) the accuracy as of the date of the Reorganization Agreement and as of the Effective Date of the representations and warranties of TCF set forth in the Reorganization Agreement, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on TCF; (ii) the performance by TCF in all material respects of each obligation and agreement and compliance in all material respects by TCF with each covenant to be performed or complied with or by it under the Reorganization Agreement at or prior to the Effective Date; (iii) the receipt of certificates from specified officers of TCF with respect to compliance with certain of the conditions set forth in the Reorganization Agreement; (iv) the receipt of certain legal opinions from TCF's general counsel; (v) the approval of the Reorganization Agreement and the transactions contemplated thereby by the affirmative vote of the holders of the percentage of Standard Common Stock required for such approval under the provisions of Standard's Certificate of Incorporation (the "Standard Certificate") and Bylaws and the DGCL; (vi) since March 16, 1997, TCF not suffering or experiencing a Material Adverse Effect; (vii) the receipt by Standard of an opinion dated the Effective Date from Skadden, in form and substance reasonably satisfactory to Standard, substantially to the effect that, on the basis of facts, representations, covenants and assumptions set forth in such opinion which are consistent with the state of facts existing on the Effective Date, (A) no gain or loss will be recognized by Standard for federal income tax purposes as a result of the Combination and (B) the Combination will qualify for federal income tax purposes under Sections 368(a) and 332 of the Code. In rendering such opinion, Skadden may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Standard, Standard Bank, TCF, TCF Illinois and others. Any of the foregoing conditions may be waived by Standard.

REGULATORY APPROVALS

    Consummation of the Combination is subject to, among other things, the prior receipt of all necessary regulatory approvals. In order to consummate the Combination, (i) TCF must provide notice to and obtain prior approval from the OCC for the mergers of Interim Bank and Standard Bank with and into TCF Illinois pursuant to the Combination, and (ii) Standard must obtain approvals of the OTS for certain aspects of the Combination. There can be no assurance that the OCC and the OTS will provide the necessary approvals, or the timing of such approvals, if obtained. The Combination will not proceed unless all requisite regulatory approvals are obtained. In addition, the Combination cannot be consummated prior to the expiration of a 15-30 day waiting period following the date on which the OCC approves the Combination, during which time the Department of Justice may challenge the Combination on antitrust grounds. Neither TCF nor Standard believes that the Combination is likely to raise issues under the antitrust laws.

    TCF and Standard are not aware of any other governmental approvals or actions that are required for consummation of the Combination except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained, would not delay consummation of the Combination and would not be conditioned in a manner that would cause TCF to abandon the Combination. In the event the Combination is not consummated on or before October 31, 1997, the Reorganization Agreement may be terminated by either TCF or Standard. See "--Effective Time of the Combination; Termination and Amendment."

BUSINESS PENDING THE COMBINATION

    Under the terms of the Reorganization Agreement, Standard has agreed (i) that the business of Standard and the Standard Subsidiaries shall be conducted only in, and neither Standard nor any of the Standard Subsidiaries shall take any action except in, the ordinary course, on an arm's-length basis and in accordance, in all material respects, with all applicable laws, rules and regulations and with prudent banking practices, (ii) to use reasonable efforts to cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies are in full force and effect, (iii) to use commercially reasonable efforts to preserve intact in all material respects the business organization and the goodwill of Standard and the Standard Subsidiaries and to keep available the services of its officers and employees as a group and preserve intact material agreements, and (iv) to establish a committee of senior management personnel which will confer on a regular and frequent basis with a committee of senior management personnel of TCF, as reasonably requested by TCF, to report on operational matters and the general status of ongoing operations and to plan for the operations of the Resulting Institution upon consummation of the Combination.

    In addition, under the terms of the Reorganization Agreement, Standard has agreed not to take certain actions, nor permit the Standard Subsidiaries to take certain actions, prior to consummation of the Combination without the prior written consent of TCF or as otherwise contemplated by the Reorganization Agreement, including, among other things, the following: (i) amend or propose to amend the Standard Certificate or its Bylaws; (ii) issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except, in the case of Standard Bank, deposits and other bank obligations in the ordinary course of business, and except pursuant to the exercise of the Standard Stock Options disclosed in the Reorganization Agreement; (iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of Standard or of any of the Standard Subsidiaries or other securities of Standard or of any of the Standard Subsidiaries, except pursuant to the agreements, arrangements or commitments disclosed in the Reorganization Agreement; (iv) split, combine or reclassify any outstanding shares of capital stock of Standard or any of the Standard Subsidiaries, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of capital stock of Standard or any of the Standard Subsidiaries except the regular quarterly cash dividends on Standard Common Stock of not more than $.10 per share payable to holders of Standard Common Stock or dividends paid in cash by any Standard Subsidiary to Standard or another Standard Subsidiary; (v) borrow any amount or incur or become subject to any material liability, except borrowings and liabilities incurred in the ordinary course of business but in no event enter into any borrowings with a term of greater than one year, or any other borrowings (other than intercompany or FHLB borrowings) in excess of $250,000 without prior consultation with TCF, other than as set forth in the Reorganization Agreement;
(vi) discharge or satisfy any material lien or encumbrance on the properties or assets of Standard or any of the Standard Subsidiaries or pay any material liability, except in the ordinary course of business and, in the case of Standard Bank and the Standard Subsidiaries, except for reverse repurchase agreements or FHLB borrowings; (vii) sell, assign, transfer, mortgage, pledge or subject to any lien or other encumbrance any of its assets with an aggregate market value in excess of $250,000, except (A) in the ordinary course of business, including REO, (B) liens and encumbrances for current property taxes not yet due and payable or being contested in good faith and (C) liens and encumbrances which do not materially affect the value of, or interfere with the current use or ability to convey, the property subject thereto or affected thereby; (viii) cancel any material debt or claims or waive any rights of material value, except in the ordinary course of business or upon payment in full; (ix) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Standard on a consolidated basis, except in exchange for debt previously contracted, including REO; (x) other than as disclosed in the Reorganization Agreement, make any single or group of related capital expenditures or commitments therefor in excess of $250,000 (other than pursuant to binding commitments existing on March 16, 1997 and other than expenditures necessary to maintain assets in good repair) or enter into any lease or group of leases as lessee with the same party which involves aggregate lease payments payable of more than $250,000 for any individual lease or involves more than $250,000 for any group of leases with the same party in the aggregate; (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the matters set forth above except in the ordinary course of business; (xii) without prior consultation with TCF, purchase or otherwise acquire any investments, direct or indirect, in any derivative securities other than occasional overnight investments of excess cash; (xiii) without prior consultation with TCF, enter into any interest rate swap, floor and option agreements or other similar interest rate management agreements; (xiv) enter into, modify or terminate any employment, severance or similar agreements or arrangements with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, or promote, any director, officer, employee, group of employees or consultant or hire any employee with an annual salary over $100,000, other than
(A) in the ordinary course of business and in a manner consistent with past practices or (B) as described in the Reorganization Agreement, and Standard shall promptly notify TCF of the termination or resignation of any officer or key employee of Standard; (xv) adopt or amend any profit sharing, stock option, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees, except as required by law or to consummate any of the transactions contemplated by the Reorganization Agreement in accordance with applicable law, provided that any such arrangement or amendment is approved by TCF which approval shall not be unreasonably withheld by TCF; (xvi) enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation which is required to be disclosed in the Reorganization Agreement or to which Standard or any of the Standard Subsidiaries becomes a party after March 16, 1997 which is required to be disclosed under the Reorganization Agreement, without prior consultation with TCF's General Counsel; (xvii) take any significant action with respect to investment securities held or controlled by Standard or the Standard Subsidiaries which is inconsistent with Standard's past practices or then current prudent practices, materially alter its investment portfolio duration policy or, without prior consultation with TCF, voluntarily take any action that will have or can reasonably be expected to have a material adverse effect on Standard Bank's asset/liability position; (xviii) without prior consultation with TCF, make any agreements or commitments binding Standard to extend credit to any person in an amount in excess of $500,000;
(xix) with respect to real properties leased by Standard and any material personal property leased or licensed by Standard for its use, fail to renew, exercise an option to extend, cancel or surrender any such lease or license or allow it to lapse, without prior consultation with TCF; and (xx) agree to any action prohibited by the foregoing. However, Standard can take an otherwise prohibited action if it is expressly required to do so by law or by the OTS and Standard promptly informs TCF of the action.

    In addition, under the terms of the Reorganization Agreement, TCF has agreed not to take certain actions, nor permit any subsidiary to take certain actions, without the prior written consent of Standard, including, among other things, the following: (i) issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except (A) pursuant to the exercise of the options or warrants or the conversion of convertible securities set forth in the Reorganization Agreement and pursuant to the exercise of options granted under subclause (C) below, (B) issuances of TCF Common Stock to satisfy the employer matching obligations under TCF's 401(k) Plan for the participants in such plan who elect to invest in TCF Common Stock,
(C) grants of options and restricted stock under the 1995 TCF Incentive Stock Plan in the ordinary course of business, (D) pursuant to TCF's dividend reinvestment plan or (E) as set forth in the Reorganization Agreement; (ii) redeem or purchase (or take related actions to do so) any capital stock except as disclosed in the Reorganization Agreement and except with respect to the redemption of redeemable debt, including outstanding convertible debentures;
(iii) split, combine or reclassify any outstanding shares of capital stock of TCF or declare, set aside, make or pay any dividend or distribution (whether in cash, stock, or property or any combination thereof) in respect of TCF Common Stock other than regular quarterly cash dividends which are not in excess of $.32 per share of TCF Common Stock; (iv) borrow any amount or incur or become subject to any material liability, except borrowings and liabilities incurred in the ordinary course of business or borrowings to redeem outstanding debentures, borrowings to effect the transactions contemplated by the Reorganization Agreement, or as set forth therein; (v) amend the Restated Certificate of Incorporation of TCF (the "TCF Certificate") or the Bylaws of TCF (the "TCF Bylaws") (or those of a TCF subsidiary) in a manner which would adversely affect in any manner the terms of the TCF Common Stock or the ability of TCF to consummate the transactions contemplated by the Reorganization Agreement in a timely manner; (vi) sell, assign, transfer, mortgage, pledge or subject to any lien or other encumbrance any of its assets with an aggregate market value in excess of $250,000, except (A) in the ordinary course of business, including REO, (B) liens and encumbrances for current property taxes not yet due and payable or being contested in good faith, (C) liens and encumbrances which do not materially affect the value of, or materially interfere with the current use or ability to convey, the property subject thereto or affected thereby and (D) sales of bank branches; (vii) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to TCF on a consolidated basis, except
(A) in exchange for debt previously contracted, including REO, (B) in the pending merger transaction with Winthrop, or (C) the transactions which occurred in connection with the conversions of the TCF Banks into national banks, the chartering of new national banks in Colorado and Ohio, and the registration of TCF as a bank holding company under the BHCA; or (viii) agree to do any of the foregoing.

    Furthermore, TCF and Standard have agreed to provide the other party and its representatives with such financial data and other information with respect to its business and properties as such party shall from time to time reasonably request. Each party will cause all non-public financial and business information obtained by it from the other to be treated confidentially. If the Combination is not consummated, each party will return to the other all non-public financial statements, documents and other materials previously furnished by such party.

CERTAIN COVENANTS

    Pursuant to the Reorganization Agreement, Standard has agreed to take and refrain from taking certain actions between the date of the Reorganization Agreement and the Effective Time.

    Standard's covenants include that Standard will not, and will use its best efforts to cause its officers, directors, employees, agents and affiliates not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, Standard or any of the Standard Subsidiaries or other similar transaction or business combination involving Standard or any of the Standard Subsidiaries. Unless the Board of Directors of Standard shall have determined, after consultation with its counsel, that there is a reasonable likelihood that the Board of Directors has a fiduciary duty to do so, Standard will not (i) participate in any negotiations in connection with or in furtherance of any of the foregoing or (ii) permit any person other than TCF and its representatives to have any access to the facilities of, or furnish to any person other than TCF and its representatives any non-public information with respect to, Standard or any of the Standard Subsidiaries in connection with or in furtherance of any other such transaction involving Standard. Standard is also required to notify TCF if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made, and to provide TCF with such information regarding such proposal, offer, inquiry or contact as TCF may request. Standard's other covenants include, but are not limited to, the obligation to obtain signed copies from the executive officers, directors and certain stockholders of Standard of the affiliate letters which provide that they will refrain from transferring shares of TCF Common Stock received in the Combination except pursuant to a registration under the Securities Act, in compliance with Rules 144 and 145 thereunder, or pursuant to another exemption from registration under the Securities Act.

EFFECTIVE TIME OF THE COMBINATION; TERMINATION AND AMENDMENT

    The Effective Time will be at the time the Articles of Merger for the Merger are filed with the Bank Authority. Such filing will occur only after the receipt of all requisite regulatory approvals, approval of the Reorganization Agreement by the requisite vote of Standard's stockholders and the satisfaction or waiver of all other conditions to the Combination. The Effective Date will be the date which includes the Effective Time.

    A closing (the "Closing") will take place immediately prior to the Effective Time which shall be no later than ten business days following satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Combination, or on such other date as the parties may mutually agree upon.

    The Reorganization Agreement may be terminated prior to the Effective Date, as follows: (i) by the mutual consent of TCF and Standard approved by a majority of their respective entire Boards of Directors; (ii) by either TCF or Standard, if any of the conditions to such party's obligation to consummate the transactions contemplated in the Reorganization Agreement shall have become impossible to satisfy (unless such impossibility shall be due to the action or failure to act in breach of the Reorganization Agreement by the party seeking to terminate the Reorganization Agreement); (iii) by Standard, if the Reorganization Agreement is not duly approved by the stockholders of Standard at a meeting of stockholders (or any adjournment thereof) duly called and held for such purpose; (iv) by either TCF or Standard, if the Effective Date is not on or before October 31, 1997 (unless the failure to consummate the Combination by such date shall be due to the action or failure to act of the party seeking to terminate the Reorganization Agreement in breach of such party's obligations under the Reorganization Agreement); (v) by Standard, if the Average TCF Stock Price on the Determination Date is less than $37.50, provided that TCF has the opportunity as provided in the Reorganization Agreement to increase the value of cash and/or stock offered to stockholders of Standard such that the Consideration Value Per Share is $24.69; (vi) by Standard, if (A) Standard has complied with Section 5.5 of the Reorganization Agreement, which generally prohibits, with certain exceptions, Standard or any of its officers, directors, employees, agents or affiliates from, directly or indirectly, soliciting, authorizing, initiating or encouraging submission of, any acquisition proposal (as defined in the Reorganization Agreement), or participating in any negotiations or providing non-public information in connection therewith (See "--Certain Covenants"), (B) any corporation, partnership, person, other entity or group, as defined in the Exchange Act (other than TCF or any affiliate of TCF) (a "Person"), shall have commenced (as such term is used in Rule 14d-2(b) under the Exchange Act) a bona fide tender offer for all outstanding shares of Standard Common Stock or any Person shall have made a bona fide written offer involving a merger or consolidation of Standard or the acquisition of all or substantially all of its assets or capital stock, (C) Standard's Board of Directors shall determine, after consultation with Standard's independent financial advisors, that such offer is more favorable to Standard's stockholders when compared to the Combination, and (D) Standard's Board of Directors determines upon the advice of its legal counsel that if they failed to recommend such offer or accept such proposal then such failure would be likely to result in a breach of the directors' fiduciary or legal duties; provided, however, that Standard may not terminate the Reorganization Agreement in such circumstances until the expiration of five business days after written notice of any such offer or proposal has been delivered to TCF, together with a summary of the terms of any such offer or proposal (this entire clause (vi), Standard's "fiduciary out" right of termination); (vii) by TCF, if, after March 16, 1997, any Person shall have commenced (as such term is used in Rule 14d-2(b) under the Exchange Act) a bona fide tender offer or exchange offer to acquire at least 25% of the then outstanding shares of Standard Common Stock, and thereafter the Board of Directors of Standard shall have withdrawn, or materially adversely modified or changed its recommendation of the Reorganization Agreement or the Combination;
(viii) by either TCF or Standard, if the other party hereto commits a willful breach which is not cured within ten days after receipt by the breaching party of written demand for cure by the non-breaching party; or (ix) by TCF or Standard, if the other party delivers an updated disclosure permitted under the Reorganization Agreement and, within 20 days after receipt of such supplement or amendment (or if cure is promptly commenced by the disclosing party, but is not effected within the cure period provided under the Reorganization Agreement), the receiving party exercises its right to terminate the Reorganization Agreement if the information in such supplement or amendment together with the information in any or all of the supplements or amendments previously provided by the disclosing party indicate that the disclosing party has suffered or is reasonably likely to suffer a Material Adverse Effect.

    To the extent permitted under applicable law, the Reorganization Agreement may be amended or supplemented at any time by written agreement of the parties whether before or after the Special Meeting, except that, after approval of the Reorganization Agreement by the requisite vote of stockholders of Standard, no such amendment may change (i) the amount or kind of Consideration received by the Standard stockholders (except as provided in the Reorganization Agreement) or (ii) any of the terms or conditions of the Reorganization Agreement if the change would adversely affect holders of Standard Common Stock.

TERMINATION FEES

    The Reorganization Agreement provides that either Standard or TCF shall pay the other a termination fee if the Reorganization Agreement is terminated in certain events. Standard shall pay TCF the sum of $15 million if (i) the Reorganization Agreement is terminated by Standard pursuant to the exercise of its "fiduciary out" right of termination (see "--Certain Covenants" and "-- Effective Time of Combination; Termination and Amendment"), or (ii) the Reorganization Agreement is terminated by TCF because, after March 16, 1997, any Person shall have commenced (as that term is used in Rule 14d-2(b) under the Exchange Act) a bona fide tender or exchange offer to acquire at least 25% of the outstanding shares of Standard Common Stock, and thereafter the Standard Board of Directors has withdrawn or materially adversely modified or changed its recommendation of the Reorganization Agreement and the Combination, or (iii) the Reorganization Agreement is terminated by TCF due to the willful breach of the covenants, agreements or obligations of Standard under the Reorganization Agreement, which breach is not cured within ten days after receipt by Standard of written demand for cure by TCF. Standard shall pay

TCF the sum of $1 million (subject to increase as described below) in the event termination results from any of the following: (i) termination is by Standard as a result of failure to obtain approval for the Combination by its own stockholders or (ii) termination is by TCF as a result of (A) the failure of the representations and warranties of Standard in the Reorganization Agreement to be true and correct as of March 16, 1997, and of such representations and warranties to be true and correct as of the Effective Date, except where failure to be true and correct would not have, or would not be reasonably expected to have, a Material Adverse Effect on Standard, (B) the failure of Standard to have in all material respects performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the Reorganization Agreement at or prior to the Effective Date, (C) the failure of Standard to deliver (1) an officers' certificate certifying that the officers of Standard have no reason to believe that the conditions referred to in clauses
(A) and (B) of this paragraph have not been fulfilled, (2) a secretary's certificate certifying to TCF that the copies of the text of the resolutions by which the corporate action on the part of Standard and the Standard Subsidiaries to approve the Reorganization Agreement are true, correct and complete and were duly adopted and have not been amended or rescinded, and certifying the signature and office of each officer who executed the Reorganization Agreement,
(3) the required opinion of counsel of Standard or (4) the required affiliate letters of Standard. If the Reorganization Agreement is terminated for any of the reasons set forth in the preceding sentence, Standard will be required to pay to TCF an additional $14 million if Standard received a third party acquisition proposal (as defined in the Reorganization Agreement) after March 16, 1997 and before the Reorganization Agreement was terminated and Standard enters into a definitive acquisition agreement with that third party (or its affiliate) within twelve months after the Reorganization Agreement is terminated.

    Under the Reorganization Agreement, TCF has agreed to pay Standard a termination fee of $1 million if the Reorganization Agreement is terminated by Standard due to (i) the failure of the representations and warranties of TCF in the Reorganization Agreement to be true and correct as of March 16, 1997, and as of the Effective Date, except where failure to be true and correct would not have, or would not be reasonably expected to have, a Material Adverse Effect on TCF, (ii) the failure of TCF to have in all material respects performed each obligation and agreement and complied with each covenant to be performed and complied with by it under the Reorganization Agreement at or prior to the Effective Date, or (iii) the failure of TCF to deliver (A) an officers' certificate certifying that the officers of TCF have no reason to believe that the conditions referred to in clauses (i) and (ii) of this paragraph have not been fulfilled, (B) a secretary's certificate certifying to Standard that the copies of the text of the resolutions by which the corporate action on the part of TCF and TCF subsidiaries to approve the Reorganization Agreement are true, correct and complete and were duly adopted and have not been amended or rescinded, and certifying the signature and office of each officer who executed the Reorganization Agreement or (C) the required opinion of counsel of TCF. TCF shall pay Standard $15 million if Standard terminates the Reorganization Agreement due to the willful breach of the covenants, agreements or obligations of TCF under the Reorganization Agreement, which breach is not cured within ten days after receipt by TCF of written demand for cure by Standard.

    The payment of a termination fee as provided for in the Reorganization Agreement is considered liquidated damages and is in lieu of any and all claims that the party entitled to such fee has, or might have, and the party entitled to such termination fee shall not have any other rights or claims against the other party.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

    Certain members of the Standard Board of Directors and management may be deemed to have certain interests in the Combination in addition to their interests as stockholders of Standard generally.

    BOARD MEMBERSHIP. The Reorganization Agreement provides that, as of the Effective Time, TCF will expand the size of its Board of Directors by one seat, to be filled by a person mutually acceptable to TCF and Standard, currently expected to be David H. Mackiewich, who is the President and Chief Executive

Officer of Standard. Mr. Mackiewich, or any Standard director who serves on the Board of TCF, will not receive any fees for services rendered as a TCF director at any time that he or such person is also employed by Standard or any TCF affiliate. Following the Combination, the Board of Directors of the Resulting Institution will consist of eight directors of TCF Illinois immediately prior to the Combination and seven directors of Standard. Members of the Boards of Directors of TCF and of the Resulting Institution will not receive any fees for services rendered as directors during any time that they are also employees of the Resulting Institution, of TCF or of any TCF affiliate.

    STANDARD STOCK OPTIONS AND RESTRICTED STOCK. In connection with and subsequent to its conversion from a mutual to a stock form of organization in 1994, Standard has made various awards of Standard Stock Options to executives and officers of Standard pursuant to the Standard Stock Option Plans and various restricted stock grants to executives and officers of Standard under the Standard Financial, Inc. Management Recognition and Retention Plan (the "MRRP"). Pursuant to the terms of those awards, at the Effective Time all Standard Stock Options will become 100% vested. Immediately prior to the Effective Time, all Standard Stock Options will be cancelled and Standard will pay to each holder, for each Standard Stock Option held, an amount equal to the excess of the "market value" of the Standard Common Stock subject to the Standard Stock Option over the "exercise price" for the Standard Stock Option. Standard has indicated in the Reorganization Agreement its intention that the "market value" per share of Standard Common Stock, for purposes of calculating the cash payment due, will be equal to the Consideration Value Per Share as provided in the Reorganization Agreement. In the case of the restricted stock awards under the MRRP, the terms of the award agreements provide that any such shares which are unvested at the Effective Time shall become 100% vested. Such shares shall be converted (in the same manner as the other shares of Standard Common Stock) into the right to to receive the Consideration Value Per Share and to make the Consideration Election provided for in the Reorganization Agreement. Assuming, for purposes of illustration only, a Determination Date as of which the Consideration Value Per Share is $25.00, the cash payments in lieu of cancelled Standard Stock Options that become immediately vested because of a change in control to the Chief Executive Officer of Standard and the four other executives named in Standard's preliminary proxy statement for the 1997 Standard annual stockholders' meeting, would be as follows: David H. Mackiewich, $2,818,561; Thomas M. Ryan, $935,519; Robert R. Harring, III, $676,043; Ruta M. Staniulis, $645,450; and Randall R. Schwartz, $622,804. Assuming, again, for purposes of illustration only, a consummation of the Combination in which the Consideration Value Per Share is $25.00 and the value of TCF Common Stock on the Effective Date is assumed to equal the Average TCF Stock Price used for the Combination, the value of the restricted stock vesting for the same individuals in connection with the Combination would be as follows: David H. Mackiewich, $1,665,000; Thomas M. Ryan, $552,750; Robert R. Harring, III, $600,000; Ruta M. Staniulis, $382,500; and Randall R. Schwartz, $367,500.

    TCF management has indicated to David H. Mackiewich its intention to award 30,000 shares of TCF Common Stock to Mr. Mackiewich after the Effective Time in the form of a restricted stock grant. The grant is intended to provide Mr. Mackiewich with a restricted stock award comparable to those provided to other TCF executives. Vesting of the shares will be subject to performance-based requirements that generally apply to restricted stock awards to TCF executives. Such awards in general provide for vesting only upon the achievement by TCF of specified goals related to financial performance, as expressed in terms of TCF's annual return on average equity.

    INDEMNIFICATION AND INSURANCE. The Reorganization Agreement also provides that, from and after the Effective Date, TCF will indemnify Standard's directors, officers, employees and agents from and against any and all claims arising out of or in connection with activities in such capacity occurring on or prior to the Effective Date to the fullest extent permitted under the TCF Certificate and Bylaws and the DGCL. In addition, TCF has agreed to cause the Resulting Institution to maintain in effect, for a period of three years after the Effective Time, directors' and officers' liability insurance comparable to that maintained by TCF or continue the existing insurance maintained by Standard as of the date of the

Reorganization Agreement for acts or omissions occurring on or prior to the Effective Date. Certain of Standard's employee benefit plans provide for indemnification and/or liability insurance coverage for any individual serving as a fiduciary with respect to such plans. Such indemnification or liability insurance will be continued by TCF.

    CHANGE IN CONTROL AGREEMENTS. Standard and/or the Standard Subsidiaries have entered into change in control agreements (the "Change in Control Agreements") with James Chippas, Robert R. Harring, III, David H. Mackiewich, Kurtis D. Mackiewich, Leonard A. Metheny, Sr., Thomas M. Ryan, Randall R. Schwartz, and Ruta M. Staniulis (each person, an "Executive"). In the Reorganization Agreement, TCF acknowledges that the Combination constitutes a "change in control" (hereinafter, a "Change in Control") of Standard for purposes of the Change in Control Agreements, and has agreed to assume or to cause the Resulting Institution to assume all obligations under the Change in Control Agreements and certain employment agreements of David H. Mackiewich and Thomas M. Ryan.

    The Change in Control Agreements provide that a lump sum payment shall be paid to the Executive on the thirtieth day following the date of termination if
(i) the Executive terminates employment and "good reason" exists (as that term is defined below), (ii) the Executive's employment is terminated within two years of a Change in Control, other than for death, disability or "cause" (as defined in the Agreements) or (iii) the Executive terminates employment within one year of a Change in Control. The lump sum payment consists of the following, discounted to "present value" (as defined in the Agreements): (x) the unpaid balance of the Executive's full base compensation through the date of termination at the rate in effect at the time notice of termination is given, plus (y) an amount equal to the Executive's full base compensation for three years, at the rate in effect on the date of termination, plus (z) an amount, if any, equal to three times the Executive's highest bonus compensation paid in either of the two previous years. In addition, Standard or the Standard Subsidiaries, as the case may be, must pay all legal fees and expenses incurred by the Executive resulting from the termination and, to the extent possible under the general terms and provisions of such plans and programs, must maintain the Executive's benefit plans in full force and effect for the remaining term of the agreement, or, in the case of medical coverage, until the earlier of the date comparable coverage is provided or the Executive is entitled to coverage under Medicare or another comparable insurance program. If the Executive's continued participation in such benefit plans is barred, Standard or the appropriate Standard Subsidiary, as the case may be, must arrange to provide the Executive with benefits similar to those he or she was entitled to receive or, if that is not possible, with benefits of equal value. In addition, the Executive may have any assignable insurance policies owned by Standard or any of the Standard Subsidiaries assigned to him at the end of the period of coverage.

    Under the Change in Control Agreements, "good reason" exists if, within two years of a Change in Control, (i) the Executive is assigned duties materially inconsistent with those assigned to him or her prior to the Change in Control,
(ii) the Executive's reporting responsibilities, titles or offices have materially changed since the Change in Control, (iii) the Executive is removed or not re-elected to any such position, except in connection with termination for cause, disability, death or by the Executive for other than good reason (as defined), (iv) Standard's or Standard Bank's, as the case may be, principal offices are relocated to a location at least 30 miles from its present location,
(v) the Executive is assigned outside the Chicago, Illinois metropolitan area,
(vi) the Executive's base salary or other benefits are materially reduced, (vii) the Executive's employment is purported to be terminated without proper written notice, or (viii) Standard or the appropriate Standard Subsidiary, as the case may be, fails to obtain an assumption of all obligations under the Change in Control Agreement.

    With the exception of Mr. Chippas's Change in Control Agreement, the Change in Control Agreements include "gross-up" provisions under Section 280G of the Code. Under these provisions, if the independent accountants acting as auditors for Standard or the appropriate Standard Subsidiary, as the case may be, determine, in consultation with legal counsel acceptable to the parties, that any amount payable to the Executive by Standard or the appropriate Standard Subsidiary, as the case may be, would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, and be subject to the "excise tax" imposed by Section 4999 of the Code, Standard or the appropriate Standard Subsidiary, as the case may be, shall pay the Executive the amount of such excise tax and all federal and state income or other taxes with respect to the payment of the amount of such excise tax, including all such taxes with respect to any such additional amount, as well as any additional excise tax deficiency determination which may be issued by the Internal Revenue Service at a later date. Mr. Chippas's Change in Control Agreement generally provides that, if any amount payable under the Agreement would constitute an excess parachute payment under Section 280G of the Code, then the amount of such payment will be reduced to the amount equal to $1.00 less than the amount which can be properly deducted under Section 280G of the Code, provided that in no event shall it be reduced to an amount less than zero.

    Assuming for purposes of illustration only that the Combination occurs at a Consideration Value Per Share of $25.00, the amounts payable to Executives under their respective Change in Control Agreements upon an immediate, qualifying termination of employment, exclusive of any unpaid compensation through the date of termination as well as the amounts paid or value received in connection with payment for Standard Stock Options and restricted stock grants (see "--Standard Stock Options and Restricted Stock"), would be as follows: James Chippas, $65,091; Robert R. Harring, III, $1,354,923; Kurtis D. Mackiewich, $707,450; Leonard A. Metheny, Sr., $698,519; Randall R. Schwartz, $758,669; Ruta M. Staniulis, $921,604; David H. Mackiewich, $3,146,754; and Thomas M. Ryan, $1,401,474.

    In order to induce Kurtis D. Mackiewich, the son of David H. Mackiewich and currently an officer of Standard, to continue with the Resulting Institution after the Effective Time, TCF has indicated its intention to cause the Resulting Institution to enter into an employment agreement with him at his current base salary, with terms substantially similar to those in effect for David H. Mackiewich and Thomas M. Ryan. TCF has also indicated its intention to renew the existing employment agreements and Change in Control Agreements with David H. Mackiewich and Thomas M. Ryan.

RESALE CONSIDERATIONS WITH RESPECT TO THE TCF COMMON STOCK

    The shares of TCF Common Stock to be issued in the Combination have been registered under the Securities Act and will be freely transferable thereunder, except for shares of TCF Common Stock received by persons, including directors and executive officers of Standard, who may be deemed to be "affiliates" of Standard under Rule 145 under the Securities Act as of the date of the Special Meeting. An "affiliate" of an issuer is defined generally as a person who "controls" the issuer. Directors, executive officers and 10% stockholders may be presumed by the Commission to control the issuer. Affiliates may not sell their shares of TCF Common Stock acquired pursuant to the Combination except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rules 144 and 145 or another applicable exemption from the registration requirements of the Securities Act.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary discusses the principal federal income tax consequences of the Combination. The summary is based upon the Code, applicable Treasury Regulations thereunder and administrative rulings and judicial authority as of the date hereof. All of the foregoing are subject to change, possibly retroactively, and any such change could affect the continuing validity of the discussion. The discussion assumes that holders of shares of Standard Common Stock hold such shares as a capital asset, and does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and shareholders who acquired shares of Standard Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan. The discussion also does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. Each shareholder of Standard Common Stock is advised to consult his or her own tax advisors as to the federal, state, local and foreign income and other tax consequences of the Combination.

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
    GENERAL. The consummation of the Combination is conditioned on the receipt by TCF and Standard of opinions of their respective tax counsel, in each case substantially to the effect that the Conversion/ Reincorporation and the Merger will each be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that the Subsequent Merger will be treated as a liquidation under Section 332 of the Code. The foregoing opinions will be based upon certain assumptions and representations of Standard, Standard Bank, TCF and TCF Illinois relating to the requirements of a reorganization and liquidation.

    The discussion below summarizes certain federal income tax consequences of the Combination to a Standard stockholder, assuming that the Conversion/Reincorporation and the Merger qualify as reorganizations.

    HOLDERS OF STANDARD COMMON STOCK--GENERAL. As discussed below, the federal income tax consequences of the Combination to a Standard stockholder depend on whether such stockholder receives only cash, only shares of TCF Common Stock, or some combination thereof, in exchange for such stockholder's shares of Standard Common Stock, as well as for any shares of Standard Common Stock that such stockholder constructively owns, and may further depend on whether such stockholder actually or constructively owns any shares of TCF Common Stock. See "--Additional Considerations."

    ONLY CASH RECEIVED. Except as described below (see "--Additional Considerations"), a Standard stockholder that receives solely cash in the Combination in exchange for such stockholder's shares of Standard Common Stock, or that exercises such stockholder's right to seek an appraisal of such stockholder's shares of Standard Common Stock, generally will recognize capital gain or loss measured by the difference between the amount of cash received and the tax basis of the shares of Standard Common Stock exchanged therefor. Gain or loss must be calculated separately for each block of Standard Common Stock held by a stockholder. Shares of Standard Common Stock that were acquired at the same time in a single transaction will be considered a separate "block."

    ONLY TCF COMMON STOCK RECEIVED. Except as discussed below with respect to cash received in lieu of a fractional share of TCF Common Stock, a stockholder of Standard that receives only shares of TCF Common Stock in the exchange of such stockholder's shares of Standard Common Stock will not recognize gain or loss. Accordingly, (i) the tax basis of the shares of TCF Common Stock received in the Combination will be the same as the tax basis of the shares of Standard Common Stock exchanged therefor in the Combination (adjusted, as discussed below, with respect to fractional shares) and, (ii) the holding period of TCF Common Stock received will include the holding period of shares of Standard Common Stock exchanged therefor.

    CASH AND SHARES OF TCF COMMON STOCK RECEIVED. Except as discussed below (see "--Additional Considerations") and with respect to cash received in lieu of a fractional share of TCF Common Stock, a Standard stockholder that receives both cash and TCF Common Stock in the exchange for Standard Common Stock will recognize capital gain, if any, but not loss in such exchange. The amount of gain, if any, recognized must be computed separately with respect to each block of Standard Common Stock surrendered in the Combination. With respect to each block, gain will be recognized in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess of the amount of cash and the fair market value of TCF Common Stock received that is allocable to such block over the tax basis of such block) and (ii) the amount of cash received that is allocable to such block. For purposes of such calculation, the aggregate amount of cash and TCF Common Stock received by a stockholder generally will be allocated proportionally among the shares of Standard Common Stock surrendered in exchange therefor pursuant to the Combination. Such gain will be capital gain except as discussed below (see "--Additional Considerations").

    The tax basis of the shares of TCF Common Stock received will be the same as the tax basis of the shares of Standard Common Stock exchanged, decreased by the basis of any fractional share interest for which cash is received in the Combination, and further decreased by the amount of cash received (other than the cash received for a fractional share interest), and increased by the amount of gain recognized on the exchange (including any portion that is treated as a dividend). The holding period of the shares of TCF Common Stock received will include the holding period of the shares of Standard Common Stock exchanged therefor.

    ADDITIONAL CONSIDERATIONS. In unusual circumstances, a Standard stockholder that (i) receives cash in the Combination and (ii) either constructively owns shares of Standard Common Stock that are exchanged for shares of TCF Common Stock in the Combination, or actually or constructively owns shares of TCF Common Stock after the Combination (other than shares of TCF Common Stock received in the Combination), will be required to treat any gain recognized as dividend income (rather than capital gain, if any) up to the amount of cash received in the Combination if the receipt of cash by such stockholder has the effect of a distribution of a dividend. However, in the case of a Standard stockholder that receives solely cash in the Combination, the amount of any such dividend will not be limited to the amount of such stockholder's gain. Whether the receipt of cash has the effect of the distribution of a dividend will depend upon the stockholder's particular circumstances. The Internal Revenue Service has indicated in published rulings that a distribution that results in any actual reduction in interest of a small minority stockholder in a publicly held corporation generally will not constitute a dividend if the stockholder exercises no control with respect to corporate affairs. For these purposes, a stockholder is treated as owning the stock owned by certain family members, stock subject to an option to acquire such stock, stock owned by certain estates and trusts of which the stockholder is a beneficiary and stock owned by certain affiliated entities. Because of the complexity of these rules, each holder of Standard Common Stock who receives either solely cash or a combination of cash and TCF Common Stock in the Combination, and who believes these rules may apply to him or her, is particularly urged to contact his or her own tax advisor.

    FRACTIONAL SHARES. If a holder of shares of Standard Common Stock receives cash in lieu of a fractional share of TCF Common Stock in the Combination, such cash amount will be treated as received in exchange for a fractional share of TCF Common Stock. Gain or loss recognized as a result of that exchange will be equal to the cash amount received for the fractional share of TCF Common Stock reduced by the proportion of the holder's tax basis in shares of Standard Common Stock exchanged and allocable to the fractional share of TCF Common Stock.

    BACKUP WITHHOLDING. The Exchange Agent will be required to withhold 31% of any cash payments to which a Standard stockholder or other payee is entitled pursuant to the Combination unless either (i) the stockholder or other payee provides its taxpayer identification number (social security number or employer identification number) and certifies that such number is correct, or (ii) an exemption from backup withholding applies under the applicable law and regulations. Each stockholder and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the transmittal letter that accompanies the Election Form, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to the Exchange Agent.

    LEGISLATIVE PROPOSAL. The President's 1998 Budget Proposal contains a provision which, if enacted, would require that the tax basis of substantially identical securities (such as the Standard Common Stock) be determined on an average basis. It is unclear whether this proposed legislation will be enacted and, if enacted, whether it would apply to the Combination.

    THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, STANDARD STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX

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ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMBINATION,
INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

ACCOUNTING TREATMENT OF THE COMBINATION

    TCF intends to treat the Combination as a "purchase" under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of Standard will be, as of the Effective Time, recorded at their respective fair values and added to those of TCF. The expected excess of consideration paid by TCF over the fair value of the tangible and identifiable intangible assets acquired less the liabilities assumed will be recorded as goodwill.

DISSENTERS' RIGHTS

    The following summary does not purport to be a complete statement of the provisions of the DGCL relating to the dissenters' rights of Standard stockholders and is qualified in its entirety by reference to the provisions of
Section 262 of the DGCL set forth in full as Appendix C to this Proxy Statement/Prospectus.

    Standard stockholders who follow the procedures set forth in Section 262 may receive, in lieu of the Consideration, a cash payment equal to the "fair value" of their Dissenting Shares. Such fair value is to be determined by judicial appraisal and could be more than, the same as, or less than, the Consideration Value Per Share. The statutory right of appraisal granted by Section 262 is subject to strict compliance with the procedures set forth below. Failure to follow any of these procedures may result in a termination or waiver of dissenters' rights under Section 262.

    To be entitled to receive payment of the fair value of his or her Dissenting Shares, a Standard stockholder must (i) file a written demand for appraisal of his or her Dissenting Shares with Standard prior to the voting on the Reorganization Agreement at the Special Meeting (such demand must reasonably inform Standard of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of his or her Dissenting Shares); (ii) not vote his or her Dissenting Shares in favor of approval and adoption of the Reorganization Agreement; and (iii) have his or her Dissenting Shares valued in an appraisal proceeding, as described below. A proxy or vote against approval and adoption of the Reorganization Agreement will not satisfy the requirement that a stockholder file a written demand for appraisal as set forth above. The requirement of a written demand is separate from, and should not be confused with, the requirement that a Standard stockholder not vote in favor of approval and adoption of the Reorganization Agreement. A failure to vote on the Reorganization Agreement will not be construed as a vote in favor of approval and adoption of the Reorganization Agreement and will not constitute a waiver of a Standard stockholder's rights of appraisal. A Standard stockholder who returns a signed proxy indicating that he or she abstains from voting will similarly not waive his or her rights of appraisal. However, because a proxy signed and left blank will, unless properly revoked, be voted in favor of approval and adoption of the Reorganization Agreement, a stockholder who returns a signed proxy left blank will waive his or her rights of appraisal. Therefore, a Standard stockholder electing to exercise dissenters' rights who votes by proxy must not leave his or her proxy blank, but must either vote against approval and adoption of the Reorganization Agreement or abstain from voting. At any time within 60 days after the Effective Date, any Standard stockholder may withdraw his or her demand for appraisal and accept the Consideration. Any Standard stockholder seeking to exercise his or her dissenters' rights must continuously hold the Dissenting Shares for which appraisal is sought from the date of making the demand through the Effective Date, and must otherwise comply with Section 262. TCF may terminate the Reorganization Agreement if the holders of more than 10% of the outstanding shares of Standard Common Stock demand and perfect dissenters' rights. See "--Conditions to the Combination" and "--Effective Time of the Combination; Termination and Amendment."

    Only a holder of record of shares of Standard Common Stock on the Record Date is entitled to seek appraisal of the fair value of the shares of Standard Common Stock registered in such holder's name. The demand for appraisal must be executed by or for the holder of record, fully and correctly, as such holder's name appears on the holder's certificates representing shares of Standard Common Stock. If the shares of Standard Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners. Beneficial owners who are not record owners and who intend to exercise dissenters' rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of dissenters' rights before the date of the Special Meeting.

    A record holder, such as a broker, who holds Dissenting Shares as nominee for beneficial owners, some of whom desire to demand appraisal, must exercise dissenters' rights on behalf of such beneficial owners with respect to the Dissenting Shares held for such beneficial owners. In such case, the written demand for appraisal should set forth the number of Dissenting Shares for which the demand is being made. Unless a demand for appraisal specifies a number of Dissenting Shares, such demand will be presumed to cover all shares of Standard Common Stock held in the name of such record owner.

    If the Reorganization Agreement is approved and adopted by the Standard stockholders, TCF Illinois will send a notice, either before the Effective Date or within ten days thereafter, stating that dissenters' rights are available to each stockholder who has filed an adequate written demand for appraisal with Standard and who has not voted in favor of approval and adoption of the Reorganization Agreement. Within 120 days after the Effective Date, TCF Illinois or any stockholder seeking dissenters' rights may file a petition in the Court of Chancery demanding a determination of the value of the Dissenting Shares of all stockholders seeking dissenters' rights. TCF Illinois does not intend to file such a petition, and all Standard stockholders seeking to exercise dissenters' rights should initiate all necessary action with respect to the perfection of their dissenters' rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Date, any Standard stockholder who has complied with the provisions of Section 262, upon written request, shall be entitled to receive from TCF Illinois a written statement setting forth the aggregate number of Dissenting Shares and the aggregate number of holders of such shares. Such written statement will be mailed to any such stockholder within ten days after his or her written request for such a statement is received by TCF Illinois or within ten days after expiration of the period for delivery of demands for appraisal under Section 262(d), whichever is later.

    If a petition for appraisal is timely filed, the Court of Chancery will conduct a hearing on such petition to determine whether the Standard stockholders seeking dissenters' rights have complied with Section 262 and have thereby become entitled to dissenters' rights. The Court of Chancery will then determine the fair value of the Dissenting Shares exclusive of any element of value arising from the expectation or accomplishment of the Combination, but including a fair rate of interest, if any, to be paid on the amount determined to be the fair value. In determining fair value, the Court of Chancery is to take into account all relevant factors.

    Standard stockholders considering appraisal should bear in mind that the fair market value of each of their Dissenting Shares determined under Section 262 could be more than, the same as, or less than, the Consideration Value Per Share if they do not seek appraisal of their shares of Standard Common Stock, and that the written opinion of Wasserstein set forth as Appendix B hereto is not necessarily an opinion regarding fair value under Section 262.

    The costs of the appraisal proceeding may be assessed against one or more parties to the proceeding as the Court of Chancery may consider equitable. Upon application by a Standard stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any Standard stockholder in connection with the appraisal proceedings (including, without limitation, reasonable attorneys' fees and the fees and expenses of experts) to be charged pro rata against the value of all of the Dissenting Shares entitled to an appraisal.

    A Standard stockholder will fail to perfect his or her right of appraisal if he or she (i) does not deliver a written demand for appraisal to Standard prior to the vote for approval and adoption of the Reorganization Agreement, (ii) votes his or her shares of Standard Common Stock in favor of approval and adoption of the Reorganization Agreement or returns a signed proxy which has been left blank, (iii) does not file a petition for appraisal within 120 days after the Effective Date, or (iv) delivers to TCF Illinois both a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Reorganization Agreement, except that any such attempt to withdraw such demand not made within 60 days after the Effective Date requires the written approval of TCF Illinois.

    If an appraisal proceeding is properly instituted, such proceeding may not be dismissed as to any Standard stockholder who has perfected his or her right of appraisal without the approval of the Court of Chancery, and any such approval may be conditioned on such terms as the Court of Chancery deems just.

    After the Effective Date, no Standard stockholder who has demanded dissenters' rights will be entitled to vote his or her Dissenting Shares for any purpose or to receive dividends on, or other distributions in respect of, such Dissenting Shares (except dividends or distributions payable to Standard stockholders on a date prior to the Effective Date).

    All written communications from stockholders with respect to the exercise of dissenters' rights, prior to the Effective Date, should be mailed to Standard Financial, Inc., 800 Burr Ridge Parkway, Burr Ridge, Illinois 60521, Attention:
Leonard A. Metheny, Sr., Secretary. After the Effective Date, all written communications from stockholders with respect to the exercise of dissenters' rights should be mailed to TCF National Bank Illinois c/o TCF Financial Corporation, 801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402,
Attention: Gregory R. Pulles, Secretary.

    FAILURE BY A STANDARD STOCKHOLDER TO FOLLOW THE STEPS REQUIRED BY THE DGCL FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS OF THE DGCL, STANDARD STOCKHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND EXERCISING THEIR RIGHTS UNDER SECTION 262 SHOULD CONSULT THEIR LEGAL ADVISORS.

EXPENSES OF THE COMBINATION

    The Reorganization Agreement provides that TCF and Standard shall each bear and pay all costs and expenses incurred by it in connection with the Reorganization Agreement and the transactions contemplated thereby.

    Standard will bear the expenses of printing and mailing this Proxy Statement/Prospectus, the accompanying proxies and all other expenses incurred in connection with the solicitation of proxies from Standard stockholders on behalf of the Standard Board of Directors. Standard has retained Georgeson & Company Inc. to assist in the solicitation of proxies for the Special Meeting.
Such firm will receive a fee of approximately $       , plus reimbursement for
reasonable expenses. In addition to solicitation by mail, directors, officers and employees of Standard, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Standard, personally or by telephone, telegram or other forms of communication. Standard will also pay the customary charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Standard Common Stock not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of Standard Common Stock entitled to vote at the Special Meeting.

                        DESCRIPTION OF TCF CAPITAL STOCK

GENERAL

    TCF is authorized to issue 170,000,000 shares of capital stock, par value $.01 per share, consisting of 140,000,000 shares of TCF Common Stock and 30,000,000 shares of preferred stock. As of May 29, 1997, there were issued and outstanding 34,728,892 shares of TCF Common Stock, and 700,000 shares of Series A Junior Participating Preferred Stock ("Series A Junior Preferred Shares") were reserved for issuance upon the exercise of certain preferred share purchase rights (the "Rights") described below.

TCF COMMON STOCK

    GENERAL. Holders of TCF Common Stock have no preemptive rights. The outstanding shares of TCF Common Stock are, and the shares of TCF Common Stock offered hereby will be, fully paid and nonassessable. Each outstanding share of TCF Common Stock also includes, and each share offered hereby will include, one Right.

    VOTING. Holders of TCF Common Stock are entitled to one vote for each share held on each matter submitted to a vote of the holders of TCF Common Stock. Cumulative voting for the election of directors is not permitted.

    DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. Subject to the preferential dividend rights of any issued and outstanding preferred stock, holders of TCF Common Stock are entitled to receive dividends as and when declared by the Board of Directors of TCF. Under the DGCL, TCF may declare and pay dividends out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding year. No dividends may be declared, however, if the capital of TCF has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution.

    If TCF were liquidated, the holders of TCF Common Stock would be entitled to receive, pro rata, all assets available for distribution to them after full satisfaction of TCF's liabilities and any payment applicable to the preferred stock then outstanding.

    TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for the TCF Common Stock is the First National Bank of Boston c/o Boston EquiServe L.P., Boston, Massachusetts ("Boston EquiServe").

    PREFERRED SHARE PURCHASE RIGHTS. On May 23, 1989, the Board of Directors of TCF declared a dividend of one Right for each outstanding share of TCF Common Stock. The dividend was paid on June 9, 1989 to the stockholders of record on that date. Holders of shares of TCF Common Stock issued subsequent to that date receive one Right with each such share issued. The Rights are transferred with and only with the shares of TCF Common Stock until they become exercisable. The Rights become exercisable only under certain circumstances described below. The Rights are designed to ensure that holders of TCF Common Stock receive fair and equal treatment in the event of any proposed takeover of TCF and to discourage certain abusive takeover techniques. They are also intended to enable holders of TCF Common Stock to realize the long-term value of their investment in TCF. While not preventing a takeover, the Rights are designed to encourage any person seeking to acquire TCF to negotiate with the Board of Directors of TCF. The Rights may have the effect of discouraging, but are not intended to deter, takeover proposals.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of TCF, including the right to vote or receive dividends. Upon becoming exercisable, each Right entitles the registered holder to purchase from TCF one-hundredth of a share of Series A Junior Preferred Shares of TCF at a price (the "Purchase Price") of $180 per one-hundredth of a Series A Junior Preferred Share, subject to adjustment. The description and terms of the Rights are set forth in a rights agreement between TCF and Boston EquiServe as rights agent (the "Rights Agreement"). The Purchase Price payable, and the number of Series A Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution upon the occurrence of certain events specified in the Rights Agreement.

    The Rights will become exercisable only if a person or group acquires or announces an offer to acquire 15% or more of the outstanding shares of TCF Common Stock. The Rights have certain additional features that will be triggered upon the occurrence of specified events:

        (i) In the event that any person or group becomes the beneficial owner of 15% or more of the outstanding shares of TCF Common Stock, subject to certain exceptions for shares owned by TCF, a subsidiary, an employee benefit plan or shares issued directly by TCF, proper provision shall be made so that each holder of a Right, other than any person or member of a group beneficially owning 15% or more of the outstanding TCF Common Stock (whose Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of TCF Common Stock having a market value of two times the exercise price of the Right (or, at the option of TCF, an equivalent number of one-hundredths of a Series A Junior Preferred Share).

        (ii) In the event that TCF is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

        (iii) At any time after the acquisition by a person or group of beneficial ownership of 15% or more of the outstanding shares of TCF Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding TCF Common Stock, the Board of Directors of TCF may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of TCF Common Stock, or one-hundredth of a Series A Junior Preferred Share (or of a share of a class or series of TCF's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

    At any time prior to the acquisition by a person or group of beneficial ownership of 15% or more of the outstanding TCF Common Stock, a majority of TCF's directors prior to the time of such an acquisition may vote to redeem the Rights in whole, but not in part, at a price of $.01 per Right. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as such directors in their sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

    The terms of the Rights may be amended by the Board of Directors of TCF without the consent of the holders of the Rights, including an amendment to lower the 15% triggering thresholds described above to not less than the greater of: (i) any percentage greater than the largest percentage of the outstanding TCF Common Stock then known to TCF to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group acquires 15% or more of the outstanding TCF Common Stock no such amendment may adversely affect the interests of the holders of the Rights.

    The Rights will expire on June 9, 1999, unless extended or earlier redeemed by TCF.

TCF PREFERRED STOCK

    GENERAL. Pursuant to the TCF Certificate, there are authorized 30,000,000 shares of preferred stock, par value $.01 per share, and the Board of Directors of TCF has the authority, without further stockholder action, to issue from time to time one or more series of preferred stock with such terms and for such consideration as the TCF Board of Directors may determine. The TCF Board of Directors is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

    The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power and other rights of the holders of TCF Common Stock and under certain circumstances could have the effect of delaying or preventing a change in control of TCF.

    SERIES A JUNIOR PREFERRED SHARES. The Board of Directors of TCF has established a series of preferred stock, designated Series A Junior Participating Preferred Stock, issuable upon the exercise of Rights issued to holders of the TCF Common Stock. There are currently 700,000 Series A Junior Preferred Shares reserved for issuance upon the exercise of the Rights. See "--TCF Common Stock-- Preferred Share Purchase Rights" and "COMPARISON OF THE RIGHTS OF STOCKHOLDERS." Series A Junior Preferred Shares will rank junior to all other series of preferred stock and will not be redeemable. Each Series A Junior Preferred Share will, subject to the rights of senior securities of TCF, be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of TCF Common Stock. In the event of liquidation, the holders of the Series A Junior Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of TCF Common Stock. Each Series A Junior Preferred Share will have 100 votes, voting together with the TCF Common Stock. Finally, in the event of any merger, consolidation or other transaction in which TCF Common Stock is exchanged, each Series A Junior Preferred Share will be entitled to receive 100 times the amount received per share of TCF Common Stock. These rights are protected by customary antidilution provisions.

ANTITAKEOVER EFFECTS OF PROVISIONS OF THE TCF CERTIFICATE AND TCF BYLAWS

    Certain provisions of the TCF Certificate and the TCF Bylaws could discourage potential takeover attempts and could delay or prevent a change in control of TCF. See "COMPARISON OF THE RIGHTS OF STOCKHOLDERS."

                    COMPARISON OF THE RIGHTS OF STOCKHOLDERS

GENERAL

    TCF and Standard are both incorporated under the laws of the State of Delaware. As a result of the Combination, holders of Standard Common Stock, whose rights are presently governed by the DGCL, the Standard Certificate of Incorporation (the "Standard Certificate") and the Bylaws of Standard (the "Standard Bylaws") will become stockholders of TCF. Accordingly, their rights will continue to be governed by the DGCL, but after the Combination will be governed by the TCF Certificate and the TCF Bylaws. The Standard Certificate and Standard Bylaws and the TCF Certificate and TCF Bylaws are very similar in provisions affecting the rights of stockholders. The following is a brief description of those provisions. The discussion herein is not intended to be a complete statement of such provisions but rather summarizes the more significant provisions affecting the rights of such stockholders. The following summary is qualified in its entirety by reference to the DGCL, the Standard Certificate and Standard Bylaws and the TCF Certificate and TCF Bylaws.

    Each Standard stockholder should carefully consider these differences, including provisions of the TCF Certificate and TCF Bylaws that may have an anti-takeover effect, in connection with the decision to vote for or against the adoption and approval of the Reorganization Agreement.

AUTHORIZED CAPITAL STOCK

    STANDARD. The Standard Certificate authorizes the issuance of up to 25,000,000 shares of Standard Common Stock, par value $.01 per share, of
which       shares were issued and outstanding as of the Record Date, and up to
1,000,000 shares of Standard Preferred Stock, par value $.01 per share, of which no shares were issued and outstanding as of the Record Date.

    TCF. The TCF Certificate authorizes the issuance of up to 140,000,000 shares of TCF Common Stock, par value $.01 per share, of which 34,728,892 shares were issued and outstanding as of May 29, 1997, and up to 30,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding as of the Record Date. The TCF preferred stock is issuable in series, each series having such rights and preferences as TCF's Board of Directors may fix and determine by resolution. Although TCF does not currently contemplate taking such action, it is possible that additional shares of TCF Common Stock or TCF preferred stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in TCF more difficult, time consuming or costly or to otherwise discourage an attempt to acquire control of TCF.

AMENDMENT OF GOVERNING INSTRUMENTS

    STANDARD. The Standard Certificate provides that, except for certain provisions relating to (i) actions by written consent, (ii) special meetings of stockholders, (iii) the Board of Directors, (iv) amendment of the Standard Bylaws, (v) certain business combinations, (vi) indemnification of directors and officers and (vii) amendment of the Standard Certificate (amendment of such provisions requiring the affirmative vote of the holders of at least 80% of the total votes eligible to be cast), the Standard Certificate may be amended by the affirmative vote of the holders of a majority of Standard's outstanding voting shares.

    TCF.  The TCF Certificate provides that, except for provisions relating to
(i) the Board of Directors, (ii) certain business combinations, (iii) actions by written consent, (iv) special meetings of stockholders, (v) amendment of the TCF Bylaws, (vi) limitation of liability of directors and (vii) indemnification of directors and officers (amendment of such provisions requiring the affirmative vote of the holders of at least 80% of the total votes eligible to be cast), the TCF Certificate may be amended by the affirmative vote of the holders of a majority of TCF's outstanding voting shares.

    Pursuant to terms thereof, the TCF Certificate and the TCF Bylaws, respectively, may not be altered, amended or repealed without the affirmative vote of at least a majority of the Board of Directors of TCF, or the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders. This provision does not differ from the amendment provisions of the Standard Certificate and Standard Bylaws.

CLASSIFIED BOARD AND CUMULATIVE VOTING

    STANDARD; TCF. The Standard Certificate and the TCF Certificate contain similar provisions regarding classification of the Board of Directors: each Certificate requires that the Board of Directors be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

    DGCL. Under the DGCL, a corporation may provide in its certificate for cumulative voting in the election of directors. Cumulative voting entitles each stockholder to cast a number of votes in the election of directors equal to the number of such stockholder's shares of stock multiplied by the number of directors to be elected, and to distribute such votes in favor of one nominee or among two or more of the nominees to be elected. Neither the Standard Certificate nor the TCF Certificate permits stockholders to cumulate their votes in the election of directors.

REMOVAL OF DIRECTORS AND VACANCIES

    STANDARD. Under the Standard Certificate, any director may be removed, but only for cause and only by the affirmative vote of holders of at least 80% of the outstanding voting shares. Vacancies in Standard's Board of Directors, including vacancies created by newly created directorships resulting from an increase in the number of directors, may be filled by Standard's Board of Directors, acting by a vote of at least a majority of the directors then in office, even if less than a quorum, and any director so chosen shall serve for the remainder of the term of the class of directors in which the vacancy occurred.

    TCF. Under the TCF Certificate, any director may be removed for cause by the holders of at least a majority of the outstanding voting shares. Vacancies in TCF's Board of Directors, including vacancies created by newly created directorships resulting from an increase in the number of directors, may be filled by TCF's Board of Directors, acting by a vote of at least a majority of the directors then in office, even if less than a quorum, and any director so chosen shall serve for the remainder of the term of the class of directors in which the vacancy occurred.

INDEMNIFICATION

    STANDARD. The Standard Certificate provides that each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Standard, or is or was serving at the request of Standard as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Standard to the fullest extent authorized by the DGCL, as the same existed on the date upon which the Standard Certificate was filed with the Secretary of State of the State of Delaware or has been thereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits Standard to provide broader indemnification rights than such law permitted Standard to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that such indemnification does not extend to an indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee unless such proceeding was authorized by the Standard Board of Directors.

    TCF. The TCF Certificate provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding (hereinafter, a "proceeding") by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of TCF or any of its subsidiaries, or is or was serving at the request of TCF as a director, officer, partner, member or trustee or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by TCF to the fullest extent provided by the DGCL against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that such indemnification does not extend to an indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee unless such proceeding was authorized by the TCF Board of Directors.

    STANDARD; TCF. The Standard Certificate, the TCF Certificate and the TCF Bylaws provide that the right of such directors and officers to indemnification includes the right to advancement by the corporation of expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking to repay any amount so advanced if it is ultimately determined by final judicial decision that the proposed indemnitee is not entitled to be indemnified for such expenses.

    The Standard Certificate and the TCF Certificate further provide that the corporation may, to the extent authorized from time to time by the corporation's Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any person who is or was an employee or agent of the corporation or a subsidiary thereof or is or was serving at the request of the corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.

    The Standard Certificate and the TCF Certificate provide that a director of the corporation, to the maximum extent now or hereafter permitted by the DGCL or any successor provision or provisions, will have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

    For information concerning TCF's indemnification of directors, officers, employees and agents of Standard for claims arising out of or in connection with activities in such capacity prior to the Effective Time, see "THE
COMBINATION--Interests of Certain Persons in the Combination."

    DGCL. Under the DGCL as currently in effect, other than in actions brought by or in the right of the corporation, such indemnification would apply if it was determined in the specific case that the proposed indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification would probably be limited to reasonable expenses (including attorneys' fees), and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person is adjudged liable to the corporation unless, and only to the extent that, a court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that any director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding, he must be indemnified against reasonable expenses incurred by him in connection therewith.

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SPECIAL MEETINGS OF STOCKHOLDERS

    STANDARD. The Standard Bylaws provide that special meetings of stockholders of Standard may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors that Standard would have if there were no vacancies on the Board of Directors or by the Chairman of the Board of Directors. As a result, holders of Standard Common Stock do not have any right to call special meetings of stockholders or to require Standard's Board of Directors to call such meetings.

    TCF. The TCF Bylaws provide that special meetings of stockholders may only be called by the Board of Directors, by a majority vote of the Board of Directors. As a result, holders of TCF Common Stock do not have any right to call special meetings of stockholders or to require TCF's Board of Directors to call such meetings.

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

    STANDARD. The Standard Certificate provides that any action required or permitted to be taken by the Standard stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing of the stockholders.

    TCF. The TCF Certificate provides that, except for removal of a director, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is given by the holders of all outstanding shares entitled to vote thereon.

STOCKHOLDER NOMINATIONS AND PROPOSALS

    TCF. The TCF Bylaws require advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders. Such advance notice is to be given as provided in the TCF Bylaws.

    The advance notice requirements of the TCF Bylaws require that all nominations for election to the TCF Board of Directors, other than those made by the Board of Directors or a committee thereof, must be made by a TCF stockholder who has complied with the notice provisions set forth in the TCF Bylaws. Any nominations made by a TCF stockholder must be delivered to or mailed and received at the principal executive offices of TCF not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting, provided, however, that if less than 70 days notice of the date of the scheduled annual meeting is given, notice by the TCF stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the scheduled annual meeting was mailed or given. Each such notice shall include, among other things:
(i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of TCF Common Stock which are beneficially owned by such person on the date of such stockholder notice, and (D) any other information relating to such person that would be required to be disclosed pursuant to
Schedule 13D under the Exchange Act in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act in connection with the solicitation of proxies with respect to nominees for election as directors, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A under the Exchange Act and information which would be required to be filed on Schedule 14B under the Exchange Act with the Commission; and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (B) the class and number of shares of TCF Common Stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such

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
stockholder notice. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

    The TCF Bylaws also provide that only such business as shall have been properly brought before an annual meeting of stockholders shall be conducted at the annual meeting. To be properly brought before an annual meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the TCF Board of Directors, otherwise properly brought before the meeting by or at the direction of the TCF Board of Directors, or otherwise properly brought before the meeting by a TCF stockholder. For business to be properly brought before an annual meeting by a TCF stockholder, the TCF stockholder must give timely notice thereof in writing to the Secretary of TCF. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of TCF not less than 60 days nor more than 90 days prior to the scheduled annual meeting; provided, however, that if less than 70 days notice of the date of the scheduled annual meeting is given, notice by the TCF stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the scheduled annual meeting was mailed or given. The notice must contain certain information in order to be considered. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on TCF's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal;
(iii) the class and number of shares of TCF Common Stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (iv) any financial or other interest of the stockholder in such proposal. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the TCF Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    STANDARD. The Standard Certificate requires advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders. Such advance notice is to be given as provided in the Standard Bylaws.

    The advance notice requirements of the Standard Bylaws provide that no business may be transacted at an annual meeting of stockholders of Standard other than business that is (i) specified in the notice of meeting given by the Board of Directors of Standard, (ii) otherwise properly brought before the annual meeting by the Board of Directors of Standard or (iii) otherwise properly brought before the annual meeting by any stockholder of Standard (A) who is a stockholder of record on the date notice to Standard of the business to be transacted was given by such stockholder (as provided in clause (B) of this sentence) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) who submits to Standard the stockholder proposal entitled to be considered, in proper written form (as provided below), not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting or, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder's advance notice to propose business must set forth as to each matter such stockholder proposes to bring before the annual meeting (v) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (w) the name and record address of such stockholder, (x) the class or series and number of shares of capital stock of Standard which are owned beneficially or of record by such stockholder, (y) a description of all arrangements or understandings between such stockholder and any other person or persons (including

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
their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(z) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. If the presiding officer of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

    The advance notice requirements of the Standard Bylaws also provide that persons may be nominated to stand for election as a director of Standard only
(i) by or at the direction of the Board of Directors of Standard or (ii) by any stockholder of Standard (A) who is a stockholder of record on the date notice to Standard of the person to be nominated to stand for election as a director was given by such stockholder (as provided in clause (B) of this sentence) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) who submits to Standard the notice of the person to be nominated to stand for election as a director, in proper written form as provided in the Standard Bylaws, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting or, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder's notice to propose a nominee for election as director must set forth (x) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of Standard which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (y) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of Standard which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    The Standard Bylaws further provide that, if the number of directors to be elected to the Board of Directors of Standard is increased and there is no "public announcement" (as defined below) by Standard naming all of the nominees for director or specifying the size of the increased Board of Directors at least 130 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of Standard not later than the close of business on the tenth day following the day on which such public announcement is first made by Standard. The Standard Bylaws define a "public announcement" as an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by Standard with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

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
COMBINATIONS, SHARE EXCHANGES, SALES OF ASSETS, BUSINESS COMBINATIONS WITH
  CERTAIN PERSONS AND ACQUISITIONS OF SHARES

    DGCL. The DGCL, applicable to both Standard and TCF, requires the approval of the Board of Directors and the holders of a majority of the corporation's outstanding common stock entitled to vote thereon for mergers or consolidations, and for sales, leases or exchanges of substantially all of Standard's or TCF's property and assets. The DGCL does not provide explicitly for share exchanges. The DGCL permits a corporation to merge with another corporation without obtaining the approval of the corporation's stockholders if: (i) the corporation is the surviving corporation of the merger; (ii) the merger agreement does not amend the corporation's certificate; (iii) each share of the corporation's common stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the corporation's common stock after the merger; and (iv) any authorized but unissued shares or treasury shares of the corporation's common stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of the corporation's common stock outstanding immediately prior to the effective date of the merger. Pursuant to the DGCL, the Combination does not require approval by TCF stockholders.

    Standard and TCF are subject to the provisions of Section 203 of the DGCL ("Section 203") which prohibits a "business combination" (defined in Section 203 as generally including mergers, sales and leases of assets, issuances of securities, and similar transactions) by the corporation or a subsidiary with an "interested stockholder" (defined in Section 203 as generally the beneficial owner of 15% or more of a corporation's outstanding voting stock) within three years after the person or entity becomes an interested stockholder, unless (i) prior to the person or entity becoming an interested stockholder, the business combination or the transaction pursuant to which such person or entity became an interested stockholder shall have been approved by the corporation's Board of Directors, (ii) upon consummation of the transaction in which he became an interested stockholder, the interested stockholder holds at least 85% of the corporation's common stock outstanding at the time the transaction commenced (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the corporation's Board of Directors and by the holders of at least two-thirds of the corporation's outstanding common stock, excluding shares owned by the interested stockholder. The restrictions imposed on interested stockholders under Section 203 do not apply under certain limited circumstances set forth therein, including certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.

    Section 203 provides that during such three-year period, the corporation may not merge or consolidate with an interested stockholder or any affiliate or associate thereof, and also may not engage in certain other transactions with an interested stockholder or any affiliate or associate thereof, including, without limitation, (i) any merger or consolidation of the corporation or a direct or indirect majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the above limitations of Section 203 are not applicable to the surviving corporation; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionately as a stockholder of the corporation) to or with the interested stockholder of assets having an aggregate market value equal to 10% or more of the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of a corporation; (iii) any transaction which results in the issuance or transfer by the corporation or by any majority-owned subsidiary thereof of any stock of the corporation of such subsidiary to the interested stockholder, except, among other things, pursuant to a transaction which effects a pro rata distribution to all stockholders of the corporation; (iv) any transaction involving the

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corporation or any majority-owned subsidiary thereof which has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or any such subsidiary which is owned by the interested stockholder (except, among other things, as a result of immaterial changes due to fractional share adjustments); or (v) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

    STANDARD. The Standard Certificate contains a "fair price" provision which requires an 80% super-majority vote for approval of certain "business combinations" with "interested shareholders" (as those terms are defined below), except (i) in cases where the proposed business combination has been approved in advance by a majority of those members of Standard's Board of Directors who are unaffiliated with the interested shareholder and were directors prior to the time when the interested shareholder became an interested shareholder and (ii) if the proposed business combination meets certain conditions set forth therein which are designed to afford Standard's stockholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of outstanding shares of the voting stock would be sufficient. The term "interested shareholder" is defined to include any individual, corporation, partnership or other entity which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Standard. The term "business combination" is defined to include
(i) any merger, reorganization or consolidation of Standard or any of the Standard Subsidiaries with or into any interested shareholder as defined therein or affiliate thereof, (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with an interested shareholder or affiliate thereof of 25% or more of the combined assets of Standard and Standard Bank,
(iii) the issuance or transfer to any interested shareholder or its affiliate by Standard (or any subsidiary) of any securities of Standard or Standard Bank in exchange for any assets, cash or securities the value of which equals or exceeds 25% of the combined assets of Standard, (iv) the adoption of any plan for the liquidation or dissolution of Standard proposed by or on behalf of any interested shareholder or affiliate thereof or (v) any reclassification, recapitalization, merger or consolidation of Standard which has the effect of increasing the proportionate share of Standard Common Stock or any class of equity or convertible securities of Standard owned by an interested shareholder or affiliate thereof.

    TCF. The TCF Certificate also contains a "fair price" provision which provides that, subject to certain exceptions, a "business combination" (which is defined to include a merger, reorganization, sale or transfer of all or substantially all of TCF's assets or a liquidation or dissolution of TCF) involving TCF and a "related person" (defined as a person who, together with any affiliate or associate, beneficially owns more than 10% of the outstanding TCF Common Stock) must be approved by holders of at least 80% of the outstanding shares entitled to vote thereon, excluding all shares of the TCF Common Stock beneficially owned or controlled by a related person, unless (i) a majority of the continuing directors approves the transaction, (ii) the business combination is solely between TCF and a direct or indirect subsidiary of TCF, or (iii) certain price and other procedural conditions are satisfied.

    The Combination is not a "business combination" as defined in Section 203 or the fair price provisions of the Standard Certificate and TCF Certificate and, therefore, neither the provision of Section 203 nor the "fair price" provisions are applicable to the transaction contemplated by the Reorganization Agreement.

STOCKHOLDER RIGHTS PLAN

    On May 23, 1989, the Board of Directors of TCF declared a dividend distribution of one Right for each outstanding share of TCF Common Stock. For discussion of the Rights, see "DESCRIPTION OF TCF CAPITAL STOCK--TCF Common Stock--Preferred Share Purchase Rights" and "DESCRIPTION OF TCF CAPITAL STOCK-- TCF Preferred Stock--Series A Junior Preferred Shares." Standard has not adopted a stockholder rights plan.

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DISSENTERS' RIGHTS OF APPRAISAL

    TCF. The rights of appraisal of dissenting stockholders of TCF are governed by the DGCL. Pursuant thereto, any stockholder has the right to dissent from any merger or consolidation, except as described below, of which the corporation is a constituent corporation. No such appraisal rights are available, however, to stockholders of a corporation (i) if as of the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, such shares were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the Nasdaq National Market, or held of record by more than 2,000 stockholders, and the holders of such stock are permitted by the terms of merger or consolidation to accept in exchange for their shares: (A) shares of stock of the corporation surviving or resulting from the merger or consolidation; (B) shares of stock of any other corporation that, at the effective date of the merger, will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers or held of record by more than 2,000 stockholders; (C) cash in lieu of fractional shares of such stock; or (D) any combination thereof; or
(ii) in a merger if such corporation is the surviving corporation and no vote of its stockholders is required.

    STANDARD. The dissenters' rights of Standard stockholders are also governed by the DGCL. For a discussion of rights of Standard stockholders to dissent from the Combination, see "THE COMBINATION--Dissenters' Rights."

STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS

    The rights of Standard stockholders and of TCF stockholders to examine the books and records of Standard and TCF, respectively, are governed by the DGCL. The DGCL provides that a stockholder of a Delaware corporation such as Standard or TCF may inspect books and records of the corporation upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

PAYMENT OF DIVIDENDS

    STANDARD. As discussed below, Standard is subject to the restrictions upon the payment of dividends which are imposed by the DGCL. In addition, the OTS possesses enforcement powers over savings and loan holding companies to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by savings and loan holding companies.

    Dividends from Standard Bank to Standard are also subject to certain restrictions. OTS regulations impose limitations upon all capital distributions by savings institutions, including cash dividends. The rules establish three tiers of institutions. An institution that exceeds all fully phased-in capital requirements before and after the proposed capital distribution (a "Tier 1 Institution") could, after prior notice to, but without the approval of, the OTS, make capital distributions during a calendar year of up to the higher of
(i) 100% of its net income to date during the calendar year plus the amount which would reduce by one-half its "surplus capital ratio" (i.e., the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or (ii) 75% of its net income over the most recent preceding four quarter period. Any additional capital distributions would require prior regulatory approval. As of December 31, 1996, Standard Bank was a Tier 1 Institution. The payment of dividends by any financial institution or its holding company is affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a financial institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized. Further, under applicable regulations of OTS, Standard Bank may not pay dividends in an amount which would reduce its capital below the amount required for the liquidation account established in connection with Standard Bank's conversion from the mutual to stock form of ownership in 1994. As of December 31, 1996, approximately

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
$66.8 million was available to be paid as dividends to Standard by Standard Bank. Notwithstanding the availability of funds for dividends, however, the OTS may prohibit the payment of any dividends if the OTS determines such payment would constitute unsafe or unsound practice.

    TCF. TCF is subject to the DGCL restrictions on the payment of dividends, described below, but is not subject to advance notice requirements or regulatory limitations relating to the payment of dividends or making other forms of capital distributions. Dividends from the TCF Banks to TCF, however, are subject to restrictions administered by the OCC. In general, the OCC notified Great Lakes Michigan and TCF Minnesota in connection with their conversion to national banks in April 1997 that they may pay dividends without advance approval in an amount up to 100% of each Bank's net income for the current year. In general, OCC regulations permit the payment of dividends, without advance approval, of up to 100% of current year's (year-to-date) net income plus retained net income for the prior two years.

    DGCL. The DGCL provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, if the corporation's capital (generally defined in the DGCL as the sum of the aggregate par value of all shares of the corporation's capital stock, where all such shares have a par value and the board of directors has not established a higher level of capital) has been diminished to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be declared and paid out of such net profits until the deficiency in such capital has been repaired.

DISSOLUTION

    DGCL. Standard and TCF are subject to the DGCL's provisions on dissolution. Under the DGCL, voluntary dissolution of a corporation requires the adoption of a resolution by a majority of the members of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

                              RECENT DEVELOPMENTS

    BOC. On January 16, 1997, TCF Illinois completed the acquisition of BOC Financial Corporation, Chicago, a savings bank holding company owning the Bank of Chicago, s.b. ("Bank of Chicago"). TCF signed a purchase agreement on June 25, 1996, to acquire BOC Financial Corporation for cash, and received regulatory approval from the OTS on December 27, 1996. Bank of Chicago had approximately $183.1 million in assets at December 31, 1996 and locations in Garfield Ridge, Lakeshore and Little Village, Illinois. Effective upon the conversion of TCF Illinois to a national bank in April 1997, the Bank of Chicago was merged with and into TCF Illinois.

    WINTHROP. On February 28, 1997, TCF and Winthrop announced the signing of the Winthrop Merger Agreement, providing for a merger in a tax-free stock-for-stock exchange. Winthrop, with total assets of $370 million as of March 31, 1997, specializes in leasing high-tech and business equipment. The merger is subject to approval by both companies' shareholders, required regulatory filings and approvals, and treatment of the transaction as a pooling of interests for accounting purposes. Winthrop has the right to terminate the transaction if the average of the daily closing prices (as defined) of TCF Common Stock is less than $42.30 per share. TCF has the right to terminate the transaction if such average price is more than $51.70 per share. The period for determining the average price of TCF Common Stock is the 30 trading days ending three business days prior to the later of the last shareholders' meeting to vote on the merger or the date of the last regulatory approval. The Combination is not contingent upon consummation of the merger with Winthrop.

    NATIONAL BANK CONVERSION/FORMATION. TCF converted to a bank holding company, converted its federal savings bank subsidiaries into national banks in April 1997 and formed two new national banks in Ohio and Colorado.

    REDEMPTION OF GREAT LAKES DEBENTURES. On May 12, 1997, TCF called for redemption of the 7 1/4% Convertible Subordinated Debentures due 2011 of Great Lakes Michigan (the "Great Lakes Debentures") which TCF assumed in connection with its acquisition of Great Lakes Michigan in February 1995. As of May 12, 1997, $7.1 million in principal amount of Great Lakes Debentures were outstanding. The Great Lakes Debentures are convertible into TCF Common Stock at a conversion price of $17.04 per share. The redemption date is June 16, 1997. It is expected that approximately 400,000 shares of TCF Common Stock will be issued in connection with the redemption of the Great Lakes Debentures.

    SUPPLEMENTAL STOCK ISSUANCE. The Winthrop Merger Agreement contemplates that TCF will make a supplemental offering of up to 800,000 shares of TCF Common Stock in order to qualify the merger with Winthrop as a pooling of interests. TCF has filed a separate registration statement on Form S-3 with respect to these shares, the sale of which will occur prior to the consummation of the merger with Winthrop. The Form S-3 registration statement was declared effective on June 3, 1997. To date, TCF has sold 700,000 shares of TCF Common Stock and received net proceeds of approximately $29.3 million from such offering.

    OHIO BRANCHES. On May 23, 1997, Great Lakes Ohio entered into a purchase and sale agreement pursuant to which the eight branches of Great Lakes Ohio, representing $130 million in deposits, will be sold to The Fifth Third Bank headquartered in Cincinnati, Ohio.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The Reorganization Agreement provides that at the Effective Time, all of the issued and outstanding shares of Standard Common Stock (other than Dissenting Shares, treasury shares or shares held by TCF or any subsidiary thereof, except for shares held in a fiduciary capacity or in satisfaction of debt) will be converted into and will represent the shares of Interim Bank Common Stock that will be converted into the right to receive the Consideration. See "THE COMBINATION--The Consideration Formula."

    The following Unaudited Pro Forma Combined Financial Information reflects the Combination, including the issuance of 4,876,000 shares of TCF Common Stock to Standard shareholders (which assumes that TCF elects to allocate the aggregate Consideration in the form of 50% cash and 50% TCF Common Stock) using the May 23, 1997 closing TCF Common Stock price of $43.00 (not the Average TCF Stock Price). The following Unaudited Pro Forma Combined Financial Information also reflects the acquisition of Winthrop. Pursuant to the Winthrop Merger Agreement, each outstanding share of common stock of Winthrop (other than dissenters' shares and shares held by TCF or any subsidiary thereof, other than shares held in a fiduciary capacity or in satisfaction of debt) shall be automatically converted into and exchangeable for 0.7766 of a share of TCF Common Stock ("Winthrop Exchange Ratio"). See "RECENT DEVELOPMENTS."

    The following Unaudited Pro Forma Combined Statement of Financial Condition as of March 31, 1997 combines the historical consolidated statements of financial condition of TCF, Standard and Winthrop as if the Combination and the acquisition of Winthrop had been effective on March 31, 1997, after giving effect to certain pro forma adjustments described in the accompanying notes.

    The following Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 and 1996 are presented as if the Combination had been effective January 1, 1996 and the acquisition of Winthrop had been effective January 1, 1994, after giving effect to certain pro forma adjustments described in the accompanying notes. TCF's, Standard's and Winthrop's fiscal years end December 31. The following Unaudited Pro Forma Combined Statements of Operations for the two years ended December 31, 1995 and 1994 are presented as if the acquisition of Winthrop had been effective January 1, 1994.

    The Unaudited Pro Forma Combined Financial Information and notes thereto reflect the application of the purchase method of accounting for the Combination. Under this method of accounting, the assets acquired and liabilities assumed from Standard are recorded at their fair market values. The amount of the purchase price in excess of the fair market value of the tangible and indentifiable intangible assets acquired less the liabilities assumed is recorded as goodwill. Certain historical information of Standard has been reclassified to conform to TCF's financial statement presentation.

    The Unaudited Pro Forma Combined Financial Information and notes thereto reflect the application of the pooling-of-interests method of accounting for the acquisition of Winthrop. Under this method of accounting, the recorded assets, liabilities, income and expenses of TCF and Winthrop are combined and recorded at their historical cost-based amounts, except as noted below and in the notes thereto. Certain historical information of Winthrop has been reclassified to conform to TCF's financial statement presentation.

    The Unaudited Pro Forma Combined Financial Information does not reflect the effects of the anticipated additional offering of up to 800,000 shares of TCF Common Stock in order to qualify the acquisition of Winthrop as a pooling of interests (to date, 700,000 shares have been sold and TCF has received net proceeds of approximately $29.3 million therefrom) and anticipated issuance of approximately 400,000 shares of TCF Common Stock in connection with the conversion of Great Lakes Michigan's 7 1/4% Convertible Subordinated Debentures due 2011. See "RECENT DEVELOPMENTS--Supplemental Stock Issuance" and "RECENT DEVELOPMENTS--Redemption of Great Lakes Debentures."

    The significant accounting and reporting policies of TCF, Standard and Winthrop differ in minor respects and no effect has been given to such differences in this Unaudited Pro Forma Combined Financial Information. The Unaudited Pro Forma Combined Financial Information included herein is not necessarily indicative of the consolidated financial position or results of future operations of the combined entity or the actual results that would have been achieved had the acquisitions of Standard and Winthrop been consummated prior to the periods indicated. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with and are qualified in their entirety by the separate historical consolidated financial statements and notes thereto of TCF, Standard and Winthrop, which are incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                   STANDARD FINANCIAL, INC. AND SUBSIDIARIES
                         WINTHROP RESOURCES CORPORATION
         UNAUDITED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION
                               AT MARCH 31, 1997
                                 (IN THOUSANDS)

                                                                  PRO FORMA                               PRO FORMA
                                                          --------------------------            ------------------------------
                                     TCF       STANDARD    ADJUSTMENTS     COMBINED   WINTHROP  ADJUSTMENTS         COMBINED
                                  ----------  ----------  -------------   ----------  --------  -----------        -----------
                                                            ASSETS

Cash and due from banks.........  $  187,103  $   17,929  $  --           $  205,032  $  5,592   $--               $   210,624
Interest-bearing deposits with
  banks.........................       1,793      27,375     --               29,168     3,937    --                    33,105
U.S. Government and other
  marketable securities held to
  maturity......................       3,918      --         --                3,918     --       --                     3,918
Federal Home Loan Bank stock, at
  cost..........................      50,810      20,500     --               71,310     --       --                    71,310
Securities available for sale...   1,242,457     860,405   (200,000)(1)    1,902,862     --       --                 1,902,862
Loans held for sale.............     199,154      29,065     --              228,219     --       --                   228,219
Loans and lease financings:
  Total loans...................   5,028,741   1,490,141     (6,509)(2)    6,512,373     --       --                 6,512,373
  Total lease financings........      --          --         --               --       326,200    --                   326,200
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
    Total loans and lease
      financings................   5,028,741   1,490,141     (6,509)       6,512,373   326,200    --                 6,838,573
    Allowance for loan and lease
      losses....................     (71,475)     (7,401)    --              (78,876)   (1,398)   --                   (80,274)
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
      Net loans and lease
        financings..............   4,957,266   1,482,740     (6,509)       6,433,497   324,802    --                 6,758,299
Premises and equipment..........     137,559      27,187     (1,630)(3)      163,116     1,080    --                   164,196
Real estate.....................      15,559         160     --               15,719     --       --                    15,719
Accrued interest receivable.....      44,050      14,943     --               58,993     --       --                    58,993
Goodwill........................      25,052         387    152,510(4)       177,949     5,436    --                   183,385
Deposit base intangibles........      13,501      --         17,333(5)        30,834     --       --                    30,834
Mortgage servicing rights.......      16,561         764         81(2)        17,406     --       --                    17,406
Other assets....................      69,336       7,399     --               76,735    29,132    --                   105,867
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
                                  $6,964,119  $2,488,854  $ (38,215)      $9,414,758  $369,979   $--               $ 9,784,737
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
                                  ----------  ----------  -------------   ----------  --------   -----             -----------

                                             LIABILITIES AND STOCKHOLDERS' EQUITY

Total deposits..................  $5,291,894  $1,776,848  $   6,496(2)    $7,075,238  $  --      $--               $ 7,075,238
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
Securities sold under repurchase
  agreements....................     328,977      --         --              328,977     --       --                   328,977
Federal Home Loan Bank
  advances......................     630,307     410,000     (2,745)(2)    1,037,562     --       --                 1,037,562
Discounted lease rentals........      --          --         --               --       203,286    --                   203,286
Subordinated debt...............      13,392      --         --               13,392    28,750    --                    42,142
Collateralized obligations......      40,374      --         --               40,374     --       --                    40,374
Other borrowings................      28,325      --            580(6)        28,905     --       --                    28,905
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
    Total borrowings............   1,041,375     410,000     (2,165)       1,449,210   232,036    --                 1,681,246
Accrued expenses and other
  liabilities...................      88,981      30,749     19,043(7)       138,773    53,096    --                   191,869
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
    Total liabilities...........   6,422,250   2,217,597     23,374        8,663,221   285,132    --                 8,948,353
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
Stockholders' equity:
  Preferred stock...............      --          --         --               --         --       --                   --
  Common stock..................         359         191       (142)(8)          408        86     (19)(10)                475
  Additional paid-in capital....     253,186     190,266     19,353(8)       462,805    23,191      19(10)             486,015
  Unamortized deferred
    compensation................     (22,128)     (3,475)     3,475(8)       (22,128)    --       --                   (22,128)
  Retained earnings, subject to
    certain restrictions........     366,655     132,902   (132,902)(8)      366,655    61,570    --                   428,225
  Loan to Executive Deferred
    Compensation Plan...........         (52)     --         --                  (52)    --       --                       (52)
  Unrealized gain (loss) on
    securities available for
    sale........................      (4,515)      1,750     (1,750)(8)       (4,515)    --       --                    (4,515)
  Employee Stock Ownership Plan
    shares......................      --          (9,292)     9,292(9)        --         --       --                   --
  Treasury stock, at cost.......     (51,636)    (41,085)    41,085(8)       (51,636)    --       --                   (51,636)
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
    Total stockholders'
      equity....................     541,869     271,257    (61,589)         751,537    84,847    --                   836,384
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
                                  $6,964,119  $2,488,854  $ (38,215)      $9,414,758  $369,979   $--               $ 9,784,737
                                  ----------  ----------  -------------   ----------  --------   -----             -----------
                                  ----------  ----------  -------------   ----------  --------   -----             -----------

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                   STANDARD FINANCIAL, INC. AND SUBSIDIARIES
                         WINTHROP RESOURCES CORPORATION
     NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION

    Pursuant to the Reorganization Agreement and the Winthrop Merger Agreement, and consistent with generally accepted accounting principles ("GAAP"), TCF expects that certain purchase and pooling-of-interest accounting adjustments relating to Standard and Winthrop, respectively, will be recorded. The purchase accounting adjustments are preliminary estimates and are subject to revision as economic conditions change or as more information becomes available. The following notes further explain the adjustments.

 (1) Represents the planned sale of $200 million of securities available for sale in connection with the acquisition of Standard.

 (2) Represent the mark-to-market adjustments to reflect the fair market value of the Standard assets acquired and liabilities assumed under the purchase method of accounting.

 (3) Represents the write-off of certain Standard fixed assets and duplicative data processing hardware and software.

 (4) Represents the excess of the purchase price paid for Standard over the fair market value of the tangible and identifiable intangible assets acquired and liabilities assumed under the purchase method of accounting, less Standard's pre-existing goodwill. Goodwill is assumed to amortize on a straight-line basis over 25 years.

 (5) Represents identifiable deposit base intangibles ("DBI") relating to Standard's deposits. The DBI will be amortized using an accelerated method.

 (6) Represents the planned increase in TCF's short-term borrowings to fund the acquisition of Standard, net of proceeds from the planned sale of securities available for sale and the planned repayment of the loan to the Standard Employee Stock Ownership Plan and Trust ("ESOP").

 (7) Represents accruals for other merger related costs such as data processing contract termination costs, investment banking fees, severance and other anticipated reorganization and consolidation costs.

 (8) Represents the elimination of Standard's stockholders' equity under the purchase method of accounting and the issuance of approximately 4.9 million shares of TCF Common Stock.

 (9) Represents the repayment of the loan to the ESOP and the allocation of the remaining unallocated ESOP shares to the plan participants.

(10) Represents the adjustment to reflect the par value of TCF Common Stock to be issued in connection with the acquistion of Winthrop, with a related adjustment to additional paid-in capital.

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                   STANDARD FINANCIAL, INC. AND SUBSIDIARIES
                         WINTHROP RESOURCES CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                           PRO FORMA                           PRO FORMA
                                                                    ------------------------             ----------------------
                                                 TCF     STANDARD    ADJUSTMENTS    COMBINED  WINTHROP   ADJUSTMENTS   COMBINED
                                               --------  --------   -------------   --------  --------   -----------   --------
Interest income:
  Loans......................................  $119,077  $27,239    $     322(1)    $146,638   $--          $--        $146,638
  Lease financings...........................     --       --          --             --        8,205       --           8,205
  Loans held for sale........................     3,513      646       --             4,159     --          --           4,159
  Securities available for sale..............    21,383   14,278       (3,750)(2)    31,911     --          --          31,911
  Investments................................     1,163      716       --             1,879       153       --           2,032
                                               --------  --------   -------------   --------  --------   -----------   --------
    Total interest income....................   145,136   42,879       (3,428)      184,587     8,358       --         192,945
                                               --------  --------   -------------   --------  --------   -----------   --------
Interest expense:
  Deposits...................................    42,158   20,003       (1,299)(1)    60,862     --          --          60,862
  Borrowings.................................    16,960    6,148          120(3)     23,228     4,171       --          27,399
                                               --------  --------   -------------   --------  --------   -----------   --------
    Total interest expense...................    59,118   26,151       (1,179)       84,090     4,171       --          88,261
                                               --------  --------   -------------   --------  --------   -----------   --------
      Net interest income....................    86,018   16,728       (2,249)      100,497     4,187       --         104,684
Provision for credit losses..................     1,090      475       --             1,565       408       --           1,973
                                               --------  --------   -------------   --------  --------   -----------   --------
  Net interest income after provision for
    credit losses............................    84,928   16,253       (2,249)       98,932     3,779       --         102,711
                                               --------  --------   -------------   --------  --------   -----------   --------
Non-interest income:
  Fee and service charge revenues............    25,638      691       --            26,329     --          --          26,329
  ATM network revenues.......................     3,536      128       --             3,664     --          --           3,664
  Title insurance revenues...................     2,749    --          --             2,749     --          --           2,749
  Commissions on sales of annuities..........     1,934       66       --             2,000     --          --           2,000
  Leasing revenues...........................     --       --          --             --        6,358       --           6,358
  Gain on sale of loans held for sale........       877      192       --             1,069     --          --           1,069
  Gain (loss) on sale of securities available
    for sale.................................     1,369     (146)      --             1,223        16       --           1,239
  Gain on sale of loan servicing.............     1,622    --          --             1,622     --          --           1,622
  Other......................................     2,656      160       --             2,816     --          --           2,816
                                               --------  --------   -------------   --------  --------   -----------   --------
    Total non-interest income................    40,381    1,091       --            41,472     6,374       --          47,846
                                               --------  --------   -------------   --------  --------   -----------   --------
Non-interest expense:
  Compensation and employee benefits.........    39,716    5,133       --            44,849     1,745       --          46,594
  Occupancy and equipment....................    13,578    2,058         (169)(4)    15,467       244       --          15,711
  Advertising and promotions.................     4,929      516       --             5,445        64       --           5,509
  Federal deposit insurance premiums and
    assessments..............................     1,071      148       --             1,219     --          --           1,219
  Amortization of goodwill and other
    intangibles..............................     1,095       45        2,341(5)      3,481        98       --           3,579
  Provision for real estate losses...........        98    --          --                98     --          --              98
  Other......................................    17,441    3,159       --            20,600     1,175       --          21,775
                                               --------  --------   -------------   --------  --------   -----------   --------
    Total non-interest expense...............    77,928   11,059        2,172        91,159     3,326       --          94,485
                                               --------  --------   -------------   --------  --------   -----------   --------
      Income before income tax expense and
        extraordinary item...................    47,381    6,285       (4,421)       49,245     6,827       --          56,072
Income tax expense...........................    18,450    2,201       (1,144)       19,507     2,731       --          22,238
                                               --------  --------   -------------   --------  --------   -----------   --------
  Income before extraordinary item...........  $ 28,931  $ 4,084    $  (3,277)      $29,738    $4,096       $--        $33,834
                                               --------  --------   -------------   --------  --------   -----------   --------
                                               --------  --------   -------------   --------  --------   -----------   --------
Per common share(6)(7):
  Income before extraordinary item:
    Primary..................................  $    .83  $   .26                    $   .75    $  .46                  $   .73
                                               --------  --------                   --------  --------                 --------
                                               --------  --------                   --------  --------                 --------
    Fully diluted............................  $    .82  $   .26                    $   .74    $  .46                  $   .72
                                               --------  --------                   --------  --------                 --------
                                               --------  --------                   --------  --------                 --------
Weighted average shares outstanding (000's):
    Primary..................................    34,797   15,559                     39,673     8,901                   46,586
                                               --------  --------                   --------  --------                 --------
                                               --------  --------                   --------  --------                 --------
    Fully diluted............................    35,216   15,659                     40,092     8,901                   47,005
                                               --------  --------                   --------  --------                 --------
                                               --------  --------                   --------  --------                 --------

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                   STANDARD FINANCIAL, INC. AND SUBSIDIARIES
                         WINTHROP RESOURCES CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                          PRO FORMA                          PRO FORMA
                                                                    ----------------------             ----------------------
                                                 TCF     STANDARD   ADJUSTMENTS   COMBINED  WINTHROP   ADJUSTMENTS   COMBINED
                                               --------  --------   -----------   --------  --------   -----------   --------
Interest income:
  Loans......................................  $122,850  $ 20,303   $   322(1)    $143,475   $--          $--        $143,475
  Lease financings...........................     --        --        --             --       6,838       --            6,838
  Loans held for sale........................     4,574     --        --             4,574    --          --            4,574
  Securities available for sale..............    20,351    16,459    (3,750)(2)     33,060    --          --           33,060
  Investments................................     1,118       626     --             1,744       41       --            1,785
                                               --------  --------   -----------   --------  --------   -----------   --------
    Total interest income....................   148,893    37,388    (3,428)       182,853    6,879       --          189,732
                                               --------  --------   -----------   --------  --------   -----------   --------
Interest expense:
  Deposits...................................    44,696    17,423    (1,299)(1)     60,820    --          --           60,820
  Borrowings.................................    19,743     3,970       120(3)      23,833    3,619       --           27,452
                                               --------  --------   -----------   --------  --------   -----------   --------
    Total interest expense...................    64,439    21,393    (1,179)        84,653    3,619       --           88,272
                                               --------  --------   -----------   --------  --------   -----------   --------
      Net interest income....................    84,454    15,995    (2,249)        98,200    3,260       --          101,460
Provision for credit losses..................     2,802       800     --             3,602      100       --            3,702
                                               --------  --------   -----------   --------  --------   -----------   --------
  Net interest income after provision for
    credit losses............................    81,652    15,195    (2,249)        94,598    3,160       --           97,758
                                               --------  --------   -----------   --------  --------   -----------   --------
Non-interest income:
  Fee and service charge revenues............    22,600       928     --            23,528    --          --           23,528
  ATM network revenues.......................     2,512       126     --             2,638    --          --            2,638
  Title insurance revenues...................     3,587     --        --             3,587    --          --            3,587
  Commissions on sales of annuities..........     2,169        31     --             2,200    --          --            2,200
  Leasing revenues...........................     --        --        --             --       5,399       --            5,399
  Gain on sale of loans held for sale........     1,483        28     --             1,511    --          --            1,511
  Gain on sale of securities available for
    sale.....................................        85     1,569     --             1,654    --          --            1,654
  Gain on sale of branches...................     1,245     --        --             1,245    --          --            1,245
  Other......................................     2,148       318     --             2,466    --          --            2,466
                                               --------  --------   -----------   --------  --------   -----------   --------
    Total non-interest income................    35,829     3,000     --            38,829    5,399       --           44,228
                                               --------  --------   -----------   --------  --------   -----------   --------
Non-interest expense:
  Compensation and employee benefits.........    36,434     5,036     --            41,470    1,512       --           42,982
  Occupancy and equipment....................    12,837     2,079      (169)(4)     14,747      196       --           14,943
  Advertising and promotions.................     4,732       457     --             5,189       63       --            5,252
  Federal deposit insurance premiums and
    assessments..............................     3,161       948     --             4,109    --          --            4,109
  Amortization of goodwill and other
    intangibles..............................       795        23     2,341(5)       3,159       78       --            3,237
  Provision for real estate losses...........       448     --        --               448    --          --              448
  Other......................................    17,399     1,872     --            19,271    1,397       --           20,668
                                               --------  --------   -----------   --------  --------   -----------   --------
    Total non-interest expense...............    75,806    10,415     2,172         88,393    3,246       --           91,639
                                               --------  --------   -----------   --------  --------   -----------   --------
      Income before income tax expense and
        extraordinary item...................    41,675     7,780    (4,421)        45,034    5,313       --           50,347
Income tax expense...........................    15,388     2,859    (1,144)        17,103    2,178       --           19,281
                                               --------  --------   -----------   --------  --------   -----------   --------
  Income before extraordinary item...........  $ 26,287  $  4,921   $(3,277)      $ 27,931   $3,135       $--        $ 31,066
                                               --------  --------   -----------   --------  --------   -----------   --------
                                               --------  --------   -----------   --------  --------   -----------   --------
Per common share(6)(7):
  Income before extraordinary item:
    Primary..................................  $    .73  $    .31                 $    .68   $  .40                  $    .66
                                               --------  --------                 --------  --------                 --------
                                               --------  --------                 --------  --------                 --------
    Fully diluted............................  $    .72  $    .31                 $    .68   $  .40                  $    .65
                                               --------  --------                 --------  --------                 --------
                                               --------  --------                 --------  --------                 --------
Weighted average shares outstanding (000's):
    Primary..................................    35,986    16,028                   40,862    7,872                    47,129
                                               --------  --------                 --------  --------                 --------
                                               --------  --------                 --------  --------                 --------
    Fully diluted............................    36,417    16,036                   41,293    7,872                    47,571
                                               --------  --------                 --------  --------                 --------
                                               --------  --------                 --------  --------                 --------

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                   STANDARD FINANCIAL, INC. AND SUBSIDIARIES
                         WINTHROP RESOURCES CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                        PRO FORMA                              PRO FORMA
                                                               ----------------------------            -------------------------
                                            TCF     STANDARD     ADJUSTMENTS      COMBINED   WINTHROP   ADJUSTMENTS    COMBINED
                                          --------  ---------  ----------------   ---------  --------  -------------   ---------
Interest income:
  Loans.................................  $486,140   $93,554       $  1,286(1)    $580,980   $ --        $ --          $580,980
  Lease financings......................     --        --           --               --       29,914       --            29,914
  Loans held for sale...................    17,080       469        --              17,549     --          --            17,549
  Securities available for sale.........    75,303    61,265        (15,000)(2)    121,568         1       --           121,569
  Investments...........................     4,338     2,208        --               6,546       109       --             6,655
                                          --------  ---------      --------       ---------  --------  -------------   ---------
    Total interest income...............   582,861   157,496        (13,714)       726,643    30,024       --           756,667
                                          --------  ---------      --------       ---------  --------  -------------   ---------
Interest expense:
  Deposits..............................   171,375    73,955         (5,197)(1)    240,133     --          --           240,133
  Borrowings............................    71,346    19,980            478(3)      91,804    15,595       --           107,399
                                          --------  ---------      --------       ---------  --------  -------------   ---------
    Total interest expense..............   242,721    93,935         (4,719)       331,937    15,595       --           347,532
                                          --------  ---------      --------       ---------  --------  -------------   ---------
      Net interest income...............   340,140    63,561         (8,995)       394,706    14,429       --           409,135
Provision for credit losses.............    19,820     2,500        --              22,320     1,426       --            23,746
                                          --------  ---------      --------       ---------  --------  -------------   ---------
  Net interest income after provision
    for credit losses...................   320,320    61,061         (8,995)       372,386    13,003       --           385,389
                                          --------  ---------      --------       ---------  --------  -------------   ---------
Non-interest income:
  Fee and service charge revenues.......   100,422     3,825        --             104,247     --          --           104,247
  ATM network revenues..................    11,480       535        --              12,015     --          --            12,015
  Title insurance revenues..............    13,492     --           --              13,492     --          --            13,492
  Commissions on sales of annuities.....     9,134       271        --               9,405     --          --             9,405
  Leasing revenues......................     --        --           --               --       23,814       --            23,814
  Gain on sale of loans held for sale...     5,038     1,386        --               6,424     --          --             6,424
  Gain on sale of securities available
    for sale............................        85     1,578        --               1,663         1       --             1,664
  Gain on sale of loans.................     5,443     --           --               5,443     --          --             5,443
  Gain on sale of branches..............     2,747     --           --               2,747     --          --             2,747
  Other.................................     9,956     1,285        --              11,241     --          --            11,241
                                          --------  ---------      --------       ---------  --------  -------------   ---------
    Total non-interest income...........   157,797     8,880        --             166,677    23,815       --           190,492
                                          --------  ---------      --------       ---------  --------  -------------   ---------
Non-interest expense:
  Compensation and employee benefits....   151,745    20,629        --             172,374     5,809       --           178,183
  Occupancy and equipment...............    51,136     8,728           (675)(4)     59,189       822       --            60,011
  Advertising and promotions............    16,711     1,745        --              18,456       303       --            18,759
  Federal deposit insurance premiums and
    assessments.........................    12,019     3,992        --              16,011     --          --            16,011
  Amortization of goodwill and other
    intangibles.........................     3,167       135          9,365(5)      12,667       564       --            13,231
  Provision for real estate losses......       433     --           --                 433     --          --               433
  FDIC special assessment...............    34,803     9,577        --              44,380     --          --            44,380
  Other.................................    71,056     7,159        --              78,215     4,959       --            83,174
                                          --------  ---------      --------       ---------  --------  -------------   ---------
    Total non-interest expense..........   341,070    51,965          8,690        401,725    12,457       --           414,182
                                          --------  ---------      --------       ---------  --------  -------------   ---------
      Income before income tax expense
        and extraordinary item..........   137,047    17,976        (17,685)       137,338    24,361       --           161,699
Income tax expense......................    51,384     6,064         (4,576)        52,872     9,647       --            62,519
                                          --------  ---------      --------       ---------  --------  -------------   ---------
  Income before extraordinary item......  $ 85,663   $11,912       $(13,109)      $ 84,466   $14,714     $ --          $ 99,180
                                          --------  ---------      --------       ---------  --------  -------------   ---------
                                          --------  ---------      --------       ---------  --------  -------------   ---------
Per common share(6)(7):
  Income before extraordinary item:
    Primary.............................  $   2.42   $   .76                      $   2.10   $  1.76                   $   2.12
                                          --------  ---------                     ---------  --------                  ---------
                                          --------  ---------                     ---------  --------                  ---------
    Fully diluted.......................  $   2.40   $   .75                      $   2.09   $  1.76                   $   2.11
                                          --------  ---------                     ---------  --------                  ---------
                                          --------  ---------                     ---------  --------                  ---------
Weighted average shares outstanding
  (000's):
    Primary.............................    35,342    15,635                        40,218     8,369                     46,802
                                          --------  ---------                     ---------  --------                  ---------
                                          --------  ---------                     ---------  --------                  ---------
    Fully diluted.......................    35,773    15,882                        40,649     8,375                     47,240
                                          --------  ---------                     ---------  --------                  ---------
                                          --------  ---------                     ---------  --------                  ---------

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                         WINTHROP RESOURCES CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                                                                 PRO FORMA
                                                                                                         --------------------------
                                                                                    TCF      WINTHROP     ADJUSTMENTS    COMBINED
                                                                                 ---------  -----------  -------------  -----------
Interest income:
  Loans........................................................................  $ 488,433   $  --         $  --         $ 488,433
  Lease financings.............................................................     --          23,330        --            23,330
  Loans held for sale..........................................................     18,253      --            --            18,253
  Securities available for sale................................................      4,021          34        --             4,055
  Investments..................................................................      5,946         144        --             6,090
  Mortgage-backed securities held to maturity..................................     91,037      --            --            91,037
                                                                                 ---------  -----------  -------------  -----------
    Total interest income......................................................    607,690      23,508        --           631,198
                                                                                 ---------  -----------  -------------  -----------
Interest expense:
  Deposits.....................................................................    193,244      --            --           193,244
  Borrowings...................................................................     95,248      13,614        --           108,862
                                                                                 ---------  -----------  -------------  -----------
    Total interest expense.....................................................    288,492      13,614        --           302,106
                                                                                 ---------  -----------  -------------  -----------
      Net interest income......................................................    319,198       9,894        --           329,092
Provision for credit losses....................................................     15,212         842        --            16,054
                                                                                 ---------  -----------  -------------  -----------
  Net interest income after provision for credit losses........................    303,986       9,052        --           313,038
                                                                                 ---------  -----------  -------------  -----------
Non-interest income:
  Fee and service charge revenues..............................................     89,712      --            --            89,712
  ATM network revenues.........................................................     10,568      --            --            10,568
  Title insurance revenues.....................................................     11,509      --            --            11,509
  Commissions on sales of annuities............................................      8,557      --            --             8,557
  Leasing revenues.............................................................     --          19,739        --            19,739
  Gain on sale of loans held for sale..........................................      3,735      --            --             3,735
  Gain (loss) on sale of securities available for sale.........................       (190)         38        --              (152)
  Loss on sale of mortgage-backed securities...................................    (21,037)     --            --           (21,037)
  Gain on sale of loan servicing...............................................      1,535      --            --             1,535
  Gain on sale of branches.....................................................      1,103      --            --             1,103
  Other........................................................................      7,284      --            --             7,284
                                                                                 ---------  -----------  -------------  -----------
    Total non-interest income..................................................    112,776      19,777        --           132,553
                                                                                 ---------  -----------  -------------  -----------
Non-interest expense:
  Compensation and employee benefits...........................................    139,548       4,274        --           143,822
  Occupancy and equipment......................................................     50,554         399        --            50,953
  Advertising and promotions...................................................     16,651         156        --            16,807
  Federal deposit insurance premiums and assessments...........................     13,540      --            --            13,540
  Amortization of goodwill and other intangibles...............................      3,163      --            --             3,163
  Provision for real estate losses.............................................      1,804      --            --             1,804
  Merger-related expenses......................................................     21,733      --            --            21,733
  Cancellation cost on early termination of interest-rate exchange contracts...      4,423      --            --             4,423
  Other........................................................................     65,917       4,740        --            70,657
                                                                                 ---------  -----------  -------------  -----------
    Total non-interest expense.................................................    317,333       9,569        --           326,902
                                                                                 ---------  -----------  -------------  -----------
      Income before income tax expense and extraordinary item..................     99,429      19,260        --           118,689
Income tax expense.............................................................     37,778       7,704        --            45,482
                                                                                 ---------  -----------  -------------  -----------
  Income before extraordinary item.............................................  $  61,651   $  11,556     $  --         $  73,207
                                                                                 ---------  -----------  -------------  -----------
                                                                                 ---------  -----------  -------------  -----------
Per common share(8)(9):
  Income before extraordinary item:
    Primary....................................................................  $    1.71   $    1.46                   $    1.73
                                                                                 ---------  -----------                 -----------
                                                                                 ---------  -----------                 -----------
    Fully diluted..............................................................  $    1.70   $    1.46                   $    1.71
                                                                                 ---------  -----------                 -----------
                                                                                 ---------  -----------                 -----------
Weighted average shares outstanding (000's):
    Primary....................................................................     35,686       7,912                      41,965
                                                                                 ---------  -----------                 -----------
                                                                                 ---------  -----------                 -----------
    Fully diluted..............................................................     36,260       7,912                      42,545
                                                                                 ---------  -----------                 -----------
                                                                                 ---------  -----------                 -----------

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                         WINTHROP RESOURCES CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                                                               PRO FORMA
                                                                                                        ------------------------
                                                                                   TCF      WINTHROP    ADJUSTMENTS   COMBINED
                                                                                ---------  -----------  -----------  -----------
Interest income:
  Loans.......................................................................  $ 403,095   $  --        $  --        $ 403,095
  Lease financings............................................................     --          16,201       --           16,201
  Loans held for sale.........................................................     16,917      --           --           16,917
  Securities available for sale...............................................     13,325          18       --           13,343
  Investments.................................................................     10,476         163       --           10,639
  Mortgage-backed securities held to maturity.................................    108,669      --           --          108,669
                                                                                ---------  -----------  -----------  -----------
    Total interest income.....................................................    552,482      16,382       --          568,864
                                                                                ---------  -----------  -----------  -----------
Interest expense:
  Deposits....................................................................    183,179      --           --          183,179
  Borrowings..................................................................     90,151      10,091       --          100,242
                                                                                ---------  -----------  -----------  -----------
    Total interest expense....................................................    273,330      10,091       --          283,421
                                                                                ---------  -----------  -----------  -----------
      Net interest income.....................................................    279,152       6,291       --          285,443
Provision for credit losses...................................................     10,802         109       --           10,911
                                                                                ---------  -----------  -----------  -----------
  Net interest income after provision for credit losses.......................    268,350       6,182       --          274,532
                                                                                ---------  -----------  -----------  -----------
Non-interest income:
  Fee and service charge revenues.............................................     83,744      --           --           83,744
  ATM network revenues........................................................      8,988      --           --            8,988
  Title insurance revenues....................................................     10,274      --           --           10,274
  Commissions on sales of annuities...........................................     11,310      --           --           11,310
  Leasing revenues............................................................     --          18,096       --           18,096
  Gain on sale of loans held for sale.........................................      2,124      --           --            2,124
  Gain on sale of securities available for sale...............................        981      --           --              981
  Gain on sale of loan servicing..............................................      2,353      --           --            2,353
  Other.......................................................................      5,445      --           --            5,445
                                                                                ---------  -----------  -----------  -----------
    Total non-interest income.................................................    125,219      18,096       --          143,315
                                                                                ---------  -----------  -----------  -----------
Non-interest expense:
  Compensation and employee benefits..........................................    129,794       4,646       --          134,440
  Occupancy and equipment.....................................................     48,217         324       --           48,541
  Advertising and promotions..................................................     14,119         183       --           14,302
  Federal deposit insurance premiums and assessments..........................     14,779      --           --           14,779
  Amortization of goodwill and other intangibles..............................      3,282      --           --            3,282
  Provision for real estate losses............................................      4,022      --           --            4,022
  Other.......................................................................     62,771       3,523       --           66,294
                                                                                ---------  -----------  -----------  -----------
    Total non-interest expense................................................    276,984       8,676       --          285,660
                                                                                ---------  -----------  -----------  -----------
      Income before income tax expense and extraordinary item.................    116,585      15,602       --          132,187
Income tax expense............................................................     46,402       6,241       --           52,643
                                                                                ---------  -----------  -----------  -----------
  Income before extraordinary item............................................  $  70,183   $   9,361    $  --        $  79,544
                                                                                ---------  -----------  -----------  -----------
                                                                                ---------  -----------  -----------  -----------
Per common share (8)(9):
  Income before extraordinary item:
    Primary...................................................................  $    1.95   $    1.16                 $    1.88
                                                                                ---------  -----------               -----------
                                                                                ---------  -----------               -----------
    Fully diluted.............................................................  $    1.92   $    1.16                 $    1.85
                                                                                ---------  -----------               -----------
                                                                                ---------  -----------               -----------
Weighted average shares outstanding (000's):
  Primary.....................................................................     34,527       8,047                    40,891
                                                                                ---------  -----------               -----------
                                                                                ---------  -----------               -----------
  Fully diluted...............................................................     35,347       8,047                    41,716
                                                                                ---------  -----------               -----------
                                                                                ---------  -----------               -----------

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                   STANDARD FINANCIAL, INC. AND SUBSIDIARIES
                         WINTHROP RESOURCES CORPORATION

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

    Pursuant to the Reorganization Agreement and the Winthrop Merger Agreement, and consistent with GAAP, TCF expects that certain adjustments will be recorded, primarily to accrue for specific, identified costs related to the acquisition of Standard. The amounts of the merger-related costs are preliminary estimates and are subject to revision as economic conditions change or as more information becomes available. TCF does not expect to record any merger-related charges relating to the acquisition of Winthrop.

    TCF expects to achieve operating cost savings primarily through reductions in staff and the consolidation of certain functions such as data processing, investments and other back office operations at Standard. The operating cost savings are expected to be achieved in various amounts at various times during the years subsequent to the acquisition of Standard and not ratably over, or at the beginning or end of, such periods. No adjustment has been reflected in the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1996 or for the three months ended March 31, 1997 and 1996 for the anticipated cost savings.

(1) Represents amortization of the Standard mark-to-market adjustments under the purchase method of accounting.

(2) Represents foregone interest income resulting from the planned sale of $200 million of securities available for sale.

(3) Represents amortization of the Standard mark-to-market adjustments, and the net interest cost of funding the acquisition of Standard.

(4) Represents the reduction in occupancy and equipment expenses resulting from the write-off of certain Standard fixed assets and duplicative data processing hardware and software.

(5) Represents amortization of the Standard goodwill and deposit base intangibles balances.

(6) The pro forma combined per common share data for TCF and Standard has been computed based on the pro forma combined historical income before extraordinary item and on the historical weighted average common and common equivalent shares outstanding of TCF combined with the assumed issuance of an additional 4.9 million shares of TCF Common Stock with respect to the acquisition of Standard.

(7) The pro forma combined per common share data for TCF, Standard and Winthrop has been computed based on the pro forma combined historical income before extraordinary item and on the combined historical weighted average common and common equivalent shares outstanding for TCF and Winthrop, and the assumed issuance of an additional 4.9 million shares of TCF Common Stock with respect to the acquisition of Standard. For purposes of this calculation, Winthrop's weighted average common and common equivalent shares outstanding were multiplied by the Winthrop Exchange Ratio of 0.7766.

(8) The pro forma combined per common share data for TCF and Winthrop has been computed based on the pro forma combined historical income before extraordinary item and on the combined historical weighted average common and common equivalent shares outstanding. For purposes of this calculation, Winthrop's weighted average common and common equivalent shares outstanding were multiplied by the Winthrop Exchange Ratio of 0.7766.

(9) Amounts are after preferred stock dividends.

                         ADJOURNMENT OF SPECIAL MEETING

    The proxy solicited hereby by Standard requests authority to vote for an adjournment of the Special Meeting if an adjournment of such meeting is deemed to be necessary. Standard may seek an adjournment of the Special Meeting, for not more than 30 days, in order to solicit additional votes in favor of the Reorganization Agreement and the transactions contemplated thereby (the "Combination Proposal") in the event that the Combination Proposal has not received the requisite vote of stockholders at the Special Meeting. If Standard desires to adjourn its Special Meeting with respect to the Combination Proposal, Standard will request a motion that the meeting be adjourned for up to 30 days with respect to such proposal (and solely with respect to the Combination Proposal, provided that a quorum is present at such meeting), and no vote will be taken on the Combination Proposal at the originally scheduled meeting. Each proxy solicited hereby, if properly signed and returned to Standard and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the Special Meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjournment of such meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the Combination Proposal.

    Any adjournment will permit Standard to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to the Combination Proposal. Such an adjournment would be disadvantageous to stockholders who are against the Combination Proposal, because an adjournment will give Standard additional time to solicit favorable votes and thus increase the chances of approving the Combination Proposal.

    If a quorum is not present at the Special Meeting, no proposal will be acted upon and the Board of Directors of Standard will adjourn its meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to stockholders.

    An adjournment for up to 30 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. Standard does not have any reason to believe that an adjournment of the Special Meeting will be necessary at this time.

    BECAUSE THE BOARD OF DIRECTORS OF STANDARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMBINATION PROPOSAL, AS DISCUSSED ABOVE, THE BOARD OF DIRECTORS OF STANDARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING ON THE COMBINATION PROPOSAL. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE STANDARD COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE SPECIAL MEETING WILL BE REQUIRED TO APPROVE A MOTION TO ADJOURN THE SPECIAL MEETING ON THE COMBINATION PROPOSAL.

                                 LEGAL MATTERS

    The validity of the TCF Common Stock offered hereby and certain other matters will be passed upon for TCF by Kaplan, Strangis and Kaplan, P.A., Minneapolis, Minnesota. Mr. Ralph Strangis, a director of TCF, is a member of Kaplan, Strangis and Kaplan, P.A. Certain legal matters in connection with the Combination will be passed upon for Standard by Barack Ferrazzano Kirschbaum Perlman & Nagelberg, Chicago, Illinois.

                                  TAX OPINIONS

    The opinions described under "THE COMBINATION--Certain Federal Income Tax Consequences" will be rendered by Fried, Frank, Harris, Shriver & Jacobson, to TCF, and by Skadden, to Standard.

                                    EXPERTS

    The consolidated financial statements of TCF as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference in this Proxy Statement/Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The Consolidated financial statements of Standard incorporated by reference in Standard's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in this Proxy Statement/Prospectus, which is referred to and made a part of this Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Winthrop as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference in this Proxy Statement/Prospectus, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 OTHER MATTERS

    The Board of Directors of Standard is not aware of any business to come before the Special Meeting other than those matters described in this Proxy Statement/Prospectus. However, if any other matter should properly come before the Special Meeting, it is intended that holders of the proxies solicited hereby will act in accordance with their best judgment.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                           STANDARD FINANCIAL, INC.,
                           TCF FINANCIAL CORPORATION
                                      AND
                           TCF NATIONAL BANK ILLINOIS

                            ------------------------

                           MARCH 16, 1997, AS AMENDED

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                         ---------
ARTICLE 1--THE MERGER..................................................................................        A-5
    1.1     The Merger.................................................................................        A-6
    1.2     Effects of the Merger......................................................................        A-6
    1.3     Effect on Outstanding Shares of New Bank Common Stock and Stock Plans......................        A-6
    1.4     Merger Consideration Election..............................................................        A-8
    1.5     No Fractional Shares.......................................................................       A-10
    1.6     Procedure for Exchange of New Bank Common Stock............................................       A-10
    1.7     Dissenting Shares..........................................................................       A-11
    1.8     Effect on Common Stock of Merger Sub.......................................................       A-12
    1.9     Corporate Matters..........................................................................       A-12
    1.10    Tax Consequences...........................................................................       A-12
    1.11    Alternative Structure......................................................................       A-12

ARTICLE 2--REPRESENTATIONS AND WARRANTIES OF TCF.......................................................       A-13
    2.1     Organization and Qualification.............................................................       A-13
    2.2     Authority Relative to this Agreement; Non-Contravention....................................       A-13
    2.3     Capitalization.............................................................................       A-14
    2.4     1934 Act Reports...........................................................................       A-14
    2.5     Financial Statements.......................................................................       A-15
    2.6     Subsidiaries...............................................................................       A-15
    2.7     Absence of Undisclosed Liabilities.........................................................       A-16
    2.8     No Material Adverse Changes................................................................       A-16
    2.9     Absence of Certain Developments............................................................       A-16
    2.10    Litigation.................................................................................       A-17
    2.11    No Brokers or Finders......................................................................       A-17
    2.12    Compliance with Laws; Permits..............................................................       A-17
    2.13    Prospectus/Proxy Statement.................................................................       A-18
    2.14    Validity of TCF Common Stock...............................................................       A-18
    2.15    Reports and Filings........................................................................       A-18
    2.16    Employee Benefit Plans.....................................................................       A-18
    2.17    Properties.................................................................................       A-18
    2.18    Interest Rate Risk Management Instruments..................................................       A-19
    2.19    Fairness Opinion...........................................................................       A-19

ARTICLE 3--REPRESENTATIONS AND WARRANTIES OF STANDARD..................................................       A-19
    3.1     Organization and Qualification.............................................................       A-19
    3.2     Authority Relative to this Agreement; Non-Contravention....................................       A-19
    3.3     Capitalization.............................................................................       A-20
    3.4     1934 Act Reports and Regulatory Reports....................................................       A-20
    3.5     Financial Statements.......................................................................       A-21
    3.6     Loans......................................................................................       A-22
    3.7     Subsidiaries...............................................................................       A-22
    3.8     Absence of Undisclosed Liabilities.........................................................       A-22
    3.9     No Material Adverse Changes................................................................       A-22
    3.10    Absence of Certain Developments............................................................       A-22
    3.11    Properties.................................................................................       A-24
    3.12    Tax Matters................................................................................       A-25
    3.13    Contracts and Commitments..................................................................       A-25
    3.14    Litigation.................................................................................       A-26

                                                                                                           PAGE
                                                                                                         ---------
    3.15    No Brokers or Finders......................................................................       A-26
    3.16    Employee Benefit Plans.....................................................................       A-26
    3.17    Insurance..................................................................................       A-28
    3.18    Affiliate Transactions.....................................................................       A-28
    3.19    Compliance with Laws; Permits..............................................................       A-28
    3.20    Administration of Fiduciary Accounts.......................................................       A-29
    3.21    Prospectus/Proxy Statement.................................................................       A-29
    3.22    Interest Rate Risk Management Instruments..................................................       A-29
    3.23    State Takeover Laws; Shareholder Rights Plan...............................................       A-29
    3.24    Fairness Opinion...........................................................................       A-29

ARTICLE 4--CONDUCT OF BUSINESS PENDING THE MERGER......................................................       A-30
    4.1     Conduct of Business by Standard and the Standard Subsidiaries..............................       A-30
    4.2     Conduct of Business by TCF.................................................................       A-32

ARTICLE 5--ADDITIONAL COVENANTS AND AGREEMENTS.........................................................       A-33
    5.1     Filings and Approvals......................................................................       A-33
    5.2     Certain Loans and Related Matters..........................................................       A-33
    5.3     Monthly Financial Statements...............................................................       A-33
    5.4     Expenses...................................................................................       A-34
    5.5     No Negotiations, etc.......................................................................       A-34
    5.6     Notification of Certain Matters............................................................       A-34
    5.7     Access to Information; Confidentiality.....................................................       A-35
    5.8     Filing of Tax Returns and Adjustments......................................................       A-35
    5.9     Registration Statement.....................................................................       A-36
    5.10    Affiliate Letters..........................................................................       A-37
    5.11    Establishment of Accruals..................................................................       A-37
    5.12    Employee Benefit Plans.....................................................................       A-38
    5.13    Tax Treatment..............................................................................       A-38
    5.14    Press Releases.............................................................................       A-38
    5.15    Indemnification and Insurance..............................................................       A-39
    5.16    TCF SEC Reports............................................................................       A-40
    5.17    Securities Reports.........................................................................       A-40
    5.18    Stock Exchange Listing.....................................................................       A-40
    5.19    Shareholder Approval.......................................................................       A-40
    5.20    Failure to Fulfill Conditions..............................................................       A-40
    5.21    Standard Severance/Change in Control.......................................................       A-40
    5.22    Headquarters of Resulting Institution......................................................       A-40
    5.23    Conversion/Reincorporation.................................................................       A-40
    5.24    Private Letter Ruling......................................................................       A-40

ARTICLE 6--CONDITIONS..................................................................................       A-41
    6.1     Conditions to Obligations of Each Party....................................................       A-41
    6.2     Additional Conditions to Obligation of Standard............................................       A-41
    6.3     Additional Conditions to Obligation of TCF.................................................       A-43

ARTICLE 7--TERMINATION, AMENDMENT AND WAIVER...........................................................       A-45
    7.1     Termination................................................................................       A-45
    7.2     Effect of Termination......................................................................       A-46
    7.3     Amendment..................................................................................       A-47
    7.4     Waiver.....................................................................................       A-47

                                                                                                           PAGE
                                                                                                         ---------
ARTICLE 8--GENERAL PROVISIONS..........................................................................       A-47
    8.1     Public Statements..........................................................................       A-47
    8.2     Notices....................................................................................       A-47
    8.3     Interpretation.............................................................................       A-48
    8.4     Severability...............................................................................       A-48
    8.5     Miscellaneous..............................................................................       A-48
    8.6     Survival of Representations, Warranties and Covenants......................................       A-49
    8.7     Schedules..................................................................................       A-49
    8.8     Descriptive Headings.......................................................................       A-49
    8.9     Parties in Interest........................................................................       A-49
    8.10    Counterparts...............................................................................       A-49

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of March 16, 1997, by and between TCF FINANCIAL CORPORATION, a Delaware corporation ("TCF"), and STANDARD FINANCIAL, INC., a Delaware corporation ("Standard"); as amended by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of June 2, 1997, by and among TCF, Standard and TCF National Bank Illinois, a wholly-owned bank subsidiary of TCF ("TCF Bank Illinois").

                              W I T N E S S E T H:

    WHEREAS, Standard Federal Bank for savings, a federal savings bank (the "Bank"), is a wholly-owned first tier subsidiary of Standard;

    WHEREAS, the Boards of Directors of TCF and Standard have determined that it is in the best interests of TCF and Standard and their respective shareholders to consummate a strategic combination of the companies;

    WHEREAS, the strategic combination contemplated by this Agreement will occur in the following contemporaneous steps: first, Standard will form a new wholly-owned interim savings association as its first-tier subsidiary ("New Bank"), and New Bank will form a new wholly-owned subsidiary ("New Sub") under Delaware law; second, New Sub will merge (the "Parent/Sub Merger") with and into Standard with Standard being the surviving corporation and a wholly-owned subsidiary of New Bank, with certificates representing the shares of common stock, par value $.01 per share, of Standard ("Standard Common Stock") being converted into an equivalent number of shares of common stock, par value $.01 per share, of New Bank ("New Bank Common Stock"); third, Standard will dissolve under Delaware law and, pursuant to the dissolution, will distribute all of its assets and liabilities to New Bank and New Bank will assume all of Standard's liabilities and obligations (the transactions referred to in clauses first through third hereof are herein referred to as the "Conversion/Reincorporation" and, after the Conversion/Reincorporation, the term "Standard" as used in this Agreement shall also mean New Bank); fourth, New Bank will be merged (the "Merger") with and into TCF National Bank Illinois, a wholly-owned subsidiary of TCF ("Merger Sub") as provided in this Agreement, with Merger Sub as the resulting institution; and fifth, Bank will, immediately after the Merger, be merged (the "Subsequent Merger") with and into Merger Sub, with Merger Sub as the resulting institution (the "Resulting Institution");

    WHEREAS, TCF and Standard desire that the Conversion/Reincorporation, the Merger and Subsequent Merger be made on the terms and subject to the conditions set forth in this Agreement and qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    1.1  THE MERGER.

    (a) Subject to the terms and conditions of this Agreement, New Bank shall, at the Effective Time (as defined herein), merge with and into Merger Sub, and the separate existence of New Bank shall cease. Merger Sub shall be the resulting institution in the Merger and shall continue its corporate existence. Immediately after the Merger, Bank shall be merged into Merger Sub, and Merger Sub will be the Resulting Institution of the Subsequent Merger.

    (b) The Merger and the Subsequent Merger will be effected pursuant to the provisions of, and with the effect provided in, the applicable provisions of the rules and regulations of the offices of the Comptroller of the Currency (the "OCC"), the Office of Thrift Supervision ("OTS") and any other applicable authority, as may be applicable (such applicable regulatory authority is hereinafter referred to as the "Bank Authority"), including the execution by Merger Sub and New Bank of articles of merger in the form required by the Bank Authority setting forth the terms of this Agreement (the "Articles of Merger") and the filing thereof with the Bank Authority.

    (c) Subject to the provisions of Articles 6 and 7 hereof, the closing of the transactions contemplated hereby shall take place at such location, on such date, and at such time as TCF and Standard mutually agree, at the earliest practicable time after the expiration of all applicable waiting periods, in connection with approvals of governmental authorities and the satisfaction or waiver of all conditions to the Merger, but in no event later than ten business days after all such waiting periods have expired and all such conditions have been satisfied or waived, or on such other date as the parties hereto may mutually agree upon. The term "Effective Date" shall mean the day as of which the OCC declares the Merger to be effective. The "Effective Time" shall be as of the close of business on the Effective Date.

    1.2 EFFECTS OF THE MERGER. At the Effective Time, the Resulting Institution shall thereupon and thereafter (a) be responsible and liable for all the liabilities, debts, penalties and obligations of each of Merger Sub and New Bank, and (b) possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Merger Sub and New Bank; all property, real, personal and mixed, and all debts due on any account, including subscriptions to shares and all causes in action, and all and every other interest, of or belonging to or due to each of Merger Sub and New Bank shall be taken and deemed to be transferred to and vested in the Resulting Institution without further act or deed; and the title to any real estate or any interest therein, vested in Merger Sub and New Bank shall not revert or be in any way impaired by reason of the Merger.

    1.3 EFFECT ON OUTSTANDING SHARES OF NEW BANK COMMON STOCK AND STOCK PLANS. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

    (a) NEW BANK COMMON STOCK. Each issued and outstanding share of New Bank Common Stock on the Effective Date (other than the following shares of New Bank Common Stock which shall be cancelled, retired and cease to exist, and no exchange or payment shall be made with respect thereto: (i) Dissenting Shares (as defined in Section 1.7), if any, (ii) shares of New Bank Common Stock held as treasury stock of New Bank, and (iii) shares of New Bank Common Stock held directly or indirectly by TCF except for such shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), shall be converted into and exchangeable for the Merger Consideration. The aggregate number of shares of New Bank Common Stock entitled to receive the Merger Consideration is referred to as the "Outstanding New Bank Shares." The "Merger Consideration" shall consist of the amount of cash and/or shares of TCF Common Stock (valued at the Average TCF Stock Price (as defined below)) which, when combined, equals the value per share set forth in the chart below opposite the appropriate Average TCF Stock Price, as may be determined not later than the Effective Time pursuant to the provisions of this Section 1.3(a). Such amount shall be allocated among the holders of New Bank Common Stock in accordance with Section 1.4. The amount of Merger Consideration payable with respect to each share of New Bank Common Stock entitled to Merger Consideration is referred to as the "Merger Consideration Value Per Share." The "Merger Consideration Value Per Share" shall be determined as follows:

        AVERAGE TCF STOCK PRICE           MERGER CONSIDERATION VALUE PER SHARE
---------------------------------------  ---------------------------------------
Greater than $54.00                      $12.50 + 0.24643 X Average TCF Stock
                                          Price

Greater than $47.75 and less than or     $25.81
 equal to $54.00

Greater than or equal to $43.75 and      $12.50 + 0.27869 X Average TCF Stock
 less than or equal to $47.75             Price

Greater than or equal to $37.50 and      $24.69
 less than $43.75

Less than $37.50                         $12.50 + 0.32514 X Average TCF Stock
                                          Price

    The term "Aggregate Cash" shall mean the sum of: (i) the number of Dissenting Shares multiplied by the Merger Consideration Value Per Share (the "Dissenting Shares Cash"), (ii) the amount payable with respect to the Stock Options outstanding at the Effective Time pursuant to Section 1.3(b) ("Option Cash") and (iii) the aggregate amount of the cash portion of the Merger Consideration for the Outstanding New Bank Shares (the "Aggregate Cash Merger Consideration").

    If the Average TCF Stock Price is equal to or less than $47.75 and equal to or greater than $43.75, then the aggregate Merger Consideration shall consist of
(i) cash equal to the number of Outstanding New Bank Shares multiplied by $12.50, and (ii) a number of shares of TCF Common Stock equal to 0.27869 multiplied by the number of Outstanding New Bank Shares.

    If the Average TCF Stock Price is less than $43.75 or greater than $47.75, TCF shall notify Standard and the Exchange Agent not later than the Effective Time as to the amount of the Aggregate Cash Merger Consideration which shall be part of the Merger Consideration and the balance of the Merger Consideration shall be paid in shares of TCF Common Stock based on the value of such shares at the Average TCF Stock Price; provided, however, the Aggregate Cash shall not be less than 44.5% of the Aggregate Merger Transaction Amount (as defined below) unless the Average TCF Stock Price is greater than $54.00 in which case the Aggregate Cash Merger Consideration shall not be less than $10.76 multiplied by the Outstanding New Bank Shares and, provided further, in no event will the Aggregate Cash less Option Cash exceed the maximum amount permitted without preventing the Merger and the Conversion/Reincorporation from qualifying as a reorganization with the meaning of Section 368(a) of the Code as determined by the tax advisors of TCF and Standard.

    The "Average TCF Stock Price" shall be the average of the daily closing sales prices of TCF Common Stock as reported on the New York Stock Exchange Composite Transactions reporting system (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as mutually agreed by TCF and Standard) for the 30 consecutive full trading days ending on the Determination Date. The "Determination Date" shall be the third business day immediately prior to either (x) the date (as originally scheduled in the notice mailed to the shareholders and without giving effect to any adjournments or postponements) of the special meeting of the Standard stockholders to obtain the approvals referred to in Section 5.19 hereof or (y) the date on which the last regulatory approval required to consummate the Merger has been obtained and all statutory or regulatory waiting periods in respect thereof have expired, whichever date is closest to the Effective Date. The "Aggregate Merger Transaction Amount" is an amount equal to (i) the Aggregate Cash, plus (ii) the aggregate number of shares of TCF Common Stock included as part of the Merger Consideration multiplied by the Average TCF Stock Price.

    All of the shares of New Bank Common Stock converted into and exchangeable for the Merger Consideration pursuant to this Article 1 shall no longer be outstanding and shall automatically be cancelled and cease to exist as of the Effective Time. Each certificate previously representing any such shares of New Bank Common Stock shall thereafter represent the right to receive the Merger Consideration pursuant to this Section 1.3(a), as allocated among the holders of Outstanding New Bank Shares in accordance with Section 1.4. On and after the Effective Date and until surrendered for exchange, each stock certificate which immediately prior to the Effective Date represented Outstanding New Bank Shares shall be deemed for all purposes, except as provided in Section 1.6(b) hereof, to evidence ownership of and to represent the number of whole shares of TCF Common Stock, if any, into which such Outstanding New Bank Shares shall have been converted pursuant to this Section 1.3(a) as allocated among the holders of Outstanding New Bank Shares in accordance with Section 1.4. The record holder of such outstanding certificate shall, after the Effective Date, be entitled to vote the shares of TCF Common Stock into which the shares of Outstanding New Bank Shares evidenced by such certificate shall have been so converted on any matters on which the holders of record of TCF Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of New Bank Common Stock, TCF may rely conclusively upon the record of stockholders maintained by New Bank or New Bank's stock transfer agent containing the names and addresses of the holders of record of New Bank Common Stock on the Effective Date.

    (b) STOCK OPTIONS. At the Effective Time, each outstanding stock option to purchase shares of Standard Common Stock (a "Stock Option") granted under either the Standard Financial, Inc. Stock Option Plan or the Standard Financial, Inc. Stock Option Plan for Outside Directors (together, the "Standard Stock Option Plans") shall, pursuant to the terms of such plans, become immediately exercisable and fully vested. Immediately prior to the Effective Time, all outstanding Stock Options shall be cancelled, and Standard shall pay to each holder, for each Stock Option held, an amount in cash equal to the Market Value of the Stock Option on the Effective Date, less the Exercise Price of the option (as those terms are defined in the Standard Stock Option Plans). Standard confirms that it is the intent of the Standard Stock Option Plans to provide that the "Market Value of the Common Stock" (as used in the Standard Stock Option Plans) per share for the purposes of computing the amount payable to the holders of the Stock Options pursuant to this Section 1.3(b) shall be the Merger Consideration Value Per Share.

    (c) MANAGEMENT RECOGNITION AND RETENTION PLAN. At the Effective Time, pursuant to the Standard Financial, Inc. Management Recognition and Retention Plan (the "MRRP"), the Plan Shares subject to Plan Share Awards held by Participants in the MRRP (as such terms are defined in the MRRP) shall become 100% vested, such shares shall be Outstanding New Bank Shares, and holders of such shares shall be entitled to receive Merger Consideration and to make cash elections as provided in Sections 1.3 and 1.4. Pursuant to the representations in Section 3.3, all of such Plan Shares subject to Plan Share Awards are included in the number of outstanding shares of Standard Common Stock stated in
Schedule 3.3.

    1.4  MERGER CONSIDERATION ELECTION.

    (a) Subject to the limitations set forth in this Section 1.4, holders of Outstanding New Bank Shares shall be provided with an opportunity to elect to receive cash consideration in lieu of TCF Common Stock in the Merger for any or all such shares of New Bank Common Stock, in accordance with the election procedures set forth in this Section 1.4. An election form (an "Election Form") and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing New Bank Common Stock ("Old Certificates") shall pass, only upon proper delivery of such Old Certificates to an exchange agent designated by TCF (the "Exchange Agent") in such form as Standard and TCF shall mutually agree) shall be mailed immediately after the Effective Time ("Mailing Date") to each holder of record of Standard Common Stock as of the Effective Time.

    Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of Outstanding New Bank Shares to elect, subject to provisions of this

Section 1.4, to receive, on a per share basis, with respect to such holder's New Bank Common Stock (i) cash (shares as to which such election is made, the "Cash Election Shares") or (ii) TCF Common Stock (shares as to which such election is made, the "Stock Election Shares"). To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m. on the 20th day following the Mailing Date (or such other time and date as Standard and TCF may mutually agree) (the "Election Deadline").

    Standard shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of New Bank Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a stockholder either (i) does not submit a properly completed Election Form in a timely fashion, or (ii) revokes its Election Form prior to the Election Deadline, the shares of New Bank Common Stock held by such stockholder shall be designated "No Election Shares." TCF shall cause the certificates representing New Bank Common Stock described in (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither TCF nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

    (b) The "Cash Election Amount" shall be equal to the product of the Merger Consideration Value Per Share multiplied by the total number of Cash Election Shares. Based on the Cash Election Amount and subject to the last paragraph of this Section 1.4(b), TCF shall cause the Exchange Agent to allocate, within five business days after the Election Deadline, to the holders of Outstanding New Bank Shares, the right to receive, with respect to each Outstanding New Bank Share, cash or TCF Common Stock in the Merger as follows:

        (i) If the Aggregate Cash Merger Consideration is greater than the Cash Election Amount, then

           (A) all Cash Election Shares shall be converted into the right to receive cash,

           (B) the Exchange Agent will select, on a pro rata basis, first from among the holders of No Election Shares and then, if necessary, from among the holders of Stock Election Shares, a sufficient number of such shares ("Cash Designee Shares") such that the sum of Cash Designee Shares and Cash Election Shares multiplied by the Merger Consideration Value equals as closely as practicable the Aggregate Cash Merger Consideration, and

           (C) any Stock Election Shares and any No Election Shares, in each case, not so selected as Cash Designee Shares shall be converted into the right to receive TCF Common Stock at the conversion ratio (expressed as a decimal to the fifth place and then rounded to the nearest whole number at such fifth place) of the Merger Consideration Value Per Share divided by the Average TCF Stock Price.

        (ii) If the Aggregate Cash Merger Consideration is less than the Cash Election Amount, then

           (A) all Stock Election Shares and all No Election Shares shall be converted into the right to receive TCF Common Stock,

           (B) the Exchange Agent will select, on a pro rata basis from among the holders of Cash Election Shares, a sufficient number of such shares ("Stock Designee Shares") such that the number of Stock Designee Shares multiplied by the Merger Consideration Value Per Share equals as closely as practicable the difference between the Cash Election Amount and the Aggregate Cash Merger Consideration. The Stock Designee Shares shall be converted into the right to receive TCF Common Stock at the conversion ratio (expressed as a decimal to the fifth place and then rounded to the nearest whole number at such fifth place) of the Merger Consideration Value Per Share divided by the Average TCF Stock Price, and

           (C) any Cash Election Shares not so selected as Stock Designee Shares shall be converted into the right to receive cash at the Merger Consideration Value Per Share.

    Notwithstanding the foregoing, if any holder of Outstanding New Bank Shares shall either elect to receive TCF Common Stock or fail to make an election pursuant to this Section 1.4 and tax counsel to either TCF or Standard believes that such election or failure to elect will jeopardize the characterization of Conversion/Reincorporation, the Merger or Subsequent Merger as a reorganization within the meaning of Section 368 of the Code, then TCF will request that such holder execute and deliver a shareholder tax certificate in the form reasonably satisfactory to both such tax counsel and, if such holder fails to execute such certificate, such holder shall receive the Merger Consideration relating to such shares entirely in cash without regard to the holder's election or failure to elect, and the TCF Common Stock that such holder would have received shall be allocated to other holders of Outstanding New Bank Shares (other than holders to which this paragraph applies) to the extent and in lieu of cash that such other holders would have received hereunder.

    1.5 NO FRACTIONAL SHARES. No fractional shares of TCF Common Stock, and no certificates representing such fractional shares, shall be issued upon the surrender for exchange of certificates representing New Bank Common Stock. In lieu of any fractional share, TCF shall pay to each holder of New Bank Common Stock who otherwise would be entitled to receive a fractional share of TCF Common Stock an amount of cash (without interest) equal to (a) the Average TCF Stock Price multiplied by (b) the fractional share interest to which such holder would otherwise be entitled.

    1.6  PROCEDURE FOR EXCHANGE OF NEW BANK COMMON STOCK.

    (a) On the Effective Date, TCF shall deposit, or shall cause to be deposited, with the Exchange Agent, for exchange in accordance with this Section 1.6, certificates representing the aggregate number of shares of TCF Common Stock into which the Outstanding New Bank Shares shall be converted pursuant to
Section 1.3, and TCF shall cause the Resulting Institution to deposit with the Exchange Agent cash in the amount of the Aggregate Cash Merger Consideration (such cash and certificates are hereinafter referred to as the "Exchange Fund"). After the Effective Date, TCF shall, on the payment or distribution date, tender to the Exchange Agent as an addition to the Exchange Fund all dividends and other distributions applicable to shares of TCF Common Stock held in the Exchange Fund.

    (b) Until outstanding certificates formerly representing Standard Common Stock or New Bank Common Stock are surrendered as provided in Section 1.4 hereof, no dividend or distribution payable to holders of record of TCF Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions (without interest) theretofore paid with respect to such whole shares of TCF Common Stock, but not paid to such holder, and which dividends or distributions had a record date occurring subsequent to the Effective Date.

    (c) After the Effective Date, there shall be no further registration of transfers on the records of New Bank of outstanding certificates formerly representing shares of Standard Common Stock or New Bank Common Stock and, if a certificate formerly representing such shares is presented to New Bank, Standard or TCF, it shall be forwarded to the Exchange Agent for cancellation and exchange for Merger Consideration as herein provided.

    (d) Any portion of the Exchange Fund consisting of shares of TCF Common Stock or the cash dividends paid on TCF Common Stock deposited by TCF into the Exchange Fund pursuant to Section 1.6(a) (including the proceeds of any investments thereof) that remains unclaimed by the holders of New Bank Common Stock for six months after the Effective Date shall be returned to TCF. Any portion of the Exchange Fund consisting of cash deposited by the Resulting Institution into the Exchange Fund pursuant to Section 1.6(a) (including the proceeds of any investments thereof) that remains unclaimed by the holders of New Bank Common Stock for six months after the Effective Date shall be returned to the Resulting Institution. Any holders of New Bank Common Stock who have not theretofore complied with Sections 1.4 and 1.6 shall thereafter look only to (i) TCF for delivery and payment of the portions of the Merger Consideration that includes shares of TCF Common Stock, the cash in lieu of fractional shares of TCF Common Stock as provided in Section 1.5, and any unpaid dividends and distributions on the TCF Common Stock deliverable in respect of such shares of New Bank Common Stock that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon, and (ii) to Resulting Institution for payment of the cash portion of the Merger Consideration in respect of each share of New Bank Common Stock that such holder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of New Bank Common Stock are not surrendered or the payment for them not claimed immediately prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent not prohibited by abandoned property law and any other applicable law, become the property of TCF or the Resulting Institution, as the case may be, (and to the extent not in such respective party's possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of TCF, the Resulting Institution, the Exchange Agent or any other person shall be liable to any former holder of New Bank Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (e) In the event any certificate for New Bank Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration required pursuant to this Agreement, provided, however, that TCF, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against TCF, the Resulting Institution, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

    1.7  DISSENTING SHARES.

    (a) Notwithstanding any provision of this Agreement to the contrary, the holder (a "Dissenting Shareholder") of any shares of Standard Common Stock who has demanded and perfected such holder's demand for appraisal of said shares (the "Dissenting Shares") in accordance with the provisions of applicable law (if applicable law provides such rights) and at the time of the Parent/Sub Merger (the "Dissolution Time") has neither effectively withdrawn nor lost his or her right to such appraisal shall not have a right to receive the Merger Consideration for such Dissenting Shares pursuant to Section 1.3 above and shall only be entitled to such rights as are granted by applicable law. The Resulting Institution shall make any and all payments due to holders of Dissenting Shares.

    (b) Notwithstanding the provisions of Section 1.7(a) above, if any Dissenting Shareholder demanding appraisal of such Dissenting Shareholder's Dissenting Shares under applicable law shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to appraisal, then as of the Dissolution Time or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.3 and as allocated pursuant to Section 1.4 upon surrender of the certificate or certificates representing such Dissenting Shares.

    (c) Standard shall give TCF prompt notice of any demands by a Dissenting Shareholder for payment, or notices of intent to demand payment received by Standard, and TCF shall have the right to participate in all negotiations and proceedings with respect to such demands. Standard shall not, except with the prior written consent of TCF (which will not be unreasonably withheld or delayed) or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.

    1.8 EFFECT ON COMMON STOCK OF MERGER SUB. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time all issued and outstanding shares of Merger Sub held by TCF will remain issued and outstanding and shall constitute all of the issued and outstanding shares of the Resulting Institution.

    1.9  CORPORATE MATTERS.  At the Effective Time:

    (a) CHARTER. The Charter (as defined in Section 2.1) of Merger Sub, as in effect at the Effective Time, shall be the Charter of the Resulting Institution until thereafter amended in accordance with applicable law.

    (b) BYLAWS. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time, shall be the Bylaws of the Resulting Institution until thereafter amended in accordance with applicable law.

    (c) BOARD OF DIRECTORS. Subject to obtaining any requisite approval of the Bank Authority, the number of directors on the Board of Directors of the Resulting Institution shall be increased to the number of directors of Merger Sub immediately prior to the Effective Time (not to exceed eight) plus the number of directors of Standard immediately prior to the Effective Time (not to exceed seven). Upon consummation of the Merger and subject to receipt of any requisite approvals of the Bank Authority, the directors on the Board of Directors of the Resulting Institution shall consist of the directors on the Boards of Directors of Merger Sub and Standard immediately prior to the Dissolution Time and the Effective Time, subject to the right of the shareholders of the Resulting Institution to remove and elect directors of the Resulting Institution. On the Effective Date, Standard shall cause to be delivered to TCF the resignations of the directors of Standard, Bank, and New Bank and the other Standard Subsidiaries (as defined in Section 3.7) who are not to continue as a director on the Board of Directors of the Resulting Institution. In addition, TCF shall cause its Board of Directors to be expanded by one (1) seat as of the Effective Time and such directorship shall, as of such time, be filled by one director of Standard mutually acceptable to TCF and Standard; it being the intention of the parties that such director will be David
H. Mackiewich.

    (d) OFFICERS. The officers of the Resulting Institution immediately after the Effective Time will be as follows: (i) the Executive Chairman shall be David
H. Mackiewich; (ii) the President shall be designated by TCF; and (iii) the other officers shall be the officers of the Resulting Institution immediately prior to the Effective Time designated by TCF, the officers of Standard who choose to continue with the Resulting Institution on the Effective Date as approved by TCF, and such other officers as the Board of Directors of the Resulting Institution may elect on the Effective Date until their successors are elected and qualified and subject to the right of the Board of Directors of the Resulting Institution to remove and elect officers after the Effective Date.

    1.10 TAX CONSEQUENCES. It is intended that the Conversion/Reincorporation, the Merger and Subsequent Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code.

    1.11 ALTERNATIVE STRUCTURE. TCF may structure the acquisition of Standard contemplated by this Agreement in any other form of reorganization or combination as TCF may direct; provided that (i) there are no material adverse federal income tax consequences to Standard, TCF, Merger Sub or any other relevant entities or to the shareholders of Standard, TCF, Merger Sub or the Resulting Institution as a result of such modification and counsel to each party delivers an opinion to such effect, (ii) the consideration to be received by the shareholders of Standard is not changed or altered and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals.

                                   ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF TCF

    TCF hereby represents and warrants to Standard as follows:

    2.1 ORGANIZATION AND QUALIFICATION. TCF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. TCF is registered as a savings and loan holding company with the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act (the "HOLA") and is authorized under the HOLA to carry on its business as now conducted. Each of the Material TCF Subsidiaries (as defined in Section 2.6 and identified on Schedule 2.6) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. TCF has filed an application with the Federal Reserve Board to become a bank holding company under the Bank Holding Company Act (the "BHCA"), and the foregoing representation is subject to modification upon approval of such application and consummation of the conversion of TCF's savings bank subsidiaries to national banks to the effect that TCF will then be a bank holding company under the BHCA. The copies of the Charter (as defined below) and Bylaws of TCF and each Material TCF Subsidiary which have been made available to Standard prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the term "Charter" with respect to any corporation or depository institution shall mean those instruments that at that time constitute its charter as filed or recorded under the general corporation or other applicable law of the jurisdiction of its incorporation or organization, including the articles or certificate of incorporation or association and any and all amendments thereto. TCF and each of the TCF Subsidiaries is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on TCF. As used in this Agreement, the term "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis, it being understood that a Material Adverse Effect shall not include a change with respect to, or effect on, such entity resulting from a change in law, rule, regulation, generally accepted accounting principles ("GAAP") or regulatory accounting principles, as such would apply to the financial statements of such entity, a change with respect to, or effect on, such entity resulting from expenses incurred in connection with this Agreement or the transactions contemplated by this Agreement, or a change with respect to, or effect on, such entity resulting from any other matter affecting depository institutions generally (including without limitation, savings and loan holding companies and thrifts), including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates. At the Effective Time, Merger Sub will be duly organized and validly existing and will have the requisite corporate power and authority to carry on its business. The Charter and Bylaws of Merger Sub as in effect on the date hereof are included in
Schedule 2.1; provided that such Charter and Bylaws will be modified as TCF may determine in connection with its conversion to a national bank.

    2.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. TCF has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by TCF and the Articles of Merger by Merger Sub and the consummation by TCF and Merger Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of TCF and, in the case of Merger Sub, will be duly authorized by the Board of Directors of Merger Sub and by the Board of Directors of TCF, acting on behalf of TCF as the sole shareholder of Merger Sub, and no other corporate proceedings on the part of TCF are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by TCF and, assuming it is a valid and binding obligation of Standard, constitutes the valid and binding obligation of TCF enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 2.2, none of TCF or the TCF Subsidiaries is subject to, or obligated under, any provision of (a) its Charter or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, the Articles of Merger or the consummation of the transactions contemplated hereby, other than any such breaches, violations, rights of termination or acceleration or encumbrances which will not, in the aggregate, have a Material Adverse Effect on the TCF. Except for (a) the filing of applications and notices with the OCC under the Bank Merger Act, the Federal Reserve Board under the BHCA, the OTS under the HOLA and the Federal Deposit Insurance Act ("FDIA"), and approval of such applications and notices, (b) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"), (c) the filing and effectiveness with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-4 relating to the TCF Common Stock to be issued in connection with this Agreement and the transactions contemplated hereby, and effectiveness of such Registration Statement, (d) requisite approvals under applicable blue sky laws, (e) the filing of the Articles of Merger with the Bank Authority, and (f) such filings, authorizations or approvals as may be set forth in Schedule 2.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of TCF, any of the TCF Subsidiaries or Merger Sub for the consummation by TCF and Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on TCF or materially adversely affect the consummation of the transactions contemplated hereby.

    2.3 CAPITALIZATION. The authorized, issued and outstanding shares of capital stock of TCF as of the date hereof is correctly set forth on Schedule
2.3. The issued and outstanding shares of capital stock of each of TCF and the Material TCF Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 2.3, there are as of the date hereof, no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating TCF or any Material TCF Subsidiary to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock or of any of its affiliates, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of any of the capital stock of TCF or any Material TCF Subsidiary or the earnings or other attributes of TCF or any Material TCF Subsidiary. TCF has made available to Standard true and correct copies of all such agreements, arrangements (including all stock plans, but excluding individual stock option or restricted stock agreements) or commitments. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of TCF or any TCF Subsidiary may vote are issued or outstanding except as set forth in Schedule 2.3.

    2.4 1934 ACT REPORTS. Prior to the execution of this Agreement, TCF has delivered or made available to Standard complete and accurate copies of (a) TCF's Annual Reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995 (the "TCF 10-K Reports") as filed with the SEC, (b) all TCF proxy statements and annual reports to shareholders used in connection with meetings of TCF shareholders held since January 1, 1994 and (c) TCF's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "TCF 10-Q Reports," and together with the TCF 10-K Reports, the "TCF SEC Reports") as filed with the SEC. As of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 1994, TCF has filed in a timely manner all reports that it was required to file with the SEC pursuant to the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act").

    2.5  FINANCIAL STATEMENTS.

    (a) Attached hereto as Schedule 2.5(a) is a copy of TCF's audited financial statements for the year ended December 31, 1996 (the "1996 TCF Financial Statements"). The TCF financial statements (including any footnotes thereto) contained in the TCF SEC Reports and the 1996 TCF Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q, and fairly present the consolidated financial position of TCF and the TCF Subsidiaries as of the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods then ended (subject, in the case of the unaudited statements, to recurring year end adjustments normal in nature and amount and the absence of footnotes).

    (b) In TCF's reasonable judgment, the allowance for loan losses reflected in TCF's financial statements (including footnotes thereto) contained in the TCF SEC Reports and the 1996 TCF Financial Statements is and will be, in the case of the financial statements delivered by TCF to Standard pursuant to Section 5.16 hereof, adequate in all material respects as of their respective dates under GAAP consistently applied except for the adoption of SFAS No. 114 for periods prior to January 1, 1995. The real estate acquired through foreclosure or deed in lieu of foreclosure ("REO") reflected in TCF's financial statements (including footnotes thereto) contained in the TCF SEC Reports and the 1996 TCF Financial Statements is and will be, in the case of the financial statements delivered by TCF to Standard pursuant to Section 5.16 hereof, carried at the lower of cost or fair value, or the lower of cost or net realizable value, in accordance with GAAP consistently applied.

    (c) TCF has furnished Standard with copies of the balance sheets of each Material TCF Subsidiary as of December 31, 1993, 1994 and 1995 and as of March 31, 1996, June 30, 1996 and September 30, 1996 and the related statements of income, changes in stockholders' equity and cash flows for the years and periods then ended (collectively, together with footnotes thereof, if any, the "TCF Subsidiaries Financial Statements"). The TCF Subsidiaries Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present the financial position of the respective Material TCF Subsidiary (subject, in the case of unaudited statements, to recurring year-end adjustments normal in nature and amount and the absence of footnotes).

    (d) The books and records of TCF and the Material TCF Subsidiaries have been, and are being, maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all material transactions customarily reflected in such books and records in respect of the business, assets, liabilities and affairs of TCF on a consolidated basis.

    2.6 SUBSIDIARIES. Schedule 2.6 correctly sets forth the name and jurisdiction of incorporation of each corporation, fifty percent or more of the voting securities of which is owned directly or indirectly by TCF (each a "TCF Subsidiary" and collectively the "TCF Subsidiaries") and identifies the Material TCF Subsidiaries. All of the issued and outstanding shares of capital stock of each TCF Subsidiary are owned directly or indirectly by TCF free and clear of any lien, pledge, security interest, encumbrance or charge of any kind. Except for the stock of the TCF Subsidiaries directly or indirectly owned by TCF or as otherwise disclosed on Schedule 2.6, neither TCF nor any TCF Subsidiary owns any stock, partnership interest, joint venture interest or any other security issued by any other corporation, organization or entity which is material to the operations, assets or liabilities of TCF on a consolidated basis, except Federal Home Loan

Bank stock and readily marketable securities owned by TCF or a TCF Subsidiary in the ordinary course of business.

    2.7 ABSENCE OF UNDISCLOSED LIABILITIES. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including Taxes (as defined in Section 3.12) with respect to or based upon transactions or events heretofore occurring that are required to be reflected, disclosed or reserved against in audited consolidated financial statements in accordance with GAAP ("Liabilities") have, in the case of TCF and the TCF Subsidiaries, been so reflected, disclosed or reserved against in the audited balance sheet as of December 31, 1996 (the "Latest TCF Balance Sheet Date") included in the 1996 TCF Financial Statements, and TCF and the TCF Subsidiaries have no other Liabilities except (a) Liabilities incurred since the Latest TCF Balance Sheet Date in the ordinary course of business, (b) as otherwise disclosed on Schedule 2.7, (c) Liabilities incurred pursuant to this Agreement or in connection with the transactions contemplated hereunder, (d) other Liabilities which, in aggregate, are not material or (e) matters disclosed in any Form 8-K filings by TCF after December 31, 1996. As of December 31, 1996, there were no agreements or commitments binding TCF or any TCF Subsidiary to extend credit to any person in the amount of $1,000,000 or more, except (A) as set forth on Schedule 2.7, and (B) one to four family residential mortgages.

    2.8 NO MATERIAL ADVERSE CHANGES. Since December 31, 1996, there has been no event, occurrence or development in the business of TCF or the TCF Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, has had or would reasonably be expected to have a Material Adverse Effect on TCF or materially adversely affect the ability of TCF to consummate the transactions contemplated hereby.

    2.9 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in any Current Reports of TCF on Form 8-K filed prior to the date of this Agreement, or on
Schedule 2.9 unless otherwise expressly contemplated or permitted by this Agreement, since December 31, 1996 to the date hereof, TCF has not:

    (a) issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, except (i) deposit and other bank obligations in the ordinary course of business, (ii) pursuant to the exercise of stock options and warrants issued under, or otherwise pursuant to, the agreements, arrangements or commitments identified on Schedule 2.3, or (iii) the grant to employees and directors of stock options and restricted stock under TCF's 1995 Incentive Stock Program and Director Stock Program (the "TCF Stock Plans") in the ordinary course of business;

    (b) redeemed, purchased, acquired or offered to acquire, directly or indirectly, any shares of capital stock of TCF or any of the TCF Subsidiaries or other securities of TCF or any of the TCF Subsidiaries, except pursuant to the exercise of stock options and warrants issued under, or otherwise pursuant to, the agreements, arrangements or commitments identified on Schedule 2.3, or stock options issued in the ordinary course of business after the date hereof;

    (c) split, combined or reclassified any of its outstanding shares of capital stock or declared, set aside or paid any dividends or other distribution payable in cash, property or otherwise with respect to any shares of its capital stock or other securities, except (i) dividends paid in cash by the TCF Subsidiaries which are wholly owned by TCF to TCF or to another wholly owned TCF Subsidiary and (ii) the regular quarterly cash dividend of $.1875 for each share of TCF Common Stock;

    (d) borrowed any amount or incurred or became subject to any material liability in excess of $1,000,000 except borrowings or liabilities incurred in the ordinary course of business;

    (e) sold, assigned or transferred any assets with an aggregate market value in excess of $150,000 for less than fair consideration, except (i) in the ordinary course of business, (ii) liens and encumbrances for current property taxes not yet due and payable or being contested in good faith, and (iii) liens and encumbrances which do not materially affect the value of, or materially interfere with, the current use or ability to convey, the property subject thereof or affected thereby;

    (f) cancelled any material debts or claims or waived any rights of material value, except in the ordinary course of business or upon payment in full;

    (g) suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance, which would, individually or in the aggregate, have a Material Adverse Effect on TCF;

    (h) acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to TCF on a consolidated basis, except in exchange for debt previously contracted, including REO;

    (i) taken any other material action or entered into any material transaction other than in the ordinary course of business; or

    (j) agreed to do any of the foregoing.

    2.10 LITIGATION. Except as set forth on Schedule 2.10 as of the date hereof, there are no actions, suits, proceedings, orders, audits or investigations pending or, to the Knowledge of TCF, threatened against TCF or any of the TCF Subsidiaries, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign in which the adverse party or parties seeks or could be reasonably expected to receive recovery from TCF or any TCF Subsidiary, or their respective properties or assets, of an amount or value in excess of $350,000 or injunctive or other equitable relief. As used in this Agreement, the terms "Knowledge" or "Known" with respect to an entity means the knowledge of management officials of such entity having responsibility for the matter in question.

    2.11 NO BROKERS OR FINDERS. Except as disclosed on Schedule 2.11, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of TCF or any of the TCF Subsidiaries.

    2.12 COMPLIANCE WITH LAWS; PERMITS. Each of TCF and the TCF Subsidiaries has complied with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any owned or leased properties or employee benefit plans of TCF or any of the TCF Subsidiaries and to which TCF or any of the TCF Subsidiaries may be subject (including, without limitation, the Occupational Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974 ("ERISA"), the HOLA (if applicable), the BHCA (if applicable), the National Bank Act (if applicable), the Federal Deposit Insurance Act (the "FDIA"), the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act of 1975, the Fair Housing Act and the Equal Credit Opportunity Act, each as amended, and any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment), except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on TCF or adversely affect TCF's ability to consummate the transactions contemplated hereby; and, to the Knowledge of TCF, no claims have been filed by any such governments or agencies against TCF or any of the TCF Subsidiaries alleging such a violation of any such law or regulation which have not been resolved to the satisfaction of such governments or agencies which would, individually or in the aggregate, have a Material Adverse Effect on TCF or adversely affect TCF's ability to consummate the transactions contemplated hereby. Each of TCF and the TCF Subsidiaries holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business as currently conducted, except where failure to obtain such authorizations would not, individually or in the aggregate, have a Material Adverse Effect on TCF or adversely affect the ability of TCF to consummate the transactions contemplated hereby. Neither TCF nor any of the TCF Subsidiaries is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory agreement letter from, or has adopted any board resolutions at the request of, any Bank Regulator (as defined herein) which would have a Material Adverse Effect on TCF nor have any of TCF or any of the TCF Subsidiaries been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, supervisory letter, commitment letter, board resolutions or similar undertaking. A "Bank Regulator" means any federal or state governmental authorities charged with the supervision or regulation of the person or persons with respect to which such term is used (individually, a "Bank Regulator" and collectively, the "Bank Regulators").

    2.13 PROSPECTUS/PROXY STATEMENT. At the time the Registration Statement (as defined in Section 5.9(a) hereof) becomes effective and at the time the Prospectus/Proxy Statement (as defined in Section 5.9(a) hereof) is mailed to the shareholders of Standard in order to obtain approvals referred to in Section
5.19 and at all times subsequent to such mailing up to and including the times of such approval, the Registration Statement and the Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to TCF (including the TCF Subsidiaries) and its shareholders, TCF Common Stock, this Agreement, the Articles of Merger, the Merger and all other transactions contemplated hereby, will (a) comply in all material respects with applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder ("1933 Act") and the 1934 Act, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no such representations shall apply to any written information or representations under this Agreement, including financial statements, of or provided by Standard for such Prospectus/Proxy Statement.

    2.14 VALIDITY OF TCF COMMON STOCK. The shares of TCF Common Stock to be issued pursuant to this Agreement and the transactions contemplated hereby will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

    2.15 REPORTS AND FILINGS. Since January 1, 1994, each of the TCF and the TCF Subsidiaries have filed each report or other filing it was required to file with any Banking Regulator having jurisdiction over it (together with all exhibits thereto, the "TCF Regulatory Reports"), except for such reports and filings which the failure to so file would not have a Material Adverse Effect on TCF or adversely affect the ability of the TCF to consummate the transactions contemplated hereby. As of their respective dates or as subsequently amended prior to the date hereof, each of the TCF Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable laws, rules and regulations.

    2.16 EMPLOYEE BENEFIT PLANS. TCF is not aware of any facts or circumstances with respect to any TCF Employee Benefit Plan, as defined herein, that could reasonably be expected to have a Material Adverse Effect on TCF. For purposes of this Section 2.16, a "TCF Employee Benefit Plan" is any plan, policy, practice, arrangement or agreement providing for benefits, compensation (other than current cash compensation) or perquisites to any current or former employee or independent contractor, or the dependents or family members of any such current or former employee or independent contractor, with respect to which TCF, any TCF Subsidiary or any other person who under applicable law would, together with TCF, be deemed to be a single employer, could have any liability.

    2.17 PROPERTIES. Neither TCF nor any TCF Subsidiary nor any of the real property owned by TCF or any TCF Subsidiary is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including applicable environmental protection laws and regulations, which violation would, individually or in the aggregate, have a Material Adverse Effect on TCF, and neither TCF nor any TCF Subsidiary has received any notice of any such violation which has not been remedied or cured, or of the existence of any condemnation proceeding with respect to any material real properties owned or leased by TCF or any TCF Subsidiary. To the Knowledge of TCF, no hazardous substances, hazardous wastes, pollutants or contaminants have been deposited or disposed of in, on or under any real properties currently owned, managed or controlled by TCF or any TCF Subsidiary, except in compliance with applicable law or where such deposit or disposal is not reasonably likely to result in a Material Adverse Effect on TCF.

    2.18  INTEREST RATE RISK MANAGEMENT INSTRUMENTS.

    (a) Schedule 2.18 contains true, correct and complete copies of all interest rate swaps, caps and floors agreements, and any similar interest rate risk management agreements to which TCF or any TCF Subsidiary is a party or by which any of their properties or assets may be bound.

    (b) All interest rate swaps, floors, and option agreements and other interest rate risk management arrangements to which TCF or any TCF Subsidiary is a party or by which any of their properties or assets may be bound, were entered into in the ordinary course of business, and, to TCF's Knowledge, in accordance with prudent banking practice and applicable rules, regulations, and policies of any Bank Regulator in all material respects and with financially responsible counterparties and are legal, valid and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. TCF and each TCF Subsidiary has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued. To TCF's Knowledge, there are no material breaches, violations, or defaults or allegations or assertions of such by any party thereunder.

    2.19 FAIRNESS OPINION. TCF has received a written opinion in a form reasonably acceptable to TCF from Piper Jaffray, Inc. to the effect that the Merger is fair from a financial point of view to holders of TCF Common Stock.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF STANDARD

    Standard hereby represents and warrants to TCF as follows:

    3.1 ORGANIZATION AND QUALIFICATION. Standard is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as now conducted. Bank is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States and has the requisite corporate power to carry on its business as now conducted. Each of Standard Subsidiaries (as defined in Section 3.7 hereof) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The copies of the Charter and Bylaws of Standard and each Standard Subsidiary which have been made available to TCF prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement. Each of Standard and each Standard Subsidiary is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Standard.

    3.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. Standard has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. New Bank will have the requisite corporate power and authority to enter into the Articles of Merger and to carry out its obligations thereunder. The execution and delivery of (i) this Agreement by Standard and the consummation by Standard of the transactions contemplated hereby have been duly authorized by the Board of Directors of Standard and (ii) the Articles of Merger by New Bank and the transactions contemplated thereby will, as of the Effective Date, be duly authorized by the Board of Directors of New Bank, and except for approval of this Agreement, the Conversion/Reincorporation and the Merger by the requisite vote of Standard's shareholders, no other corporate proceedings on the part of Standard or any Standard Subsidiaries are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Standard and, assuming it is a valid and binding obligation of TCF, constitutes a valid and binding obligation of Standard enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Schedule 3.2, none of Standard or any of the Standard Subsidiaries is subject to, or obligated under, any provision of (a) its Charter or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, the Articles of Merger or the Conversion/Reincorporation or the consummation of the transactions contemplated hereby or thereby, other than any such breaches, violations, rights of termination or acceleration or encumbrances which will not, in the aggregate, have a Material Adverse Effect on Standard. Except for (a) the filings, notices, consents and approvals described in Section 2.2 hereof and (b) such filings, authorizations or approvals as may be set forth in Schedule 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Standard or any of the Standard Subsidiaries for the consummation by Standard or any of the Standard Subsidiaries of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on Standard or materially adversely affect the consummation of the transactions contemplated hereby.

    3.3 CAPITALIZATION. The authorized, issued and outstanding shares of capital stock of each of Standard and the Standard Subsidiaries as of the date hereof is correctly set forth on Schedule 3.3. The number of outstanding shares of Standard Common Stock identified in Schedule 3.3 includes (i) the aggregate number of shares of Standard Common Stock under the MRRP which have been granted (as set forth on Schedule 3.3) and which vest upon consummation of the Merger as provided in Section 1.3(c), and (ii) all allocated and unallocated shares of Standard Common Stock held by the ESOP (as defined in Section 5.12 below). The issued and outstanding shares of capital stock of each of Standard and the Standard Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 3.3, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Standard or any Standard Subsidiary to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock or of any of its subsidiaries or affiliates, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of any of the capital stock of Standard or any of the Standard Subsidiaries, or the earnings or other attributes of Standard or any of the Standard Subsidiaries.
Schedule 3.3 contains true and correct copies of all such agreements, arrangements (including all stock plans, but excluding individual stock option or restricted stock agreements) or commitments. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of Standard or any Standard Subsidiary may vote are issued or outstanding except as set forth in Schedule 3.3.

    3.4 1934 ACT REPORTS AND REGULATORY REPORTS. Prior to the execution of this Agreement, Standard has delivered or made available to TCF complete and accurate copies of (a) Standard's Annual Reports on Form 10-K for the years ended December 31, 1994 and 1995 (the "Standard 10-K Reports") as filed with the SEC, (b) all Standard proxy statements and annual reports to shareholders used in connection with meetings of Standard shareholders held since January 1, 1994 and (c) Standard's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "Standard

10-Q Reports," and together with the Standard 10-K Reports, the "Standard SEC Reports") as filed with the SEC. As of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Prior to the execution of this Agreement, Standard has delivered or made available to TCF complete and accurate copies of all reports that Bank was required to file with the OTS (the "Bank Regulatory Reports") since January 1, 1994. Since January 1, 1994, Bank has filed in a timely manner all Bank Regulatory Reports that it was required to file with the OTS. As of their respective dates or as subsequently amended prior to the date hereof, each of the Bank Regulatory Reports (i) was true and correct in all material respects, and (ii) complied as to form in all material respects with applicable rules and regulations of the OTS.

    3.5  FINANCIAL STATEMENTS.

    (a) Attached hereto as Schedule 3.5(a) is a copy of Standard's audited financial statements for the year ended December 31, 1996 (the "Standard 1996 Financial Statements"). The financial statements (including any footnotes thereto) contained in the Standard SEC Reports, the Standard 1996 Financial Statements and the Bank Regulatory Reports have been prepared in accordance with GAAP or, in the case of the Bank Regulatory Statements, the rules and regulations of the OTS, applied on a consistent basis during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q, and fairly present the financial position of Standard or Bank, as the case may be, as of the dates thereof and the results of operations, changes in stockholders' equity and cash flows for the periods then ended (subject, in the case of the unaudited statements, to recurring year end adjustments normal in nature and amount and the absence of footnotes).

    (b) In Standard's reasonable judgment, the allowance for loan losses reflected in the financial statements (including footnotes thereto) contained in the Standard SEC Reports, the Standard 1996 Financial Statements and the Bank Regulatory Reports is and will be, in the case of the financial statements delivered by Standard or Bank to TCF pursuant to Section 5.3 hereof, adequate in all material respects as of their respective dates under GAAP consistently applied except for the adoption of SFAS No. 114 for periods prior to January 1, 1995. The REO reflected in the financial statements (including footnotes thereto) contained in the Standard SEC Reports, the Standard 1996 Financial Statements and the Bank Regulatory Reports is and will be, in the case of the financial statements delivered by Standard or Bank to TCF pursuant to Section
5.3 hereof, carried at the lower of cost or fair value, or the lower of cost or net realizable value, in accordance with GAAP consistently applied.

    (c) Standard has furnished TCF with copies of the balance sheets of Bank as of December 31, 1994, 1995 and 1996, and the related statements of income, changes in shareholder's equity and cash flows for the years and periods then ended (collectively, together with any footnotes thereto, the "Bank Financial Statements"). The Bank Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present the financial position of Bank (subject, in the case of interim statements, to recurring year end adjustments normal in nature and amount and the absence of footnotes).

    (d) The books and records of Standard and the Standard Subsidiaries have been, and are being, maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all material transactions customarily reflected in such books and records in respect of the business, assets, liabilities and affairs of Standard on a consolidated basis.

    3.6  LOANS.

    (a) The documentation relating to each loan made and owned by Bank and the other Standard Subsidiaries (i) with an outstanding principal balance of $500,000 or more and relating to all security interests, mortgages and other liens with respect to all collateral for each such loan, taken as a whole, are adequate for the enforcement of the material terms of each such loan and of the related security interests, mortgages and other liens and (ii) with respect to all other loans and relating to the security interests, mortgages, and other liens with respect to such loans are adequate for the enforcement of the material terms of such loans and of the related security interests, mortgages and other liens except where the lack of enforceability would not, individually or in the aggregate, have a Material Adverse Effect on Standard. The terms of each such loan and of the related security interests, mortgages and other liens comply in all material respects with all applicable laws, rules and regulations (including, without limitation, laws, rules and regulations relating to the extension of credit).

    (b) Except as set forth in Schedule 3.6, as of December 31, 1996, there are no loans, leases, other extensions of credit or commitments to extend credit of Bank or any other Standard Subsidiary that have been or, to Standard's Knowledge, should have been classified as non-accrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification.

    3.7 SUBSIDIARIES. Schedule 3.7 correctly sets forth the name and jurisdiction of incorporation of each corporation, fifty percent or more of the voting securities of which is owned directly or indirectly by Standard, including Bank, (each a "Standard Subsidiary" and collectively the "Standard Subsidiaries"). All of the issued and outstanding shares of capital stock of each Standard Subsidiary are owned directly or indirectly by Standard free and clear of any lien, pledge, security interest, encumbrance or charge of any kind. Except for the stock of the Standard Subsidiaries directly or indirectly owned by Standard or as otherwise disclosed on Schedule 3.7, neither Standard nor any of the Standard Subsidiaries owns any stock, partnership interest, joint venture interest or any other security issued by any other corporation, organization or entity, except Federal Home Loan Bank stock and readily marketable securities owned by Standard or a Standard Subsidiary in the ordinary course of its business.

    3.8 ABSENCE OF UNDISCLOSED LIABILITIES. All of the Liabilities of Standard and the Standard Subsidiaries are reflected, disclosed or reserved against in the audited consolidated balance sheet (the "Standard Latest Balance Sheet") of Standard as at December 31, 1996 (the "Latest Standard Balance Sheet Date") included in the 1996 Standard Financial Statements or in the notes thereto, except (a) Liabilities incurred since December 31, 1996 in the ordinary course of business, (b) as otherwise disclosed on Schedule 3.8, (c) Liabilities incurred pursuant to this Agreement or in connection with the transactions contemplated hereunder, or (d) other Liabilities which, in the aggregate, are not material. As of the date hereof, there are no agreements or commitments binding Standard or any Standard Subsidiary to extend credit to any person in the amount of $500,000 or more, except (i) as set forth on Schedule 3.8 or (ii) one to four family residential mortgages.

    3.9 NO MATERIAL ADVERSE CHANGES. Since December 31, 1996 to the date hereof, there has been no event, occurrence or development in the business of Standard or the Standard Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, has had or would reasonably be expected to have a Material Adverse Effect on Standard or that materially adversely affects the ability of Standard or any of the Standard Subsidiaries to consummate the transactions contemplated hereby.

    3.10 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in the Standard SEC Reports or in any Current Reports of Standard on Form 8-K filed prior to the date of this Agreement, or on Schedule 3.10 unless otherwise expressly contemplated or permitted by this Agreement, since December 31, 1996 to the date hereof, neither Standard nor any of the Standard Subsidiaries has:

    (a) issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, except (i) in the case of Bank, deposit and other bank obligations in the ordinary course of business or (ii) pursuant to the exercise of stock options and warrants issued under, or otherwise pursuant to, the agreements, arrangements or commitments identified on
Schedule 3.3;

    (b) redeemed, purchased, acquired or offered to acquire, directly or indirectly, any shares of capital stock of Standard or any of the Standard Subsidiaries or other securities of Standard or any of the Standard Subsidiaries, except pursuant to the exercise of stock options and warrants issued under, or otherwise pursuant to, the agreements, arrangements or commitments identified on Schedule 3.3;

    (c) split, combined or reclassified any of its outstanding shares of capital stock or declared, set aside or paid any dividends or other distribution payable in cash, property or otherwise with respect to any shares of its capital stock or other securities, except (i) dividends paid in cash by the Standard Subsidiaries to Standard or any other Standard Subsidiary, and (ii) the regular quarterly cash dividend of $.10 per share, payable to holders of Standard Common Stock of record in January, 1997 and paid in April, 1997;

    (d) borrowed any amount or incurred or became subject to any material liability, except borrowing or liabilities (x) incurred in the ordinary course of business or (y) incurred under the contracts and commitments disclosed in
Schedule 3.13, but in no event has Standard or any Standard Subsidiary entered into any borrowings with terms greater than one year except as set forth in
Schedule 3.10;

    (e) discharged or satisfied any material lien or encumbrance on the properties or assets of Standard or any of the Standard Subsidiaries or paid any material liability other than in the ordinary course of business, other than reverse repurchase agreements or Federal Home Loan Bank borrowings by Standard or any of the Standard Subsidiaries;

    (f) sold, assigned, transferred, mortgaged, pledged or subjected to any lien or other encumbrance any of its assets with an aggregate market value in excess of $250,000 except (i) in the ordinary course of business, including REO, (ii) liens and encumbrances for current property taxes not yet due and payable or being contested in good faith and (iii) liens and encumbrances which do not materially affect the value of, or materially interfere with, the current use or ability to convey, the property subject thereto or affected thereby;

    (g) canceled any material debts or claims or waived any rights of material value, except in the ordinary course of business or upon payment in full;

    (h) suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance, which would, individually or in the aggregate, have a Material Adverse Effect on Standard;

    (i) made or granted any bonus or any wage, salary or compensation increase or severance or termination payment to, or promoted, any director, officer, employee, group of employees or consultant, or entered into any employment contract or hired any employee with an annual salary in excess of $100,000 other than bonuses, compensation increases, promotions or new hires in the ordinary course and in a manner consistent with past practices as previously disclosed to TCF;

    (j) made or granted any increase in the benefits payable under any employee benefit plan or arrangement, amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

    (k) made any single or group of related capital expenditures or commitment therefor in excess of $250,000 or entered into any lease or group of related leases with the same party which involves aggregate lease payments payable of more than $250,000 for any group of related leases in the aggregate;

    (l) acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Standard on a consolidated basis, except in exchange for debt previously contracted, including REO;

    (m) taken any other material action or entered into any material transaction other than in the ordinary course of business; or

    (n) agreed to do any of the foregoing.

    3.11  PROPERTIES.

    (a) Each of Standard and the Standard Subsidiaries owns good and marketable title to all of the real property and all of the personal property, fixtures, furniture and equipment reflected on the consolidated balance sheet as of December 31, 1996 of Standard included in the Standard 1996 Financial Statements or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) mortgages on real property set forth on Schedule 3.11(a), (ii) utility and other easements, encumbrances and restrictions that do not materially interfere with the present use of the property for the business being conducted thereon, (iii) liens for current taxes and special assessments not delinquent or being contested in good faith, (iv) leasehold estates with respect to multi-tenant buildings owned by Standard or any of the Standard Subsidiaries, which leases are identified on Schedule 3.11(a), (v) landlords' and statutory liens, and (vi) property disposed of since the Latest Standard Balance Sheet Date in the ordinary course of business.

    (b) Schedule 3.11(b) contains complete and correct copies of (i) all leases relating to real property leased by Standard and the Standard Subsidiaries, and
(ii) each lease or license for personal property to which Standard or any Standard Subsidiary is a party as lessee or licensee and which (A) has a remaining term of one year or more and which involves annual payments of more than $250,000, has a term of less than one year and which involves remaining payments in excess of $250,000 or any group of leases or licenses with the same party which have remaining terms of one year or more and which involve annual payments of more than $250,000 in the aggregate or which have remaining terms of less than one year and which involve remaining payments in excess of $250,000 in the aggregate, (B) is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC, or (C) was not entered into in the ordinary course of business. The leases and licenses contained in
Schedule 3.11(b) are in full force and effect. Standard or a Standard Subsidiary (if a lessee under such lease or licensee under such license) has a valid and existing interest under each such lease or license for the term set forth therein. With respect to such leases and licenses, neither Standard nor any of the Standard Subsidiaries is in default, nor, to the Knowledge of Standard, are any of the other parties to any of such leases and licenses in default, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Standard.

    (c) Except as set forth in Schedule 3.11(c), neither Standard nor any of the Standard Subsidiaries nor any of the real property owned by Standard or any of the Standard Subsidiaries is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, including applicable environmental protection laws and regulations, except for violations which would, individually or in the aggregate, not have a Material Adverse Effect on Standard; and neither Standard nor any of the Standard Subsidiaries has received any written notice of any such violation which has not been remedied or cured, or of the existence of any condemnation proceeding with respect to any material real properties owned or leased by Standard, Bank or any of the Standard Subsidiaries. Except as set forth in Schedule 3.11(c), to the Knowledge of Standard, no hazardous substances, hazardous wastes, pollutants or contaminants have been deposited or disposed of in, on or under any real properties currently owned, managed or controlled by Standard or any of the Standard Subsidiaries, except in compliance with applicable law or where such deposit or disposal is not reasonably likely to result in a Material Adverse Effect on Standard. Except as set forth in
Schedule 3.11(c), to the Knowledge of Standard: (i) there are no aboveground or underground tanks (excluding hot water storage or propane tanks) located under or in any properties currently owned by Standard or any of the Standard Subsidiaries, and (ii) no prior owners, occupants or operators of any real property currently owned by Standard or any Standard Subsidiary used such properties as a garbage dump or gasoline service station.

    3.12 TAX MATTERS. Standard, each of the Standard Subsidiaries and all members of any consolidated, affiliated, combined or unitary group of which Standard or any of the Standard Subsidiaries is a member have filed or will file all Tax and Tax information returns or reports required to be filed (taking into account permissible extensions) by them on or prior to the Effective Date, except for such returns or reports where the failure to file would not have a Material Adverse Effect on Standard, and have paid (or have accrued or reserved or will accrue or reserve, prior to the Effective Date, amounts for the payment
of) all material Taxes shown to be due on such returns and reports relating to the time periods covered thereby. The accrued taxes payable accounts for Taxes and provision for deferred income taxes, specifically identified as such, on the Standard Latest Balance Sheet are sufficient in all material respects for the payment of all unpaid Taxes of Standard and the Standard Subsidiaries accrued for all periods ended on or prior to the date of the Standard Latest Balance Sheet. Except as disclosed on Schedule 3.12, neither Standard nor any of the Standard Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes. All material Taxes which will be due and payable, whether now or hereafter, for any period ending on, prior to or including the Effective Date shall have been paid by or on behalf of Standard and the Standard Subsidiaries or shall be reflected on the books of Standard and the Standard Subsidiaries as an accrued Tax liability determined in a manner which is consistent with past practices. No Tax returns of Standard or any of the Standard Subsidiaries have, during the past five (5) years, been audited by any governmental authority other than as disclosed on Schedule 3.12; and, except as set forth on Schedule 3.12, there are no unresolved questions, claims or disputes asserted in writing by any relevant taxing authority concerning the liability for material Taxes of Standard or any of the Standard Subsidiaries. None of Standard or any Standard Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group, the common parent of which was Standard), or (ii) has liability for Taxes of any person under Section 1.1502-6 of the Treasury Regulations. For purposes of this Agreement, the term "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits tax, environmental tax, customs duty, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee or assessment imposed by a taxing jurisdiction, including any interest, penalties or additions to, or additional amounts in respect of the foregoing, for each party hereto and its commonly controlled entities and all members of any consolidated, affiliated, combined or unitary group of which any of them is a member.

    3.13 CONTRACTS AND COMMITMENTS. Except as set forth on Schedule 3.13 or in Standard SEC Reports, neither Standard nor any of the Standard Subsidiaries (i) is a party to any collective bargaining agreement or contract with any labor union, (ii) is a party to any written or oral contract for the employment of any officer, individual employee or other person on a full-time or consulting basis, or relating to severance pay for any such person, (iii) is a party to any written or oral agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets), except for securities sold under a repurchase agreement, (iv) is a party as of the date hereof to any (A) contract with a remaining term in excess of one year which is not terminable, without penalty, on 60 or fewer days notice at any time before or after the expiration of such one-year period for the purchase or sale of assets, products or services, under which the undelivered balance of such assets, products and services has a purchase price in excess of $250,000 for any individual contract or $250,000 in the aggregate for any group of contracts with the same party, (B) other contract which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K, to be performed after the date of this Agreement, or (C) other material agreement or contract which was not entered into in the ordinary course of business and which is not disclosed on Schedules 3.11(a) or 3.11(b), or (v) has any commitment for a capital expenditures in excess of $250,000.

    3.14 LITIGATION. Except as set forth on Schedule 3.14 as of the date hereof, there are no actions, suits, claims, proceedings, orders or investigations pending or, to the Knowledge of Standard, threatened against Standard or any of the Standard Subsidiaries, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign in which the adverse party or parties seeks recovery from Standard or any Standard Subsidiary, or their respective properties or assets, of an unspecified amount, an amount or value in excess of $100,000 or injunctive or other equitable relief.

    3.15 NO BROKERS OR FINDERS. Except as disclosed on Schedule 3.15, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of Standard or any of the Standard Subsidiaries.

    3.16  EMPLOYEE BENEFIT PLANS.

    (a) DEFINITIONS. For the purposes of this Agreement, unless the context clearly requires otherwise, the term "Plan" or "Plans" includes all material employee benefit plans as defined in Section 3(3) of ERISA, and all other benefit arrangements (including, without limitation, any employment agreement or any program, agreement, policy or commitment providing for severance payments, insurance coverage of employees, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits) applicable to the employees of Standard or any of the Standard Subsidiaries, to which Standard or any of the Standard Subsidiaries contribute, or which Standard or any of the Standard Subsidiaries have committed to implement for their employees prior to the date of this Agreement. Unless the context clearly requires otherwise, "Plan" or "Plans" shall also include any similar program or arrangement maintained by any organization affiliated by ownership with Standard or any of the Standard Subsidiaries for which Standard or any of the Standard Subsidiaries are or would be completely or partially liable for the funding or the administration either as a matter of law or by agreement but excluding customers of the trust departments of affiliates of Bank where there is no ownership affiliation between such customers and Bank. For the purposes of this Section 3.16, a Plan is material if the liability, payments or commitments under such Plan by or for Standard or any Standard Subsidiaries exceeds $100,000 annually. Schedule 3.16 lists the Plans of Standard and each Standard Subsidiary.

    (b) Except as disclosed on Schedule 3.16:

        (i) FULL DISCLOSURE OF ALL PLANS. With respect to all employees and former employees of Standard and the Standard Subsidiaries (and all dependents and beneficiaries of such employees and former employees):

           (A) Neither Standard nor any of the Standard Subsidiaries maintains or contributes to any nonqualified deferred compensation or retirement plans, contracts or arrangements;

           (B) Neither Standard nor any of the Standard Subsidiaries maintains or contributes to any qualified defined contribution plans (as defined in Section 3(34) of ERISA or Section 414(i) of the Code);

           (C) Neither Standard nor any of the Standard Subsidiaries maintains or contributes to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code) ("Defined Benefit Plans");

           (D) Neither Standard nor any of the Standard Subsidiaries maintains or contributes to any employee welfare benefit plans (as defined in Section 3(1) of ERISA);

           (E) Neither Standard nor any of the Standard Subsidiaries maintains or contributes to any retiree medical program; and

           (F) Neither Standard nor any of the Standard Subsidiaries maintains or is obligated under any severance policy or other severance arrangement for employees.

        (ii) FUNDING. With respect to the Plans, (A) all required contributions which are due have either been made or properly accrued and (B) neither Standard nor any of the Standard Subsidiaries is liable for any accumulated funding deficiency as that term is defined in Section 412 of the Code.

       (iii) PLAN DOCUMENTS. With respect to all Plans sponsored, maintained or administered by Standard or any Standard Subsidiary and all Plans to which Standard or any Standard Subsidiary is or may be obligated to contribute, Standard has provided true and complete copies of (A) the most recent determination letter, if any, received by Standard or any of the Standard Subsidiaries from the Internal Revenue Service regarding each qualified Plan, (B) the Form 5500 and all schedules and accompanying financial statements, if any, for each Plan for which such form is required to be filed for the three most recent fiscal Plan years, (C) the most recently prepared actuarial valuation report, if any, for each Plan, and (D) copies of the current Plan documents, trust agreements, insurance contracts and all related contracts and documents (including summary plan descriptions and any other material employee communications) with respect to each Plan.

        (iv) DEFINED BENEFIT PLANS. As of the Effective Date, no unfunded liability under Title IV of ERISA has been incurred by Standard or any of the Standard Subsidiaries, or any affiliate of Standard or any of the Standard Subsidiaries, that has not been satisfied in full and, to the Knowledge of Standard, no condition exists that presents a material risk to Standard or any of the Standard Subsidiaries or TCF of incurring any such liability. There are no unfunded vested liabilities (determined using the assumptions used by the Plan for funding and without regard to future salary increases) with respect to Defined Benefit Plans sponsored by Standard or any Standard Subsidiary. There have been no reportable events under Section 4043 of ERISA (with respect to which the 30-day notice requirement has not been waived by regulation) with respect to any Defined Benefit Plan maintained by Standard or any of the Standard Subsidiaries. No Defined Benefit Plan has been terminated that will result in a material liability by Standard or any of the Standard Subsidiaries to the Pension Benefit Guaranty Corporation.

        (v) MULTIEMPLOYER PLANS. As of the Effective Date, neither Standard nor any of the Standard Subsidiaries has any actual or potential liabilities under Sections 4201 or 4205 of ERISA for any complete or partial withdrawal from any multiemployer plan and, to the Knowledge of Standard, no condition exists that presents a material risk to Standard or any of the Standard Subsidiaries of incurring any such liability.

        (vi) FIDUCIARY BREACH; CLAIMS. Neither Standard nor any of the Standard Subsidiaries nor any of their respective directors, officers, employees or other fiduciaries has committed any breach of fiduciary duty imposed by ERISA or any other applicable law with respect to the Plans which would subject Standard or any of the Standard Subsidiaries, directly or indirectly, to any material liability under ERISA or any applicable law. There are no actions, suits or claims pending against Standard or any Standard Subsidiary relating to benefits other than routine claims for benefits.

       (vii) PROHIBITED TRANSACTIONS. Neither Standard nor any of the Standard Subsidiaries nor any of their respective officers, directors, employees, or any other fiduciaries of any Plan has incurred any material liability for any civil penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA.

      (viii) MATERIAL COMPLIANCE WITH LAW. All Plans have been administered in accordance with their terms in all material respects. To the extent required either as a matter of law or to obtain the intended tax treatment and tax benefits, all Plans comply in all material respects with the requirements of ERISA and the Code. All material Tax information returns or reports and all other material required filings, disclosures and contributions have been made with respect to all Plans. To the

    Knowledge of Standard, no condition exists that limits the right of Standard or any of the Standard Subsidiaries to amend or terminate any such Plan (except as provided in such Plans or limited under ERISA or the Code).

        (ix) VEBA FUNDING. No Plan is funded in whole or in part through a voluntary employees' beneficiary association exempt from tax under Section 501(c)(9) of the Code. To the extent applicable, the limitations under Sections 419 and 419A of the Code have been computed, all unrelated business income tax returns have been filed and appropriate adjustments have been made on all other Tax returns.

        (x) RETIREMENT AND COBRA BENEFITS. Neither Standard nor any of the Standard Subsidiaries has incurred a material liability under current law for benefits after separation from employment other than (i) benefits under Plans listed on Schedule 3.16 or described in Section 3.16(b)(i) hereof, and
    (ii) health care continuation benefits described in Section 4980B of the Code or Part G of Subtitle B of Title I of ERISA or any comparable provisions under the laws of any state.

        (xi) COLLECTIVE BARGAINING. No Plan is maintained in whole or in part pursuant to collective bargaining.

       (xii) EMPLOYEE STATUS. Except as otherwise disclosed in other Sections of this Agreement or the Schedules thereto, all employees of Standard or any of the Standard Subsidiaries are "at will" employees.

    (c) EMPLOYEES. Except as set forth on Schedule 3.16, Standard and the Standard Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, non-discrimination and the payment of social security and other taxes, except where failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Standard.

    3.17 INSURANCE. Schedule 3.17 lists the material insurance policies maintained by Standard or any of the Standard Subsidiaries with respect to its business, operations, properties and assets. All such insurance policies are in full force and effect, and neither Standard nor any of the Standard Subsidiaries is in default with respect to its obligations under any of such insurance policies, except where such default would not result in the loss of any material coverage.

    3.18 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 3.18, or in the Standard SEC Reports, neither Standard nor any of the Standard Subsidiaries, nor any executive officer or director of Standard or any of the Standard Subsidiaries, nor any member of the immediate family of any such officer or director (which for the purposes hereof shall mean a spouse, minor child or adult child living at the home of any such officer or director), nor any entity which any of such persons "controls" (within the meaning of Regulation O of the Federal Reserve Board ("FRB")), has any loan agreement, note or borrowing arrangement or any other agreement with Standard or any of the Standard Subsidiaries (other than normal employment arrangements), any interest in any material property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Standard or any of the Standard Subsidiaries or any other interest or transaction that would be required to be disclosed under Regulation S-K of the SEC.

    3.19 COMPLIANCE WITH LAWS; PERMITS. Each of Standard and the Standard Subsidiaries has complied with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any of the Standard Subsidiaries or to which Standard or any of the Standard Subsidiaries may be subject (including, without limitation, the Occupational Safety and Health Act of 1970, the HOLA, the FDIA, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act of 1975, the Fair Housing Act and the Equal Credit Opportunity Act, each as amended, and any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety or the environment), except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on Standard or materially adversely affect

Standard's ability to consummate the transactions contemplated hereby. Each of Standard and the Standard Subsidiaries holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business as currently conducted, except where failure to obtain such permits, licenses, certificates or authorizations would not, individually or in the aggregate, have an Material Adverse Effect on Standard or materially adversely affect the ability of Standard to consummate the transactions contemplated hereby. Except as disclosed in Schedule 3.19, neither Standard nor any of the Standard Subsidiaries is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory agreement letter from, or has adopted any board resolutions at the request of any Bank Regulator, which would have a Material Adverse Effect on Standard, nor has Standard or any of the Standard Subsidiaries been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, supervisory letter, commitment letter, board resolutions or similar undertaking.

    3.20 ADMINISTRATION OF FIDUCIARY ACCOUNTS. Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the government documents and applicable state and federal law and regulation and common law except where failure to so administer such accounts, individually or in the aggregate, would not have a Material Adverse Effect on Standard. Neither Standard nor any director, officer or employee of Standard or any Standard Subsidiary has committed any breach of trust with respect to any such fiduciary account which, individually or in the aggregate, would have a Material Adverse Effect on Standard and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

    3.21 PROSPECTUS/PROXY STATEMENT. At the time the Prospectus/Proxy Statement is mailed to the shareholders of Standard in order to obtain approvals referred to in Section 5.19 hereof and at the time of such meeting of Standard's shareholders, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information furnished by Standard (as provided in
Section 5.9(c) hereof) for inclusion in the Prospectus/Proxy Statement will (a) comply in all material respects with applicable provisions of the 1933 Act and the 1934 Act, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

    3.22 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. There are no interest rate swaps, caps, floors, option agreements or any similar interest rate risk management agreements to which Standard or any of the Standard Subsidiaries is a party or by which any of their properties or assets may be bound.

    3.23 STATE TAKEOVER LAWS; SHAREHOLDER RIGHTS PLAN. The Board of Directors of Standard approved the execution of this Agreement and authorized and approved the Conversion/Reincorporation and Merger prior to the execution by Standard of this Agreement in accordance with Section 203 of the Delaware General Corporation Law so that such section will not apply to this Agreement or the transactions contemplated hereby. The Board of Directors of Standard has taken all such action required to be taken by it to provide that this Agreement and the transactions contemplated hereby shall be exempt from (i) the requirements of any "business combination", "moratorium", "control share," "fair price" or other antitakeover laws or regulations of any state or the United States and
(ii) any shareholder rights plan or similar plan of Standard or any Standard Subsidiary.

    3.24 FAIRNESS OPINION. Standard has received a written opinion in a form reasonably acceptable to Standard from Wasserstein Perella & Co., Inc. to the effect that the Merger is fair from a financial point of view to the holders of Standard Common Stock.

                                   ARTICLE 4
                     CONDUCT OF BUSINESS PENDING THE MERGER

    4.1 CONDUCT OF BUSINESS BY STANDARD AND THE STANDARD SUBSIDIARIES. From the date of this Agreement to the Effective Date, unless TCF shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to, this Section 4.1:

    (a) the business of Standard and the Standard Subsidiaries shall be conducted only in, and neither Standard nor any Standard Subsidiary shall take any action except in, the ordinary course, on an arms-length basis and in accordance, in all material respects, with all applicable laws, rules and regulations and with prudent banking practices;

    (b) neither Standard nor any Standard Subsidiary shall directly or indirectly:

        (i) amend or propose to amend its Charter or Bylaws;

        (ii) issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except (A) in the case of Bank, deposits and other bank obligations in the ordinary course of business and (B) pursuant to the exercise of the options set forth on Schedule 3.3 on the date of this Agreement;

       (iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of Standard or any Standard Subsidiary or other securities of Standard, or any Standard Subsidiary, except pursuant to the agreements, arrangements or commitments identified on
    Schedule 3.3;

        (iv) split, combine or reclassify any outstanding shares of capital stock of Standard or any Standard Subsidiary, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of capital stock of Standard or any Standard Subsidiary except (A) regular quarterly cash dividends of not more than $.10 per share payable to holders of Standard Common Stock or (B) dividends paid in cash by any Standard Subsidiary to Standard or another Standard Subsidiary;

        (v) borrow any amount or incur or become subject to any material liability, except borrowings and liabilities incurred in the ordinary course of business, but in no event will Standard or any Standard Subsidiary enter into any borrowings with a term of greater than one (1) year or any other borrowings (other than intercompany or Federal Home Loan Bank borrowings) in excess of $250,000 without prior consultation with TCF, other than as set forth on Schedule 4.1(b);

        (vi) discharge or satisfy any material lien or encumbrance on the properties or assets of Standard or any Standard Subsidiary or pay any material liability, except (A) in the ordinary course of business and (B) in the case of Bank and Standard Subsidiaries, reverse repurchase agreements for Federal Home Loan Bank borrowings;

       (vii) sell, assign, transfer, mortgage, pledge or subject to any lien or other encumbrance any of its assets with an aggregate market value in excess of $250,000, except (A) in the ordinary course of business, including REO;
    (B) liens and encumbrances for current property taxes not yet due and payable or being contested in good faith and (C) liens and encumbrances which do not materially affect the value of, or materially interfere with the current use or ability to convey, the property subject thereto or affected thereby;

      (viii) cancel any material debt or claims or waive any rights of material value, except in the ordinary course of business or upon payment in full;

        (ix) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Standard on a consolidated basis, except in exchange for debt previously contracted, including REO;

        (x) other than as set forth on Schedule 3.10 on the date of this Agreement, make any single or group of related capital expenditures or commitments therefor in excess of $250,000 (other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain assets in good repair) or enter into any lease or group of leases as lessee with the same party which involves aggregate lease payments payable of more than $250,000 for any individual lease or involves more than $250,000 for any group of leases with the same party in the aggregate;

        (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the matters set forth in this Section 4.1(b) except in the ordinary course of business;

       (xii) without prior consultation with TCF, purchase or otherwise acquire any investments, direct or indirect, in any derivative securities other than occasional overnight investments of excess cash; or

      (xiii) without prior consultation with TCF, enter into any interest rate swap, floors and option agreements or other similar interest rate management agreements;

    (c) neither Standard nor any Standard Subsidiary shall directly or indirectly enter into, modify or terminate any employment, severance or similar agreements or arrangements with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, or promote, any director, officer, employee, group of employees or consultant or hire any employee with an annual salary over $100,000 other than (i) in the ordinary course and in a manner consistent with past practices or (ii) as contemplated by this Agreement, and shall promptly notify TCF of any termination or resignation of any officer or key employee;

    (d) neither Standard nor any Standard Subsidiary shall adopt or amend any profit sharing, stock option, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees, except as required by law or to consummate any of the transactions contemplated hereby in accordance with applicable law, provided that any such arrangement or amendment is approved by TCF which approval shall not be unreasonably withheld by TCF;

    (e) each of Standard and the Standard Subsidiaries shall use reasonable efforts to cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies are in full force and effect;

    (f) neither Standard nor any Standard Subsidiary shall enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation which is required to be set forth on Schedule 3.14 or to which Standard or any Standard Subsidiary becomes a party after the date of this Agreement which is required to be disclosed in an updated Schedule 3.14, without prior consultation with TCF's General Counsel;

    (g) each of Standard and the Standard Subsidiaries shall use commercially reasonable efforts to preserve intact in all material respects the business organization and the goodwill of Standard and the Standard Subsidiaries and to keep available the services of its officers and employees as a group and preserve intact material agreements, and Standard shall establish a committee of senior management personnel which will confer on a regular and frequent basis with a committee of senior management personnel of TCF, as reasonably requested by TCF, to report on operational matters and the general status of ongoing operations and to plan for the operations of the Resulting Institution upon consummation of the Merger;

    (h) neither Standard nor any Standard Subsidiary shall take any significant action with respect to investment securities held or controlled by them inconsistent with past practices or then current prudent practices, materially alter its investment portfolio duration policy or, without prior consultation with TCF, voluntarily take any action that will have or can reasonably be expected to have a material adverse effect on Bank's asset/liability position;

    (i) without prior consultation with TCF, Standard and the Standard Subsidiaries shall not make any agreements or commitments binding it to extend credit to any person in an amount in excess of $500,000;

    (j) with respect to real properties leased by Standard and any material personal property leased or licensed by Standard or any Standard Subsidiary for its use, neither Standard nor any Standard Subsidiary shall fail to renew, exercise an option to extend, cancel or surrender any such lease or license nor allow any such lease or license to lapse without prior consultation with TCF; and

    (k) neither Standard nor any Standard Subsidiary shall agree to any action prohibited by any of the foregoing;

provided, however, that in the event Standard would be prohibited from taking any action by reason of this Section 4.1 without the prior written consent of TCF, such action may nevertheless be taken if Standard is expressly required to do so by law or by the OTS and Standard, as the case may be, promptly informs TCF of such action. For purposes of this Agreement, the words "prior consultation" with respect to any action means advance notice of such proposed action and a reasonable opportunity to discuss such action in good faith prior to taking such action.

    4.2 CONDUCT OF BUSINESS BY TCF. From the date of this Agreement to the Effective Date, unless Standard shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to, this Section 4.2:

    (a) TCF shall not issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except (i) pursuant to the exercise of the options or warrants or the conversion of convertible securities set forth on Schedule 2.3 and pursuant to the exercise of options granted under clause (iii) below, (ii) issuances of TCF Common Stock to satisfy the employer matching obligations under the TCF's 401(k) Plan for the participants in such plan who elect to invest in TCF Common Stock, (iii) grants of options and restricted stock under the TCF Stock Plans in the ordinary course of business, (iv) pursuant to TCF's dividend reinvestment plan, or (v) as set forth in Schedule 4.2.

    (b) TCF shall not redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of TCF or other securities of TCF, except pursuant to the agreements, arrangements or commitments identified on
Schedule 2.3 and any redemption of redeemable debt, including but not limited to TCF's outstanding convertible debentures;

    (c) TCF shall not split, combine or reclassify any outstanding shares of capital stock of TCF or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of capital stock of TCF except the regular quarterly cash dividends of not more than $.32 per share;

    (d) TCF shall not borrow any amount or incur or become subject to any material liability, except borrowings and liabilities incurred in the ordinary course of business or borrowings to redeem outstanding debentures, borrowings to effect the transactions contemplated by this Agreement, or as set forth in
Schedule 4.2;

    (e) neither TCF nor any TCF Subsidiary shall amend its Charter or Bylaws in a manner which would adversely affect in any manner the terms of the TCF Common Stock, or materially adversely affect the ability of TCF to consummate the transactions contemplated hereby in a timely manner;

    (f) neither TCF or any TCF Subsidiary shall sell, assign, transfer, mortgage, pledge or subject to any lien or other encumbrance any of its assets with an aggregate market value in excess of $250,000, except (A) in the ordinary course of business, including REO; (B) liens and encumbrances for current property taxes not yet due and payable or being contested in good faith; (C) liens and encumbrances which do not materially affect the value of, or materially interfere with the current use or ability to convey, the property subject thereto or affected thereby; and (D) sales of bank branches;

    (g) neither TCF nor any TCF Subsidiary shall acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to TCF on a consolidated basis, except (A) in exchange for debt previously contracted, including REO, (B) the pending merger transaction with Winthrop Resources Corporation, or (C) the transactions contemplated by the conversions of the TCF Subsidiaries which are banks into national banks, the chartering of new national banks in Colorado and Ohio, and the registration of TCF as a bank holding company under BHCA; or

    (h) TCF shall not agree to do any of the foregoing.

                                    ARTICLE
                      ADDITIONAL COVENANTS AND AGREEMENTS

    5.1 FILINGS AND APPROVALS. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all applications or other documents required to comply with applicable laws and regulatory requirements in connection with the Conversion/ Reincorporation, the Merger and the Subsequent Merger contemplated by this Agreement, and provide copies of such applications, filings and related correspondence to the other party, including causing any of its subsidiaries to execute and deliver such agreements and documents as may be necessary to effect the transactions contemplated hereby. Prior to filing each application, registration statement or other document with the applicable regulatory authority, each party will provide the other party with an opportunity to review and comment on each such application, registration statement or other document. Each party will use all reasonable efforts and will cooperate with the other party in making such filings and taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

    5.2 CERTAIN LOANS AND RELATED MATTERS. Standard will furnish to TCF a complete and accurate list within 10 days of the date hereof as of the most recent date the reports referred to below have been prepared and, within 15 business days after the end of its reporting cycle (which shall be no less frequently than quarterly), of (a) all of Bank's periodic internal credit quality reports prepared during such reporting period (which reports will be prepared in a manner consistent with past practice), (b) all loans of Bank classified as non-accrual, as restructured, as 90 days past due, and still accruing and doubtful of collection or any comparable classification, (c) all non-residential REO, including in-substance foreclosures and real estate in judgment, (d) any current repurchase obligations of Bank with respect to any loans, loan participation or state or municipal obligations or revenue bonds and
(e) any standby letters of credit issued by Bank.

    5.3 MONTHLY FINANCIAL STATEMENTS. Standard shall furnish TCF with Standard's (and if prepared in the ordinary course of business, each Standard Subsidiary's) balance sheet as of the end of each calendar month after January, 1997 and the related statements of income, within fifteen
(15) business days after the end of each such calendar month. Such financial statements shall be prepared on a basis consistent with current practice and shall fairly present the financial positions of Standard or the Standard Subsidiary as of the dates thereof and the results of operations of Standard or the Standard Subsidiary for the periods then ended.

    5.4 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

    5.5 NO NEGOTIATIONS, ETC. Standard will not and will use its best efforts to cause the Standard Subsidiaries and officers, directors, employees, agents and affiliates of Standard and each Standard Subsidiary not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets or deposits of, or any equity interest in, Standard or any of the Standard Subsidiaries or other similar transaction or business combination involving Standard or any of the Standard Subsidiaries (the "Acquisition Proposal") or, unless the Board of Directors of Standard shall have determined, after consultation with Standard's counsel, that there is a reasonable likelihood that the Board of Directors of Standard has a fiduciary duty to do so, (a) participate in any negotiations in connection with or in furtherance of any of the foregoing or (b) permit any person other than TCF and its representatives to have any access to the facilities of, or furnish to any person other than TCF and its representa-tives any non-public information with respect to, Standard or any of the Standard Subsidiaries in connection with or in furtherance of any of the foregoing. Standard shall promptly notify TCF if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made, and shall promptly provide TCF with such information regarding such proposal, offer, inquiry or contact as TCF may request.

    5.6  NOTIFICATION OF CERTAIN MATTERS.

    (a) Each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof or, in case of any representation or warranty given as of a specific date, would be likely to cause any such representation on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

    (b) From time to time prior to the Effective Time, each party shall promptly supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering an updated Schedule to the other party pursuant hereto with respect to any matter hereafter arising which would render any such representation or warranty after the date of this Agreement materially inaccurate or incomplete as a result of such matter arising. Such supplement or amendment to a party's representations and warranties contained in an updated Schedule shall be deemed to have modified the representations and warranties of the disclosing party, and no such supplement or amendment, or the information contained in an updated Schedule, shall constitute a breach of a representation or warranty of the disclosing party; provided that no such supplement or amendment may cure any breach of a covenant or agreement of any party under Articles 4 or 5. Within 20 days after receipt of such supplement or amendment (or if cure is promptly commenced by the disclosing party, but is not effected within the Cure Period (as defined below)), the receiving party may exercise its right to terminate this Agreement pursuant to Section 7.1(i) hereof if the information in such supplement or amendment together with the information in any or all of the supplements or amendments previously provided by the disclosing party indicate that the disclosing party has suffered or is reasonably likely to suffer a Material Adverse Effect which either has not or cannot be cured within 30 days after disclosure to the receiving party (the "Cure Period").

    5.7  ACCESS TO INFORMATION; CONFIDENTIALITY.

    (a) Standard shall and shall cause each of the Standard Subsidiaries to permit TCF full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to TCF and to the internal auditors, loan review officers, employees, attorneys, accountants and other representatives of TCF all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Standard and the Standard Subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, Bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to real or personal property), plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records relating to other assets or business activities in which TCF may have a reasonable interest, including, without limitation, its interest in planning for integration and transition with respect to the business of Standard and the Standard Subsidiaries; provided, however, that the foregoing rights granted to TCF shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of Standard set forth herein. In addition, Standard shall instruct its officers, employees, counsel and accountants to be available for, and respond to any questions of, such TCF representatives, as arranged through the committee described in Section 4.1(g) hereof, at reasonable hours and with reasonable notice by TCF to such individuals, and to cooperate fully with TCF in planning for the integration of the business of Standard and the Standard Subsidiaries with the business of TCF and the TCF Subsidiaries.

    (b) TCF shall, and shall cause each of the TCF Subsidiaries to, provide to Standard and its officers, employees and representatives the same rights being granted by Standard and to TCF pursuant to Section 5.7(a); provided, however, that the foregoing rights granted to Standard shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of TCF set forth herein. In addition, TCF shall instruct its officers, employees, counsel and accountants to be available for, and respond to reasonable questions of, representatives of Standard at reasonable hours and with reasonable notice by Standard to such individuals.

    (c) All information furnished by Standard or TCF pursuant hereto shall be treated as the sole property of the party furnishing the information until the Effective Date, and, if the Effective Date shall not occur, the receiving party shall return to the party which furnished such information, or destroy, all documents or other materials (including copies thereof) containing, reflecting or referring to such information. In addition, the receiving party shall keep confidential all such information and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information which
(A) was already in the receiving party's possession prior to the disclosure thereof to the receiving party by the party furnishing the information, (B) was then generally known to the public, (C) became known to the public through no fault of the receiving party or its representatives or (D) was disclosed to the receiving party by a third party not bound by an obligation of confidentiality or (ii) disclosures required by law or by governmental or regulatory authority.

    5.8  FILING OF TAX RETURNS AND ADJUSTMENTS.

    (a) Standard, on its behalf and on behalf of each of the Standard Subsidiaries, shall file (or cause to be filed) at its own expense, on or prior to the due date, all Tax returns, including all Plan returns and reports, for all Tax periods ending on or before the Effective Date where the due date for such returns or reports (taking into account valid extensions of the respective due dates) falls on or before the Effective Date; provided, however, that neither Standard nor any of the Standard Subsidiaries shall amend any Tax returns, or other returns, elections or information statements which reflects an additional liability for Taxes, or consent to any material adjustment or otherwise compromise or settle any material matters with respect to Taxes, without prior consultation with TCF; provided, further, that neither Standard nor any of the Standard Subsidiaries shall make any election or take any other discretionary position with respect to any material amount of Taxes in a manner inconsistent with past practices, without the prior written approval of TCF, which approval shall not be unreasonably withheld. In the event the granting or withholding of such approval by TCF results in additional Taxes owing for any Tax period ending on or before the Effective Date, the liability for such additional Taxes shall not constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. Standard shall provide TCF with a copy of appropriate workpapers, schedules, drafts and final copies of each material federal and state income Tax return or election of Standard and each of the Standard Subsidiaries (including returns of all Plans) as soon as practicable before filing such return or election and the parties shall reasonably cooperate with each other in connection therewith.

    (b) TCF, in its sole and absolute discretion, will file (or cause to be filed) all Tax returns of Bank due after the Effective Date. After the Effective Date, TCF, in its sole and absolute discretion and to the extent permitted by law, shall have the right to amend, modify or otherwise change all Tax returns of Standard and each Standard Subsidiary for all Tax periods.

    5.9  REGISTRATION STATEMENT.

    (a) For the purpose (i) of holding meetings of shareholders of Standard to approve this Agreement and the transactions contemplated hereby, including the Conversion/Reincorporation, the Merger and the Subsequent Merger, and (ii) of registering with the SEC and with applicable state securities authorities the TCF Common Stock to be issued as contemplated by this Agreement, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), which shall include a prospectus/proxy statement satisfying all applicable requirements of the 1933 Act, the 1934 Act, applicable state securities laws and the rules and regulations thereunder (such prospectus/proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

    (b) TCF shall furnish such information concerning TCF and the TCF Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to TCF, the TCF Subsidiaries and TCF Common Stock, to be prepared in accordance with Section 5.9(a). TCF agrees promptly to advise Standard if at any time prior to the meeting of Standard's shareholders any information provided by TCF in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to share with Standard the information needed to correct such inaccuracy or omission.

    (c) Standard shall furnish TCF with such information concerning Standard and the Standard Subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Standard or the Standard Subsidiaries to be prepared in accordance with Section 5.9(a). TCF agrees to provide Standard with reasonable opportunity to review and comment on the Prospectus/Proxy Statement. Standard agrees promptly to advise TCF if at any time prior to the meeting of Standard's shareholders any information provided by Standard in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to provide TCF with the information needed to correct such inaccuracy or omission.

    (d) TCF shall promptly file the Registration Statement with the SEC and applicable state securities agencies. TCF shall use reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable state securities laws at the earliest practicable date. Standard authorizes TCF to utilize in the Registration Statement the information concerning Standard and the Standard Subsidiaries provided to TCF for the purpose of inclusion in the Prospectus/Proxy Statement. TCF shall advise Standard promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and TCF shall furnish Standard with copies of all such documents. Prior to the Effective Date or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the 1933 Act prior to using or disseminating such prospectus.

    (e) TCF shall use reasonable efforts to cause to be delivered to Standard a letter relating to the Registration Statement from KPMG Peat Marwick LLP, TCF's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Standard, in form and substance reasonably satisfactory to Standard and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    (f) Standard shall use reasonable efforts to cause to be delivered to TCF a letter relating to the Registration Statement from Ernst & Young LLP, Standard's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to TCF, in form and substance reasonably satisfactory to TCF and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    (g) TCF shall bear the costs of all SEC filing fees with respect to the Registration Statement and the costs of qualifying the TCF Common Stock to be issued in connection with the transactions contemplated by this Agreement under state blue sky laws to the extent necessary. Standard shall bear all printing and mailing costs in connection with the preparation and mailing of the Prospectus/Proxy Statement to Standard's shareholders. TCF and Standard shall each bear their own legal and accounting expenses in connection with the Registration Statement.

    5.10 AFFILIATE LETTERS. Standard shall obtain and deliver to TCF as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) the date hereof a signed representation letter substantially in the form of Exhibit A hereto from each executive officer and director of Standard and each shareholder of Standard who may reasonably be deemed an "affiliate" of Standard within the meaning of such term as used in Rule 145 under the 1933 Act, and shall obtain and deliver to TCF a signed representation letter substantially in the form of Exhibit A from any person who becomes an executive officer or director of Standard or any shareholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) such person achieves such status. TCF may place appropriate legends on the stock certificates of affiliates of Standard.

    5.11 ESTABLISHMENT OF ACCRUALS. If requested by TCF immediately prior to the Effective Date, Standard shall establish, or shall cause the Bank to establish, consistent with GAAP, such additional accruals and reserves as may be necessary to conform Bank's accounting and credit loss reserve practices and methods to those of TCF (as such practices and methods are to be applied to Bank from and after the Effective Date) and reflect TCF's plans with respect to the conduct of Bank's business following the Merger and to provide for the costs and expenses relating to the consummation by Bank of the transactions contemplated by this Agreement; provided, however, that Bank shall not be required to take such action unless (i) TCF certifies in writing that it has no reason to believe that all conditions to TCF's obligation to consummate the transactions contemplated by this Agreement will not be satisfied, and (ii) Bank shall have no reasonable basis for believing that all the conditions to Bank's obligation to consummate the transactions contemplated by this Agreement will not be satisfied. Notwithstanding anything to the contrary contained in this Agreement, no accrual or reserve made by Bank pursuant to this Section 5.11, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on Bank resulting from Bank's compliance with this Section 5.11, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

    5.12  EMPLOYEE BENEFIT PLANS.

    (a) GENERAL. Any transfer of employment from Standard or any of Standard Subsidiaries to TCF or any of the TCF Subsidiaries effected by or in connection with the Merger or the Subsequent Merger shall not be considered a termination of employment for purposes of any of the employee benefit plans of Standard or TCF, including any severance plans or arrangements. It is the parties' intention that the employee plans of Standard or any of the Standard Subsidiaries will be merged with applicable TCF plans or discontinued as soon as practicable after the Merger and the employee plans of TCF will be made available to employees of Standard as soon as practicable after the Merger, with employees of Standard of any of the Standard Subsidiaries receiving credit for their pre-Effective Time service with Standard under the TCF benefit plans for eligibility and vesting purposes, but not for purposes of benefit accrual.

    (b) MEDICAL PLANS. TCF intends that employees of Standard and the Standard Subsidiaries who are participating in medical plans of Standard or any Standard Subsidiary at the time of any replacement of such medical plans with the TCF medical plans will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the applicable plans of Standard or any Standard Subsidiary and will receive full credit for prior service with Standard or any Standard Subsidiary toward any waiting periods under the TCF plans and full credit for payment of current and past premiums, co-payments and deductibles under the medical plans of Standard or any Standard Subsidiary toward such items under the TCF medical coverage, and that employees of Standard or any Standard Subsidiary not participating in such plans at the time of their replacement by TCF's medical plans will receive full credit for their pre-Effective Time service with Standard or any Standard Subsidiary toward any waiting period or other service requirements generally applicable under TCF's medical plans.

    (c) ESOP. The Bank has established an employee stock ownership plan (the "ESOP") for the benefit of its employees which is a tax-qualified plan. As of December 31, 1996, the ESOP had purchased an aggregate of 961,070 shares of Standard Common Stock from Standard which had not been allocated to participant accounts or earned by participants and owed Standard an aggregate of $9,610,700 with respect to such shares. The parties intend that, as soon as practicable, to take the actions set forth on Schedule 5.12.

    (d) NO THIRD PARTY BENEFICIARIES; RESERVATION OF RIGHTS. Notwithstanding the foregoing provisions of this Section 5.12, nothing in this Section 5.12 or in this Agreement shall be deemed to confer upon any employee or former employee of Standard or any Standard Subsidiary, or any other individual, any rights or entitlement to any particular benefits, benefit plans, payments or distributions. Except as expressly provided herein, TCF reserves, on behalf of itself and the boards of directors of any and all of TCF Subsidiaries (including Standard and any Standard Subsidiary after the Effective Date), full authority to amend, terminate, discontinue or otherwise revise their respective employee plans and/or to adopt new plans from time to time subject solely to the discretion of the boards of directors of the entities involved.

    5.13 TAX TREATMENT. Each of TCF and Standard shall not take or fail to take, and shall cause their respective affiliates not to take or fail to take, any action which action or failure to act would prevent, or be likely to prevent, the Conversion/Reincorporation or the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

    5.14 PRESS RELEASES. TCF and Standard shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

    5.15  INDEMNIFICATION AND INSURANCE.

    (a) From and after the Effective Date, TCF shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Date, an officer, director, employee or agent of Standard or any Standard Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of TCF, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or agent of Standard or any Standard Subsidiary if such Claim pertains to any matter or fact arising, existing or occurring on or prior to the Effective Date (including, without limitation, the Conversion/Reincorporation, the Merger and other transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Date (the "Indemnified Liabilities") to the fullest extent permitted by TCF's Charter and Bylaws and applicable Delaware law. Any Indemnified Party wishing to claim indemnification under this
Section 5.15(a), upon learning of any Claim, shall notify TCF (but the failure so to notify TCF shall not relieve it from any liability which TCF may have under this Section 5.15(a) except to the extent such failure prejudices TCF) and shall deliver to TCF any undertaking required by Delaware law. The obligations of TCF described in this Section 5.15(a) shall continue in full force and effect, without any amendment thereto, for a period of not less than six years from the Effective Date; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; and provided further that nothing in this
Section 5.15(a) shall be deemed to modify applicable Delaware law regarding indemnification of former officers and directors. The foregoing indemnification shall not apply to any actions, suits proceedings, orders or investigations which at the date hereof are pending or, to the Knowledge of Standard or its directors, threatened unless disclosed on Schedule 5.15(a).

    (b) From and after the Effective Date, the directors, officers and employees of Standard or any Standard Subsidiary who become directors, officers or employees of TCF, the Resulting Institution or any other of the TCF Subsidiaries, shall also have indemnification rights with prospective application. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of TCF are entitled under the provisions of the Charter, Bylaws or similar governing documents of TCF, the Resulting Institution and the other TCF Subsidiaries, as in effect from time to time after the Effective Date, as applicable, and provisions of applicable law as in effect from time to time after the Effective Date.

    (c) TCF shall cause the Resulting Institution and any successor thereto to maintain directors and officers liability insurance comparable to that being maintained by TCF on the date hereof, or continue the existing insurance being maintained by Standard, for the benefit of the current and former directors and officers of Standard or any Standard Subsidiary for a period of three years after the Effective Time, which insurance shall provide coverage for acts and omissions occurring on or prior to the Effective Date; provided, further, that officers and directors of Standard or any Standard Subsidiary may be required to make application and provide customary representations and warranties to TCF's or the Resulting Institution's insurance carrier for the purpose of obtaining such insurance; and provided, further, that such coverage will be in an amount not less than the annual aggregate of such coverage currently provided by Standard.

    (d) The contractual obligations of TCF provided under Sections 5.15(a) through 5.15(c) hereof are intended to benefit, and be enforceable against TCF directly by, the Indemnified Parties, and shall be binding on all respective successors of TCF.

    5.16 TCF SEC REPORTS. TCF shall continue to file all reports with the SEC necessary to permit the shareholders of Standard who are "affiliates" of Standard (within the meaning of such term as used in Rule 145 under the 1933
Act) to sell the TCF Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under the 1933 Act if they would otherwise be so permitted. After the Effective Date, TCF will file with the SEC such reports and other materials required to be filed by TCF under the federal securities laws on a timely basis.

    5.17 SECURITIES REPORTS. Each of TCF and Standard agree to provide to the other party copies of all reports and other documents filed under the 1933 Act or 1934 Act with the SEC by it between the date hereof and the Effective Date within five days after the date such reports or other documents are filed with the SEC.

    5.18 STOCK EXCHANGE LISTING. TCF shall use its best efforts to list on the NYSE, subject to official notice of issuance, the shares of TCF Common Stock to be issued in the Merger.

    5.19 SHAREHOLDER APPROVAL. Standard shall call a meeting of its shareholders for the purpose of voting upon this Agreement, the Conversion/Reincorporation and the Merger and shall schedule the date of such meeting after consultation with TCF. The Board of Directors of Standard shall recommend approval of this Agreement, the Conversion/Reincorporation and the Merger, and use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain approvals from its shareholders; provided, however, that the Board of Directors of Standard may fail to make the recommendation, and/or to seek to obtain the shareholder approval, referred to above, or withdraw, modify or change any such recommendation, if such Board of Directors determines, after consultation with counsel to Standard, that the making of such recommendation, the seeking to obtain such shareholder approval, or the failure to so withdraw, modify or change its recommendation, is reasonably likely to constitute a breach of the fiduciary or legal obligations of Standard's Board of Directors.

    5.20 FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any governmental or regulatory authority or third party or which would otherwise prevent or materially delay completion of the Merger.

    5.21 STANDARD SEVERANCE/CHANGE IN CONTROL ARRANGEMENTS. TCF agrees to perform, or, as applicable, cause the Resulting Institution or any of its controlled subsidiaries to perform, the terms of any contractual arrangements, including severance and change of control arrangements, as disclosed in Schedule
3.13 as in effect on the date hereof. TCF agrees that the transactions contemplated by this Agreement constitute a change of control of Standard for purposes of any severance arrangements referred to above.

    5.22 HEADQUARTERS OF RESULTING INSTITUTION. It is TCF's current intention to maintain the headquarters of the Resulting Institution in the current location of Bank's headquarters.

    5.23 CONVERSION/REINCORPORATION. Standard shall use its best efforts to effect the Conversion/ Reincorporation in a manner reasonably acceptable to TCF immediately prior to the Effective Time.

    5.24 PRIVATE LETTER RULING. If TCF and Standard mutually agree to apply for an Internal Revenue Service private letter ruling to the effect that the Conversion/Reincorporation, the Merger and the Subsequent Merger constitute a reorganization within the meaning of Section 368(a) of the Code, the parties will reasonably cooperate with each other in connection with such ruling request, including TCF providing Standard's tax counsel a reasonable opportunity to review and comment on submissions to the

IRS and to participate in conferences with the IRS. In event a favorable ruling is received from the IRS prior to the Effective Date, the conditions to closing in Sections 6.2(g) and 6.3(h) shall be deemed satisfied.

                                   ARTICLE 6
                                   CONDITIONS

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

    (a) Regulatory Approval.Regulatory approval for the consummation of the transactions contemplated hereby, including the Conversion/Reincorporation, the Merger and the Subsequent Merger, shall have been obtained from the applicable Bank Authority or Bank Authorities and all applicable statutory or regulatory waiting periods shall have lapsed.

    (b) No Injunction.No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated hereby.

    (c) No Prohibitive Change of Law.There shall have been no law, statute, Rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

    (d) Registration Statement.The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC, and, if the offer and sale of TCF Common Stock in the Merger pursuant to this Agreement is required to be registered under the securities laws of any state, the Registration Statement shall not be subject to a stop order of the securities commission in such state.

    (e) Listing.The TCF Common Stock to be issued to holders of Standard Common Stock shall have been approved for listing on the NYSE subject to official notice of issuance.

    (f) Adverse Proceedings.There shall not be instituted or pending any action or proceeding before any court by any governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby, (ii) seeking to prohibit direct or indirect ownership or operation by TCF of all or a material portion of the business or assets of Standard and the Standard Subsidiaries, or to compel TCF or any of the TCF Subsidiaries or Standard or any of the Standard Subsidiaries to dispose of all or a material portion of the business or assets of TCF or Standard and the Standard Subsidiaries, as a result of the transactions contemplated hereby, or (iii) seeking to require direct or indirect divestiture by TCF of any material portion of its business or assets or of the business or assets of Standard and the Standard Subsidiaries.

    (g) Governmental Action.After the date hereof, there shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any federal, state or other court, government or governmental authority or agency, which could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(f).

    6.2 ADDITIONAL CONDITIONS TO OBLIGATION OF STANDARD. The obligation of Standard to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

    (a) Representations and Compliance.The representations and warranties of TCF set forth in Article 2 shall have been true and correct as of the date hereof, and shall be true and correct as of the Effective Date as updated pursuant to Section 5.6(b) if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on TCF. TCF shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

    (b) OFFICERS' CERTIFICATE OF TCF. TCF shall have furnished to Standard a certificate of the Chief Executive Officer or the President and the Chief Financial Officer of TCF, dated as of the Effective Date, in which such officers shall certify to their best Knowledge that they have no reason to believe that the conditions set forth in Section 6.2(a) have not been fulfilled.

    (c)  TCF'S SECRETARY'S CERTIFICATE.  TCF shall have furnished to Standard
(i) copies of the text of the resolutions by which the corporate action on the part of TCF and Merger Sub necessary to approve this Agreement, the Articles of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of TCF by its corporate secretary or one of its assistant corporate secretaries certifying to Standard that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Date executed on behalf of each of TCF and Merger Sub by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of TCF or Merger Sub executing this Agreement, the Articles of Merger or any other agreement, certificate or other instrument executed pursuant hereto by TCF or Merger Sub, as the case may be.

    (d) OPINION OF COUNSEL TO TCF. Standard shall have received an opinion letter dated as of the Effective Date addressed to Bank from Gregory J. Pulles, Esq., General Counsel and Secretary of TCF, based on customary reliance and subject to customary qualifications to the effect that:

        (i) TCF is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a validly existing and in good standing under the laws of the United States of America.

        (ii) TCF has the corporate power to consummate the transactions on its part contemplated by this Agreement. TCF has taken all requisite corporate action to authorize this Agreement and the Merger, and Merger Sub has taken all requisite corporate action to authorize the Merger and the Articles of Merger. This Agreement has been duly executed and delivered by TCF and the Articles of Merger have been duly executed by Merger Sub and, assuming they are the valid and binding obligation of Standard, constitute the valid and binding obligations of TCF and Merger Sub to which it is a party enforceable in accordance with their terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance.

       (iii) The execution and delivery of this Agreement by TCF and the Articles of Merger by Merger Sub and the consummation of the transactions contemplated hereby and thereby will not constitute a breach, default or violation under their respective Charter or Bylaws or, to his Knowledge, (A) any material agreement, arrangement or understanding to which TCF or Merger Sub is a party, (B) any material license, franchise or permit affecting TCF or Merger Sub, or (C) any law, regulation, order, judgment or decree applicable to TCF or Merger Sub.

        (iv) No authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by TCF or Merger Sub of the transactions contemplated hereby which has not been obtained or made.

        (v) The authorized capital of TCF consists of (A)        shares of TCF
    Common Stock of which        shares are duly issued and outstanding and
           shares are reserved for issuance upon exercise of the TCF Stock
    Plans, and (B)        shares of preferred stock, of which        shares are
    outstanding.

        (vi) The shares of TCF Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

    (e)  STANDARD SHAREHOLDER APPROVAL.  This Agreement, the
Conversion/Reincorporation and the Merger shall have been approved by the affirmative vote of the holders of the percentage of Standard capital stock required for such approval under Delaware law and the provisions of Standard's Charter and bylaws.

    (f) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, TCF has not suffered or experienced a Material Adverse Effect, except this subsection shall not apply to matters properly disclosed to Standard by TCF in any Schedule to this Agreement delivered by TCF upon the execution of this Agreement or in any supplement or amendment delivered by TCF pursuant to Section 5.6(b) for which Standard has a specific right of termination under Section 7.1(i) hereof.

    (g) TAX OPINION. Standard shall have received an opinion dated the Effective Date from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to Standard, in form and substance reasonably satisfactory to Standard, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Effective Date, (i) no gain or loss will be recognized for federal income tax purposes as a result of the Conversion/Reincorporation and
(ii) the Conversion/Reincorporation, the Merger and the Subsequent Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom (Illinois) may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Standard, Bank, TCF, Merger Sub and others.

    6.3 ADDITIONAL CONDITIONS TO OBLIGATION OF TCF. The obligation of TCF to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

    (a) REPRESENTATIONS AND COMPLIANCE. The representations and warranties of Standard in this Agreement shall have been true and correct as of the date hereof, and such representations and warranties shall be true and correct as of the Effective Date as updated pursuant to Section 5.6(b) as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on Standard; and Standard shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

    (b) OFFICERS' CERTIFICATE OF STANDARD. Standard shall have furnished to TCF certificates of the Chief Executive Officer and the Chief Financial Officer of Standard, dated as of the Effective Date, in which such officers shall certify to their best Knowledge that they have no reason to believe that the conditions set forth in Section 6.3(a) have not been fulfilled.

    (c) SECRETARIES' CERTIFICATE. Standard shall have furnished to TCF (i) copies of the text of the resolutions by which the corporate action on the part of Standard and the Standard Subsidiaries necessary to approve this Agreement, the Articles of Merger and the transactions contemplated hereby and thereby were taken, (ii) certificates dated as of the Effective Date executed on behalf of Standard by its corporate secretary or one of its assistant corporate secretaries certifying to TCF that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Date executed on behalf of Standard by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer executing this Agreement, the Articles of Merger or any other agreement, certificate or other instrument executed pursuant hereto or thereto.

    (d) OPINION OF COUNSEL TO STANDARD AND BANK. TCF shall have received an opinion letter dated as of the Effective Date addressed to TCF from Randall R. Schwartz, Vice President and General Counsel of Standard, based on customary reliance (including reliance on in-house and/or local counsel as to matters other than federal law) and subject to customary qualifications, to the effect that:

        (i) Standard is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. New Bank and Bank are each a federally chartered savings bank duly organized and validly existing under the laws of the United States.

        (ii) Each of [specified principal Standard Subsidiaries] is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

       (iii) The execution and delivery of this Agreement and the Articles of Merger by Standard and New Bank to which each is a party and the consummation of the transactions contemplated hereby and thereby will not constitute a breach, default or violation under the respective Charter or Bylaws of Standard or New Bank or any of [specified principal Standard Subsidiaries] or, to the best of such counsel's Knowledge, (A) any material agreement, arrangement or understanding to which Standard, New Bank or any of [specified principal Standard Subsidiaries] is a party, (B) any material license, franchise or permit affecting Standard, New Bank or any of [specified principal Standard Subsidiaries] or (C) any material law, regulation, order, judgment or decree applicable to Standard, New Bank or any of [specified principal Standard Subsidiaries].

        (iv) The authorized capital of New Bank consists of    shares of common
    stock of which    shares are duly issued and outstanding.

        (v) No holder of the capital stock of New Bank is entitled to any preemptive or other similar rights with respect to the capital stock of New Bank.

        (vi) All of the issued and outstanding shares of each the Standard Subsidiaries are duly authorized, validly issued, fully paid and nonassessable.

       (vii) Each of Standard and the Standard Subsidiaries has the corporate power to consummate the transactions on its respective part contemplated by this Agreement and the Articles of Merger. Standard and New Bank have duly taken all requisite corporate action to authorize this Agreement and the Articles of Merger and this Agreement and the Articles of Merger have been duly executed and delivered by Standard or New Bank, as the case may be, and, assuming they are the valid and binding obligations of TCF and Merger Sub under this Agreement, constitute the valid and binding obligations of Standard or New Bank enforceable in accordance with their terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance.

      (viii) No authorization, consent or approval of, or filing with any public body, court or public authority by Standard, is necessary for the consummation by Standard of the transactions contemplated by this Agreement, the Articles of Merger or the Conversion/Reincorporation which has not been obtained or made.

    (e)  AFFILIATE LETTERS.  TCF shall have received the letters referred to in
Section 5.10 from all executive officers and directors of Standard and all shareholders who are affiliates of Standard.

    (f) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, Standard shall not have suffered or experienced a Material Adverse Effect, except this subSection shall not apply to matters properly disclosed to TCF by Standard in the Schedules delivered upon execution of this Agreement or a supplement or amendment delivered by Standard pursuant to Section 5.6(b) for which TCF has a specific right of termination under Section 7.1(i) hereof.

    (g) DISSENTING SHARES. The aggregate number of Dissenting Shares shall not exceed ten percent (10%) of the outstanding shares of Standard Common Stock on the Effective Date.

    (h) TAX OPINION. TCF shall have received an opinion dated the Effective Date from Fried, Frank, Harris, Shriver & Jacobson, counsel to TCF, or KPMG Peat Marwick LLP, TCF's independent auditors, in form and substance reasonably satisfactory to TCF, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Effective Date, (i) no gain or loss will be recognized for federal income tax purposes as a result of the Conversion/Reincorporation and (ii) the Conversion/Reincorporation, the Merger and the Subsequent Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Fried, Frank, Harris, Shriver & Jacobson or KPMG Peat Marwick LLP, may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Standard, Bank, TCF, Merger Sub and others.

    (i) BURDENSOME CONDITION. After the date hereof, there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Conversion/ Reincorporation, the Merger or the Subsequent Merger by any federal or state governmental entity which, in connection with the grant of a requisite regulatory approval, imposes any condition or restriction upon the Resulting Institution, TCF or any other TCF Subsidiaries, including, without limitation, any requirement to raise additional capital, which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to significantly change the advisability of the consummation of the Merger.

    (j) CONVERSION/REINCORPORATION. Standard shall have consummated the Conversion/Reincorporation.

                                   ARTICLE 7
                       TERMINATION, AMENDMENT AND WAIVER

    7.1  TERMINATION.  This Agreement may be terminated prior to the Effective
Date:

    (a) by mutual consent of TCF and Standard, if the board of directors of each so determines by vote of a majority of the members of its entire board;

    (b) by either TCF or Standard, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy (unless such impossibility shall be due to the action or failure to act in breach of this Agreement by the party seeking to terminate this Agreement);

    (c) by Standard, if this Agreement is not duly approved by the shareholders of Standard at a meeting of shareholders (or any adjournment thereof) duly called and held for such purpose;

    (d) by either TCF or Standard, if the Effective Date is not on or before October 31, 1997 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act in breach of this Agreement by the party seeking to terminate this Agreement);

    (e) by Standard, if the Average TCF Stock Price is less than $37.50 subject, however, to the following three sentences. If Standard makes an election to terminate this Agreement under this Section 7.1(e), Standard shall give ten (10) days written notice thereof to TCF (provided that such notice of election may be withdrawn at any time within the aforementioned ten-day period). During the seven-day period commencing with its receipt of such notice, TCF shall have the option to increase the value of the cash, the TCF Common Stock or a combination thereof being offered to shareholders of New Bank such that the per share value of the Merger Consideration (valued at the Average TCF Stock Price in the case of the stock portion of the Merger Consideration) is equal to $24.69 per share (provided that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Code). If TCF so elects within such seven-day period, it shall give prompt written notice to Standard of such election and the increase in the Merger Consideration whereupon no termination shall have occurred and this Agreement shall remain in effect in accordance with its terms (except as the amount of the Merger Consideration shall have been so modified);

    (f) by Standard, if (i) Standard has complied with the provisions of Section 5.5, (ii) any corporation, partnership, person, other entity or group, as defined in the 1934 Act (other than TCF or any affiliate of TCF) (a "Person"), shall have commenced (as such term is used in Rule 14d-2(b) under the 1934 Act) a bona fide tender offer for all outstanding shares of Standard Common Stock or any Person shall have made a bona fide written offer involving a merger or consolidation of Standard or the acquisition of all or substantially all of its assets or capital stock, (iii) Standard's Board of Directors shall determine, in its good faith judgment, after consultation with its independent financial advisors, that such offer is more favorable to Standard's shareholders when compared to the transactions contemplated hereby, and (iv) Standard's Board of Directors determines upon the advice of its legal counsel that if they failed to recommend such offer or accept such proposal then such failure would be likely to result in a breach of the directors' fiduciary or legal duties; provided, however, that Standard may not terminate this Agreement pursuant to this Section 7.1(f) until the expiration of five business days after written notice of any such offer or proposal referenced in this Section 7.1(f) has been delivered to TCF, together with a summary of the terms of any such offer or proposal;

    (g) by TCF, if, after the date hereof, any Person shall have commenced (as such term is used in Rule 14d-2(b) under the 1934 Act) a bona fide tender offer or exchange offer to acquire at least 25% of the then outstanding shares of Standard Common Stock, and thereafter the Board of Directors of Standard shall have withdrawn, or materially adversely modified or changed its recommendation of this Agreement and the Merger;

    (h) by (i) TCF if Standard commits a willful breach of its obligations under this Agreement or (ii) Standard if TCF commits a willful breach of its obligations under this Agreement; and in each instance such willful breach is not cured within ten days after receipt by the breaching party of written demand for cure by the non-breaching party. For purposes of this Agreement, a "willful breach" means a knowing and intentional violation by a party of any of its covenants, agreements or obligations under this Agreement;

    (i) by TCF or Standard pursuant to Section 5.6(b).

    Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other party.

    7.2  EFFECT OF TERMINATION.

    (a) In the event this Agreement is terminated (i) by Standard as provided in
Section 7.1(f); or (ii) by TCF as provided in either Sections 7.1(g) or 7.1(h), then Standard shall pay to TCF, in immediately available funds, an amount equal to $15,000,000 within ten (10) business days after demand for payment by TCF following such termination.

    (b) If this Agreement is terminated (i) by Standard as provided in Section 7.1(b) due to the failure to satisfy the conditions of 6.2(e), or (ii) by TCF pursuant to Section 7.1(b) due to the failure of any condition under Section 6.3(a), (b), (c), (d) or (e), Standard shall pay to TCF in immediately available funds, an amount equal to $1,000,000 within ten (10) business days after demand for payment by TCF following such termination. In the event this Agreement is terminated under the circumstances set forth in the first sentence of this
Section 7.2(b) and both of the following conditions are satisfied:

        (i) Standard has received an Acquisition Proposal (as defined in Section 5.5) from a third party after the date hereof and prior to the termination of this Agreement; and

        (ii) Standard and such third party or an affiliate of such third party enter into a definitive agreement for any Acquisition Proposal (the "Signing Event") within twelve months following the termination of this Agreement, then Standard shall pay to TCF, in immediately available funds, an amount equal to $14,000,000 within ten (10) business days after demand for payment by TCF following the Signing Event.

    (c) In the event this Agreement is terminated by Standard pursuant to
Section 7.1(b) due to the failure of a condition under Section 6.2(a), (b), (c) or (d), TCF shall pay to Standard, in immediately available funds, an amount equal to $1,000,000 within ten (10) business days after demand for payment by Standard following such termination.

    (d) In the event this Agreement is terminated by Standard pursuant to
Section 7.1(h), then TCF shall pay to Standard, in immediately available funds, an amount equal to $15,000,000 within ten (10) business days after demand for payment by Standard following such termination.

    Notwithstanding anything contained in this Agreement to the contrary, the payment of the termination fee pursuant to the provision of this Section 7.2 shall be liquidated damages and in lieu of any and all claims that the party entitled to such fee has, or might have, and the party entitled to such termination fee shall not have any other rights or claims against the other party.

    7.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto; provided, however, that after approval of this Agreement and the Merger by the shareholders of Standard, no such amendment shall alter or change (i) the amount or kind of consideration to be received in exchange for shares of New Bank Common Stock except as provided herein, or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of shares of Standard Common Stock or New Bank Common Stock.

    7.4  WAIVER.  At any time prior to the Effective Date, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

                                   ARTICLE 8
                               GENERAL PROVISIONS

    8.1 PUBLIC STATEMENTS. Neither Standard nor TCF shall make any public announcement or statement with respect to the Merger, this Agreement or any related transactions without the approval of the other party; provided, however, that either TCF or Standard may, upon reasonable notice to the other party, make any public announcement or statement that it believes is required by federal securities law. To the extent practicable, Standard and TCF will consult with the other with respect to any such public announcement or statement.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

    If to TCF:

        TCF Financial Corporation
       801 Marquette Avenue
       Minneapolis, MN 55401

        Attn: Chairman and Chief Executive Officer with copies to:

        TCF Financial Corporation
       801 Marquette Avenue
       Minneapolis, MN 55401

        Attn: Gregory J. Pulles, Vice Chairman and General Counsel

           and

        Kaplan, Strangis and Kaplan, P.A.
       90 South Seventh Street
       5500 Norwest Center
       Minneapolis, MN 55402

        Attn: Bruce J. Parker

    If to Standard:

        Standard Financial, Inc.
       800 Burr Ridge Parkway
       Burr Ridge, IL 60521

        Attn: Chairman, President and Chief Executive Officer

    with copies to:

        Skadden, Arps, Slate, Meagher & Flom (Illinois)
       333 W. Wacker Drive
       Suite 2100
       Chicago, IL 60606

        Attn: Wayne W. Whalen

    All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; when received, if delivered by registered or certified mail (postage prepaid and return receipt requested); when receipt acknowledged, if faxed or telecopied; and the next day delivery after being timely delivered to a recognized overnight delivery service.

    8.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and word of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

    8.4 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    8.5 MISCELLANEOUS. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof; and (c) shall not be assigned by operation of law or otherwise.

    8.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the parties set forth herein shall not survive the consummation of the Merger, but covenants that specifically relate to periods, activities or obligations subsequent to the Merger shall survive the Merger. In addition, if this Agreement is terminated pursuant to Section 7.1, the covenants contained in Section 5.4, 5.7(c) and 7.2 shall survive such termination.

    8.7 SCHEDULES. The Schedules and other disclosure referred to in this Agreement shall be delivered as of the date hereof under cover of a letter from the Chief Executive Officer, Vice Chairman, the President or the Chief Financial Officer of Standard, Bank or TCF, as the case may be.

    8.8 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    8.9 PARTIES IN INTEREST. Except as expressly provided in Section 5.15, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, and nothing in this Agreement, express or implied, is intended to confer upon any other person, including but not limited to employees of Standard or any Standard Subsidiary, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

    IN WITNESS WHEREOF, TCF and Standard have caused this Agreement to be executed on the date first written above by their respective officers.

                                        TCF FINANCIAL CORPORATION

                                        By:         /s/ GREGORY J. PULLES
                                           -------------------------------------
                                                     Gregory J. Pulles
                                             VICE CHAIRMAN AND GENERAL COUNSEL

                                        STANDARD FINANCIAL, INC.

                                        By:        /s/ DAVID H. MACKIEWICH
                                           -------------------------------------
                                                    David H. Mackiewich
                                                  CHAIRMAN AND PRESIDENT

                                        TCF NATIONAL BANK ILLINOIS

                                        By:       /s/ MICHAEL B. JOHNSTONE
                                           -------------------------------------
                                                   Michael B. Johnstone
                                                     PRESIDENT AND CEO

                                                                      APPENDIX B
                                 March 16, 1997

Board of Directors
Standard Financial, Inc.
800 Burr Ridge Parkway
Burr Ridge, IL 60521

Members of the Board:

    You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, par value $0.01 per share (the "Shares"), of Standard Financial, Inc. (the "Company") of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Reorganization, dated as of March 16, 1997 (the "Agreement"), by and between the Company and TCF Financial Corporation ("TCF"). The Agreement provides for, among other things, a strategic combination of the Company and TCF to be effected pursuant to a series of transactions as a result of which TCF will own all of the assets and have assumed all of the liabilities of the Company. Such transactions have been treated for purposes of the opinion expressed herein as a unitary transaction, and are collectively referred to herein as the "Combination". We express no separate opinion with respect to either the Conversion/Reincorporation or the Merger as such terms are defined in the Agreement. Our opinion addresses only the fairness, from a financial point of view, of the consideration to be received by the stockholders of the Company upon completion of the Combination.

    Pursuant to the Agreement, each Share, except as otherwise provided in the Agreement, as a result of the Combination will be converted into the right to receive and be exchangeable for a number of shares of common stock, par value $0.01 per share, of TCF (the "TCF Common Stock") and/or cash determined as set forth in the Agreement. Holders of Shares may elect to receive either TCF Common Stock or cash, subject to certain procedures contained in the Agreement, as to which procedures we express no opinion.

    In connection with rendering our opinion, we have reviewed and analyzed the financial terms and conditions of the Agreement. We also have reviewed, among other things, certain publicly available business and financial information relating to the Company and TCF for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and TCF and provided to us for purposes of our analysis. We have met with senior management of the Company and certain members of the management of TCF to review and discuss such information and, among other matters, the Company's and TCF's business, operations, assets, financial condition and future prospects.

    We have reviewed and considered certain financial and stock market data, including, among other things, historical stock prices and trading volumes relating to the Company and TCF, and we have compared that data with similar data for certain other depository institutions and holding companies the securities of which are publicly traded that we believe may be relevant or comparable in certain respects to the Company or TCF. We have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions of depository institutions and holding companies which we believe to be reasonably comparable to the Combination or otherwise relevant to our inquiry. We have also performed such other studies, analyses, and investigations and reviewed such other information as we considered appropriate.

    In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We also have relied upon the reasonableness and accuracy of the financial forecasts, analyses and projections provided to us and we have assumed, with your consent, that the financial forecasts, analyses and projections provided to us were reasonably prepared in good faith and on bases reflecting the best currently available judgements and estimates of the Company's and TCF's managements, and that such forecasts and projections, including the assumed cost savings, operating efficiencies and revenue enhancements contained therein, will be realized in the amounts and in the time periods currently estimated by the Company and TCF. We express no opinion with respect to such forecasts, analyses and projections or the assumptions upon which they are based.

    In addition, we have not assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company of TCF, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or TCF, and no such independent valuation or appraisal was provided to us. We are not experts in the evaluation of loan portfolios or the allowances for loan losses with respect thereto and have assumed with your consent that existing allowances for the Company and TCF are in the aggregate adequate to cover such losses. In addition, we have not reviewed individual credit files of the Company or TCF or any of their subsidiaries, nor have we performed a review of the securities inventories of the Company or TCF or any of their subsidiaries. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.

    We note that the Combination is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and we have assumed that the Combination will so qualify.

    In rendering our opinion, we have assumed that the Combination will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions, and that obtaining the necessary regulatory approvals and third party consents for the Combination will not have an adverse effect on TCF following the Combination.

    We have not contacted all potential merger partners for the Company. Instead, we contacted a limited number of parties as determined in consultation with management and the Company's Board of Directors.

    We are acting as financial advisor to the Company in connection with the Combination and will receive a fee for our services, a major portion of which is contingent upon the consummation of the Combination. WP&Co. has performed advisory services for the Company in the past and has received customary fees for those services.

    Our opinion addresses only the fairness from a financial point of view to the stockholders of the Company of the consideration to be received pursuant to the Agreement and does not address the Company's underlying business decision to effect the Combination.

    It is understood that this letter is solely for the benefit and use of the Board of Directors of the Company in its consideration of the Combination and may not be relied upon by any other person and, except for inclusion in its entirety in a registration statement or proxy statement or both relating to the Combination, may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This opinion does not constitute a recommendation to the Board of Directors or any stockholder with respect to approval of the Combination, and we are expressing no opinion herein as to the prices at which the securities of the Company or TCF may trade following the announcement or the completion of the Combination.

    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company in the Combination is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,
                                          WASSERSTEIN PERELLA & CO., INC.

                                                                      APPENDIX C

                        DELAWARE GENERAL CORPORATION LAW

    SECTION 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holders' shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    LIMITATION OF LIABILITY

    As permitted by Section 102(b)(7) of the DGCL, Article 12 of the TCF Certificate provides that a director of TCF shall not be personally liable to TCF or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to TCF or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of TCF shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

    INDEMNIFICATION

    Section 145 of the DGCL provides:

        a. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        b. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        c. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        d. Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
    (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        e. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        f. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        g. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

        h. For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        i. For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        j. The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        k. The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

    As set forth above, Section 145 of the DGCL authorizes a corporation to indemnify directors, officers, employees and agents in certain circumstances and under certain conditions. While the Board of Directors of TCF may act separately under this grant of authority, the TCF Certificate specifically addresses indemnification in accordance with the DGCL.

    Article 13 of the TCF Certificate generally provides that TCF shall indemnify to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment to the DGCL, the right to indemnification shall be retroactive only to the extent that such amendment permits TCF to provide broader indemnification rights than such law prior to such amendment permitted TCF to provide) any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal or administrative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of TCF or a subsidiary thereof or is or was serving at the request of TCF as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, member or trustee or in any other capacity while so serving, against all expense, liability, and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement of a proceeding) reasonably incurred by such person in connection with such proceeding.

    Article 13 provides that in the case of any amendment to the DGCL, the right to indemnification shall be retroactive only to the extent that such amendment permits TCF to provide broader indemnification rights than such law prior to such amendment permitted TCF to provide.

    Article 13 authorizes a person who has brought a claim under such Article to bring suit against TCF for payment of a claim which has not been paid within 30 days after a written claim has been received in writing by TCF. It shall be a defense to such an action that the claimant has not met the standards of conduct that make it permissible under the DGCL for TCF to indemnify the claimant. The burden of proving such a defense shall be on TCF.

    Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Article 13 in defending a civil or criminal action, suit or proceeding shall be paid by TCF in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined that such director or officer is not entitled to be indemnified by TCF.

    The indemnification provided by Article 13 is not exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for TCF; and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under
Article 13 are deemed to be a contract right.

    Article 13 authorizes TCF to maintain insurance to protect itself and any director, officer, employee, or agent of TCF or other entity against any expense, liability or loss, whether or not TCF would have the power to indemnify such person against expense, liability or loss under the DGCL.

    Article 13 provides that any repeal or modification of the provisions of the Article shall not adversely affect any right or protection provided by the Article to any person in respect of any act or omission occurring prior to the time of such repeal or modification. Article 13 also provides that if the Article or any portion thereof shall be invalidated by any court of competent jurisdiction, TCF shall nevertheless indemnify each director or officer of TCF to the fullest extent permitted by an applicable portion of the Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

    Article VII of the TCF Bylaws generally provides that TCF may indemnify persons who serve as employees or agents of TCF or a subsidiary thereof or of another entity at the request of TCF to the fullest extent authorized by the DGCL.

    In addition, TCF maintains an insurance policy that insures directors and officers against certain liabilities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    a)  Exhibits

        See Index to Exhibits at page II-9.

    b)  Financial Statement Schedules

        None.

    c)  Reports, Opinions and Appraisals Materially Relating to the Transaction

        Opinion of Wasserstein Perella & Co., Inc. (included in Proxy Statement/Prospectus as Appendix B).

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Section 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to paragraph (a)(4) of Item 512 of Regulation S-K and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the TCF Registration Statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 4, 1997.

                                TCF FINANCIAL CORPORATION

                                By:            /s/ WILLIAM A. COOPER
                                     ------------------------------------------
                                                 William A. Cooper,
                                               CHAIRMAN OF THE BOARD,
                                        CHIEF EXECUTIVE OFFICER AND DIRECTOR

                                By:             /s/ RONALD J. PALMER
                                     ------------------------------------------
                                                 Ronald J. Palmer,
                                       CHIEF FINANCIAL OFFICER AND TREASURER
                                           (PRINCIPAL FINANCIAL OFFICER)

                                By:               /s/ MARK R. LUND
                                     ------------------------------------------
                                                   Mark R. Lund,
                                         ASSISTANT TREASURER AND CONTROLLER
                                           (PRINCIPAL ACCOUNTING OFFICER)

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                       DATE
-------------------------  --------------------------------------  -------------

  /s/ WILLIAM A. COOPER    Chairman of the Board, Chief Executive
-------------------------    Officer and Director                  June 4, 1997
    William A. Cooper        (Principal Executive Officer)

  /s/ THOMAS A. CUSICK     Vice Chairman of the Board, Chief
-------------------------    Operating Officer and Director        June 4, 1997
    Thomas A. Cusick

   /s/ ROBERT E. EVANS     Vice Chairman of the Board and
-------------------------    Director                              June 4, 1997
     Robert E. Evans

  /s/ LYNN A. NAGORSKE
-------------------------  President and Director                  June 4, 1997
    Lynn A. Nagorske

  /s/ RONALD J. PALMER     Executive Vice President, Chief
-------------------------    Financial Officer and Treasurer       June 4, 1997
    Ronald J. Palmer         (Principal Financial Officer)

    /s/ MARK R. LUND       Senior Vice President, Assistant
-------------------------    Treasurer and Controller (Principal   June 4, 1997
      Mark R. Lund           Accounting Officer)

        SIGNATURE                          TITLE                       DATE
-------------------------  --------------------------------------  -------------

            *
-------------------------  Director                                June 4, 1997
   Bruce G. Allbright

            *
-------------------------  Director                                June 4, 1997
    Rudy E. Boschwitz

            *
-------------------------  Director                                June 4, 1997
    William F. Bieber

-------------------------  Director
    Robert J. Delonis

            *
-------------------------  Director                                June 4, 1997
 John M. Eggemeyer, III

            *
-------------------------  Director                                June 4, 1997
      Daniel F. May

            *
-------------------------  Director                                June 4, 1997
    Thomas J. McGough

            *
-------------------------  Director                                June 4, 1997
    Mark K. Rosenfeld

            *
-------------------------  Director                                June 4, 1997
     Ralph Strangis

            *
-------------------------  Director                                June 4, 1997
     Ronald A. Ward

    Gregory J. Pulles, pursuant to Powers of Attorney executed by each of the officers and directors listed above whose name is marked by an asterisk and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this TCF Registration Statement on behalf of each of such officers and directors in the capacities in which the names of each appear above.

*By     /s/ GREGORY J.
            PULLES
     --------------------
      Gregory J. Pulles
       ATTORNEY-IN FACT

                               INDEX TO EXHIBITS

  EXHIBIT
    NO.                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
      2.1    Agreement and Plan of Reorganization, dated as of March 16, 1997 [incorporated by reference to
              Exhibit 2.1 to TCF Financial Corporation's Current Report on Form 8-K, dated as of March 21,
              1997, No. 0-16431 (filed March 21, 1997)]

      3.1    Restated Certificate of Incorporation of TCF Financial Corporation, as amended [incorporated by reference to Exhibit 3(a) to TCF Financial Corporation's Annual Report on Form 10-K for the
              fiscal year ended December 31, 1995, No. 0-16431]

      3.2    Bylaws of TCF Financial Corporation, as amended [incorporated by reference to Exhibit 3(b) to TCF
              Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995,
              No. 0-16431]

      4.1    Rights Agreement, dated as of May 23, 1989, between TCF Financial Corporation and Manufacturers
              Hanover Trust Company [incorporated by reference to Exhibit 1 to TCF Financial Corporation's
              Registration Statement on Form 8-A, No. 0-16431 (filed May 25, 1989)], as amended October 1, 1995
              [incorporated by reference to Exhibit 4(a) to TCF Financial Corporation's Quarterly Report on
              Form 10-Q for the quarter ended September 30, 1995, No. 0-16431 (filed November 14, 1995)]

      4.2    Indenture dated March 1, 1986 between Great Lakes Federal Savings Association and J. Henry
              Schroder Bank & Trust Company [incorporated by reference to Exhibit 4.4 to TCF Financial
              Corporation's Registration Statement on Form S-4, No. 33-56137 (filed December 12, 1994)], as amended by First Supplemental Indenture dated February 8, 1995 [incorporated by reference to
              Exhibit 4(b) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1995, No. 0-16431]

      5      Opinion of Kaplan, Strangis & Kaplan, P.A. regarding validity of the shares (filed electronically herewith)........................................................................................

      8.1    Opinion of Fried, Frank, Harris, Shriver & Jacobson as to certain tax matters [(to be filed by amendment)]

     10.1    Stock Option and Incentive Plan of TCF Financial Corporation, as amended [the Plan and First
              Amendment to the Plan incorporated by reference to Exhibit 10.1 to TCF Financial Corporation's
              Registration Statement on Form S-4, No. 33-14203 (filed May 12, 1987); Second Amendment, Third
              Amendment and Fourth Amendment to the Plan incorporated by reference to Exhibit 10(a) to TCF
              Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1987,
              No. 0-16431; Fifth Amendment to the Plan incorporated by reference to Exhibit 10(a) to TCF
              Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1989,
              No. 0-16431; Amendment dated January 21, 1991, incorporated by reference to Exhibit 10(a) to TCF
              Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1990,
              No. 0-16431; and as further amended by Amendment dated January 28, 1992 and Amendment dated March
              23, 1992 (effective April 15, 1992), incorporated by reference to Exhibit 10(a) to TCF Financial
              Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, No.
              0-16431]

  EXHIBIT
    NO.                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
     10.2    TCF Financial 1995 Incentive Stock Program, as amended October 1, 1995 [incorporated by reference to Exhibit 10(b) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, No. 0-16431] Amendment dated October 22, 1996 [incorporated by reference to Exhibit 10(b) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, No. 0-16431]

     10.3    Amended and Restated TCF Financial Corporation Executive Deferred Compensation Plan [incorporated by reference to Plan filed with registrant's definitive proxy statement dated March 16, 1994, No.
              0-16431] amendments dated July 23, 1996 and October 22, 1996 [incorporated by reference to
              Exhibit 10(c) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1996, No. 0-16431]

     10.4    Trust Agreement for TCF Financial Corporation Executive Deferred Compensation Plan, as amended
              [The Trust Agreement incorporated by reference to Exhibit 10(c) to TCF Financial Corporation's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1989, No. 0-16431; amendment effective April 1, 1991, incorporated by reference to Exhibit 10(c) to TCF Financial
              Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, No.
              0-16431; and as further amended by amendment dated March 23, 1992, incorporated by reference to
              Exhibit 10(c) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1991, No. 0-16431]; Amendment dated July 23, 1996 [incorporated by reference to
              Exhibit 10(d) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1996, No. 0-16431]

     10.5    Employment Agreement of William A. Cooper, dated June 24, 1996 [incorporated by reference to
              Exhibit 10(a) to TCF Financial Corporation's Quarterly Report on Form 10-Q for the quarter ended
              June 30, 1996, No. 0-16431]; amendment dated March 1, 1997 [incorporated by reference to Exhibit
              10(e) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1996, No. 0-16431]

     10.6    Change in Control Agreement of William A. Cooper, dated June 24, 1996 [incorporated by reference to Exhibit 10(b) to TCF Financial Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, No. 0-16431]

     10.7    Severance Agreement of Thomas A. Cusick, dated August 22, 1988 [incorporated by reference to
              Exhibit 19(c) to TCF Financial Corporation's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1988, No. 0-16431] and amendment thereto dated December 4, 1990 [incorporated by reference to Exhibit 10(f) to TCF Financial Corporation's Annual Report on Form 10-K for the
              fiscal year ended December 31, 1990, No. 0-16431] and Amendment thereto dated October 24, 1995
              [incorporated by reference to Exhibit 10(f) to TCF Financial Corporation's Annual Report on Form
              10-K for the fiscal year ended December 31, 1995, No. 0-16431]

  EXHIBIT
    NO.                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
     10.8    Severance Agreement of William E. Dove, dated August 22, 1988 [incorporated by reference to
              Exhibit 19(d) to TCF Financial Corporation's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1988, No. 0-16431] and amendment thereto dated December 4, 1990 [incorporated by reference to Exhibit 10(g) to TCF Financial Corporation's Annual Report on Form 10-K for the
              fiscal year ended December 31, 1990, No. 0-16431] and Amendment thereto dated October 24, 1995
              [incorporated by reference to Exhibit 10(g) to TCF Financial Corporation's Annual Report on Form
              10-K for the fiscal year ended December 31, 1995, No. 0-16431]

     10.9    Severance Agreement of Robert E. Evans, dated August 23, 1988 [incorporated by reference to
              Exhibit 19(e) to TCF Financial Corporation's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1988, No. 0-16431 and amendment thereto dated December 4, 1990 [incorporated by reference to Exhibit 10(h) to TCF Financial Corporation's Annual Report on Form 10-K for the
              fiscal year ended December 31, 1990, No. 0-16431] and Amendment thereto dated October 24, 1995
              [incorporated by reference to Exhibit 10(h) to TCF Financial Corporation's Annual Report on Form
              10-K for the fiscal year ended December 31, 1995, No. 0-16431]

     10.10   Severance Agreement of Lynn A. Nagorske, dated August 22, 1988 [incorporated by reference to
              Exhibit 19(f) to TCF Financial Corporation's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1988, No. 0-16431] and amendment thereto dated December 4, 1990 [incorporated by reference to Exhibit 10(i) to TCF Financial Corporation's Annual Report on Form 10-K for the
              fiscal year ended December 31, 1990, No. 0-16431] and Amendment thereto dated October 24, 1995
              [incorporated by reference to Exhibit 10(i) to TCF Financial Corporation's Annual Report on Form
              10-K for the fiscal year ended December 31, 1995, No. 0-16431]

     10.11   Severance Agreement of Gregory J. Pulles, dated August 23, 1988 [incorporated by reference to
              Exhibit 19(g) to TCF Financial Corporation's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1988, No. 0-16431] and amendment thereto dated December 4, 1990 [incorporated by reference to Exhibit 10(j) to TCF Financial Corporation's Annual Report on Form 10-K for the
              fiscal year ended December 31, 1990, No. 0-16431] and Amendment thereto dated October 24, 1995
              [incorporated by reference to Exhibit 10(j) to TCF Financial Corporation's Annual Report on Form
              10-K for the fiscal year ended December 31, 1995, No. 0-16431]

     10.12   Severance Agreement of Barry N. Winslow, dated December 30, 1988, as amended December 4, 1990
              [incorporated by reference to Exhibit 10(n) to TCF Financial Corporation's Annual Report on Form
              10-K for the fiscal year ended December 31, 1990, No. 0-16431], and Amendment thereto dated
              October 24, 1995 [incorporated by reference to Exhibit 10(m) to TCF Financial Corporation's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1995, No. 0-16431]

  EXHIBIT
    NO.                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
     10.13   Supplemental Employee Retirement Plan, as amended [the Plan, as amended by amendment dated
              September 21, 1989 (effective January 1, 1990) incorporated by reference to Exhibit 10(n) to TCF
              Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1989,
              No. 0-16431; amendment dated July 31, 1990 (effective August 31, 1990) incorporated by reference to Exhibit 10(o) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, No. 0-16431 Amendment dated June 26, 1994 incorporated by reference to
              Exhibit 10(n) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1994, No. 0-16431; amendment dated October 22, 1996 incorporated by reference to
              Exhibit 10(n) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1996, No. 0-16431]

     10.14   Trust Agreement for TCF Financial Supplemental Employee Retirement Plan, dated August 21, 1991
              [incorporated by reference to Exhibit 10.16 to TCF Financial Corporation's Registration Statement
              on Form S-2, No. 33-43988 (filed November 15, 1991)]

     10.15   TCF Financial Senior Officer Deferred Compensation Plan (the Plan incorporated by reference to
              Exhibit 10(o) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1989, No. 0-16431; amendment effective April 1, 1991, incorporated by reference to
              Exhibit 10(p) to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1990, No. 0-16431; amendments dated June 26, 1994, December 18, 1994 and January 23,
              1995 incorporated by reference to Exhibit 10(p) to TCF Financial Corporation's Annual Report on
              Form 10-K for the fiscal year ended December 31, 1994, No. 0-16431; amendments dated July 23,
              1996 and October 22, 1996 incorporated by reference to Exhibit 10(p) to TCF Financial
              Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, No.
              0-16431]

     10.16   Trust Agreement for TCF Financial Senior Officer Deferred Compensation Plan [the Trust Agreement
              incorporated by reference to Exhibit 10(p) to TCF Financial Corporation's Annual Report on Form
              10-K for the fiscal year ended December 31, 1989, No. 0-16431; amendment effective April 1, 1991, incorporated by reference to Exhibit 10(q) to TCF Financial Corporation's Annual Report on Form
              10-K for the fiscal year ended December 31, 1990, No. 0-16431; amendment dated December 18, 1994 incorporated by reference to Exhibit 10(q) to TCF Financial Corporation's Annual Report on Form
              10-K for the fiscal year ended December 31, 1994, No. 0-16431; amendment dated July 23, 1996 incorporated by reference to Exhibit 10(q) to TCF Financial Corporation's Annual Report on Form
              10-K for the fiscal year ended December 31, 1996, No. 0-16431]

     10.17   Directors Stock Program [incorporated by reference to Program filed with registrant's definitive proxy statement dated March 22, 1996, No. 0-16431]

  EXHIBIT
    NO.                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
     10.18   1994 Management Incentive Plan-Executive [incorporated by reference to Plan filed with TCF
              Financial Corporation's definitive proxy statement dated March 16, 1994, No. 0-16431 (filed March
              22, 1994)], 1995 Plan Acknowledgment [incorporated by reference to Exhibit 10(s) to TCF Financial
              Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, No.
              0-16431], and 1997 Plan Acknowledgement [incorporated by reference to Exhibit 10(t) to TCF
              Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996,
              No. 0-16431]

     10.19   1996 Performance-Based Incentive Policy [incorporated by reference to Policy filed with registrant's definitive proxy statement dated March 22, 1996, No. 0-16431], 1996 Management
              Incentive Plan-Executive [incorporated by reference to Exhibit 10(t) to TCF Financial
              Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, No.
              0-16431], Incentive Compensation 1997 Plan [incorporated by reference to Plan filed with registrant's definitive proxy statement dated March 17, 1997, No. 0-16431]

     10.20   Supplemental Pension Agreement with Robert E. Evans, dated July 9, 1991 [incorporated by reference to Exhibit 10.22 to TCF Financial Corporation's Registration Statement on Form S-4, No. 33-57290
              (filed January 22, 1993)]

     10.21   Employment Agreement of Robert J. Delonis, dated February 9, 1995 [incorporated by reference to
              Exhibit 10(v) to TCF Financial Corporation's Annual Report on Form 10-K, No. 0-16431 (filed March
              30, 1995)], as amended December 18, 1995 [incorporated by reference to Exhibit 10(w) to TCF
              Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995,
              No. 0-16431]

     10.22   TCF Directors Deferred Compensation Plan [incorporated by reference to Plan filed with registrant's definitive proxy statement dated March 15, 1995, No. 0-16431] and amendment dated
              October 22, 1996 [incorporated by reference to Exhibit 10(x) to TCF Financial Corporation's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1996, No. 0-16431]

     10.23   TCF Directors Retirement Plan dated October 24, 1995 [incorporated by reference to Exhibit 10(y)
              to TCF Financial Corporation's Annual Report on Form 10-K for the fiscal year ended December 31,
              1995, No. 0-16431]

     10.24   Form of Employment Agreement between Standard Federal Bank for savings and executive officer
              [incorporated herein by reference to Standard Financial, Inc.'s registration statement on Form
              S-1 (File No. 33-76596), as amended]

     10.25   Form of Change in Control Agreement between Standard Federal Bank for savings and executive officer [incorporated herein by reference to Standard Financial, Inc.'s registration statement on
              Form S-1 (File No. 33-76596), as amended]

     10.26   Standard Federal Bank for savings Severance Compensation Plan [incorporated herein by reference to
              Standard Financial, Inc.'s registration statement on Form S-1 (File No. 33-76596), as amended.]

     10.27   Form of Amendment to Employment Agreement between Standard Federal Bank for savings and David H.
              Mackiewich [incorporated by reference to Exhibit 10.9 to Standard Financial, Inc.'s Annual Report
              on Form 10-K for the fiscal year ended December 31, 1996, No. 0-24082]

  EXHIBIT
    NO.                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
     10.28   Form of Amendment to Employment Agreement between Standard Federal Bank for savings and Thomas M.
              Ryan [incorporated by reference to Exhibit 10.10 to Standard Financial, Inc.'s Annual Report on
              Form 10-K for the fiscal year ended December 31, 1996, No. 0-24082]

     10.29   Form of Amendment to Change in Control Agreement between Standard Federal Bank for savings and
              Leonard A. Metheny [incorporated by reference to Exhibit 10.12 to Standard Financial, Inc.'s
              Annual Report on Form 10-K for the fiscal year ended December 31, 1996, No. 0-24082]

     10.30   Form of Amendment to Change in Control Agreement between Standard Federal Bank for savings and
              Kurtis D. Mackiewich [incorporated by reference to Exhibit 10.13 to Standard Financial, Inc.'s
              Annual Report on Form 10-K for the fiscal year ended December 31, 1996, No. 0-24082]

     10.31   Form of Amendment to Change in Control Agreement between Standard Federal Bank for savings and
              Ruta M. Staniulis [incorporated by reference to Exhibit 10.14 to Standard Financial, Inc.'s
              Annual Report on Form 10-K for the fiscal year ended December 31, 1996, No. 0-24082]

     10.32   Form of Amendment to Change to Control Agreement between Standard Federal Bank for savings and
              Randall R. Schwartz [incorporated by reference to Exhibit 10.15 to Standard Financial, Inc.'s
              Annual Report on Form 10-K for the fiscal year ended December 31, 1996, No. 0-24082]

     10.33   Form of Employment Agreement between Standard Financial Mortgage Corporation and Robert R.
              Harring, III [incorporated by reference to Exhibit 10.16 to Standard Financial, Inc.'s Annual
              Report on Form 10-K for the fiscal year ended December 31, 1996, No. 0-24082]

     11.1    Statements regarding computation of earnings per common share (filed electronically herewith).....

     11.2    Statements regarding computation of earnings per common share (filed electronically herewith).....

     21      Subsidiaries of TCF Financial Corporation (as of May 20, 1997) (filed electronically herewith)....

     23.1    Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 8.1)

     23.2    Consent of Kaplan, Strangis & Kaplan, P.A. (included in Exhibit 5)

     23.3    Consents of KPMG Peat Marwick LLP dated June 3, 1997 (filed electronically herewith)..............

     23.4    Consent of Ernst & Young LLP dated June 3, 1997 (filed electronically herewith)...................

     23.5    Consent of Wasserstein Perella & Co., Inc. dated June 4, 1997 (filed electronically herewith).....

     24      Powers of Attorney (filed electronically herewith)................................................

     99.1    Form of Proxy Card for Special Meeting of Shareholders of Standard Financial, Inc. (filed electronically herewith).........................................................................